SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. 2)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                      FRONTIER ADJUSTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
     Common Stock,  par value $0.01 per share
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:
     16,840,000 shares
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $ 3.50 per share (based upon the closing price of Registrant's Common Stock on May 2, 2000 as quoted on the AMEX)
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
     $58,940,000
--------------------------------------------------------------------------------
5)   Total fee paid:
     $11,788(1)
--------------------------------------------------------------------------------
[X] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

----------
(1) A filing fee of $11,788 was previously paid in connection with the filing of this Proxy Statement.

                             [FRONTIER LETTERHEAD]

                             ________________, 2000

Dear Shareholder:


         You are cordially invited to attend the annual meeting of Shareholders (the "Annual Meeting") of Frontier Adjusters of America, Inc. ("Frontier") to be held at 10:00 a.m., on Wednesday, October 25, 2000 at Frontier's executive offices, located at 45 East Monterey Way, Phoenix, Arizona 85012.

         At the Annual Meeting you will be asked to consider and vote upon the following Proposals:


     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") between Frontier, United Financial Adjusting Company ("UFAC") and Netrex Holdings LLC ("Netrex"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will merge with and acquire a 100% ownership interest in UFAC and its subsidiaries, DBG Technologies, Inc. ("DBG") and JW Software, Inc. ("JW") in exchange for the net issuance of 11,581,487 shares of Frontier's Common Stock to be issued to Netrex. If the Merger Agreement is consummated, Netrex will own a controlling interest of approximately 82% of Frontier's outstanding Common Stock (from approximately 59% owned prior to the Merger Agreement). Based upon the per share price for Frontier's Common Stock of $_______ per share as quoted on the AMEX at the close of business on ____________, 2000, this represents $________ to be paid as consideration under the Merger Agreement.


     2. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     3.   To approve the adoption of Frontier's 2000 Stock Plan.


     4. To approve the amendment to Frontier's Articles of Incorporation to conform the current limitations of liability of Frontier's directors with the revised Arizona Business Corporation Act.

     5. To approve the amendment to Frontier's Articles of Incorporation to conform the current indemnification provisions with the revised Arizona Business Corporation Act.

     6. To approve the amendment to Frontier's Articles of Incorporation to conform the provisions regarding directors' conflicts of interest provisions to the revised Arizona Business Corporation Act.

     7. To approve the amendment to Frontier's Articles of Incorporation to update the description of the purpose for which Frontier is organized and the character of business that Frontier conducts.

     8. To approve the amendment to Frontier's Articles of Incorporation to change Frontier's name to "Netrex Business Services, Inc."

     9. To approve the amendment to Frontier's Articles of Incorporation to update the provisions of Article 4 regarding serial preferred stock.

     10. To approve the amendment to Frontier's Articles of Incorporation to maintain certain corporate records at the known place of business of Frontier.

     11. To approve amending and restating the Articles of Incorporation in the form of the Amended and First Restated Articles of Incorporation of Frontier (the "Amended and Restated Articles") to conform Frontier's Articles to certain changes under the revised Arizona Business Corporation Act, and to reflect certain other technical changes.

     12. To ratify the appointment of PricewaterhouseCoopers LLP as the auditors of Frontier for the fiscal year ending June 30, 2001.

     13. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         After careful consideration, your Board of Directors has unanimously approved the Merger Agreement, each amendment to the Articles of Incorporation, and the Amended and Restated Articles and has concluded that each is in the best interests of Frontier and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRONTIER'S SHAREHOLDERS APPROVE THE MERGER AGREEMENT, VOTE TO ELECT THE NOMINEES FOR DIRECTORS, APPROVE EACH OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, APPROVE THE AMENDED AND RESTATED ARTICLES AND RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP.

         Approval of each of the Proposals requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting provided that there is a quorum present. A quorum consists of over 50% of the shares of Common Stock issued and outstanding on the Record Date. UFAC holds approximately 59% of the aggregate number of votes that may be cast by the holders of Frontier Common Stock, which votes are sufficient to approve each of the proposals, including the Merger Agreement. UFAC has informed Frontier that it intends to vote its shares in favor of approving each of the proposals, including the Merger Agreement. However, your vote is important to us and allows you to communicate your opinion to management.

         In the materials accompanying this letter, you will find a Notice of Annual Meeting of Shareholders, a Proxy Statement relating to the actions to be taken by Frontier's shareholders at the Annual Meeting, and a proxy. The Proxy Statement more fully describes the terms of the proposed Merger Agreement and includes information about UFAC, DBG and JW.

         To ensure your representation at the Annual Meeting, please complete, sign, and date the enclosed proxy and return it in the envelope provided. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously turned in your proxy.


         Thank you for your continued support.

                                   Sincerely,

                                   Peter I. Cavallaro

                                   Secretary

                       FRONTIER ADJUSTERS OF AMERICA, INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 25, 2000

--------------------------------------------------------------------------------

         The Annual Meeting of Shareholders of Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier"), will be held on Wednesday, October 25, 2000, at 10:00 a.m. (Phoenix, Arizona time) at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012, for the following purposes:


     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") between Frontier, United Financial Adjusting Company ("UFAC") and Netrex Holdings LLC ("Netrex"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will merge with and acquire a 100% ownership interest in UFAC and its subsidiaries, DBG Technologies, Inc. ("DBG") and JW Software, Inc. ("JW") in exchange for the net issuance of 11,581,487 shares of Frontier's Common Stock to be issued to Netrex. If the Merger Agreement is consummated, Netrex will own a controlling interest of approximately 82% of Frontier's outstanding Common Stock (from approximately 59% owned prior to the Merger Agreement). Based upon the per share price for Frontier's Common Stock of $_______ per share as quoted on the AMEX at the close of business on ____________, 2000, this represents $________ to be paid as consideration under the Merger Agreement.


     2. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     3.   To approve the adoption of Frontier's 2000 Stock Plan.


     4. To approve the amendment to Frontier's Articles of Incorporation to conform the current limitations of liability of Frontier's directors with the revised Arizona Business Corporation Act.

     5. To approve the amendment to Frontier's Articles of Incorporation to conform the current indemnification provisions with the revised Arizona Business Corporation Act.

     6. To approve the amendment to Frontier's Articles of Incorporation to conform the provisions regarding directors' conflicts of interest provisions to the revised Arizona Business Corporation Act.

     7. To approve the amendment to Frontier's Articles of Incorporation to update the description of the purpose for which Frontier is organized and the character of business that Frontier conducts.

     8. To approve the amendment to Frontier's Articles of Incorporation to change Frontier's name to "Netrex Business Services, Inc."

     9. To approve the amendment to Frontier's Articles of Incorporation to update the provisions of Article 4 regarding serial preferred stock.

     10. To approve the amendment to Frontier's Articles of Incorporation to maintain certain corporate records at the known place of business of Frontier.

     11. To approve amending and restating the Articles of Incorporation in the form of the Amended and First Restated Articles of Incorporation of Frontier (the "Amended and Restated Articles") to conform Frontier's Articles to certain changes under, the revised Arizona Business Corporation Act, and to reflect certain other technical changes.

     12. To ratify the appointment of PricewaterhouseCoopers LLP as the auditors of Frontier for the fiscal year ending June 30, 2001.

          13. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on September 18, 2000 are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she previously has returned a proxy.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IT IS YOUR MEANS OF COMMUNICATING WITH MANAGEMENT. SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.


                             By Order of the Board of Directors,


Phoenix, Arizona             Peter I. Cavallaro
                             Secretary

September 25, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


General ....................................................................  1
Record Date ................................................................  1
Revocability of Proxies ....................................................  1
Voting Securities and Voting Rights ........................................  1
Appraisal Rights ...........................................................  2
Voting of Proxies ..........................................................  2
Solicitation ...............................................................  2
Summary Term Sheet For Proposal One ........................................  2
Proposal One ...............................................................  4
  The Transaction...........................................................  4
    Effects of the Transaction..............................................  4
    Accounting and Tax Treatment............................................  5
    Exchange Ratio..........................................................  5
    Effective Date..........................................................  5
    Conditions to Consummation..............................................  5
    Amendment or Modification...............................................  5
    Background of the Transaction...........................................  6
    Recommendation of the Board of Directors; Reasons for the Transaction...  7
    Potential Adverse Effects of the Transaction............................  8
    Potential Benefits of the Transaction...................................  8
    Discussion of Financial Analysis........................................  8
    Opinion of Financial Advisor............................................  9
    Capitalized Cash Flow Method............................................ 10
    Guideline Company Method................................................ 10
    Merger And Acquisition Method........................................... 11
    Discounted Cash Flow Method (used only for UFAC)........................ 11
    Venture Capital Method (used for JW and DBG only)....................... 12
    Discount for Lack of Marketability...................................... 12
    Value Per Share For Frontier............................................ 13
    Valuation Conclusions................................................... 14
    Interests of Certain Persons in the Transaction......................... 14
    Related Party Transactions.............................................. 15
  Parties To The Transaction................................................ 15
    Frontier................................................................ 15
      General............................................................... 15
      Claims Adjusting...................................................... 16
      Licensing and Franchising............................................. 16
      Operation of Independent Adjusters.................................... 17
      Frontier-Owned Insurance Adjusting Business........................... 17
      Ownership of Frontier Common Stock by UFAC............................ 18
    UFAC and the UFAC Subsidiaries.......................................... 18
    UFAC.................................................................... 18
      Claims Adjusting...................................................... 18
      Third Party Claims Administration..................................... 18
      Subrogation Collections............................................... 18
      Competition........................................................... 18
      Major Customers....................................................... 19
      Pricing and Expense Management........................................ 19
      Employees............................................................. 19
      Facilities............................................................ 19
    JW and DBG.............................................................. 20
      Products and Services................................................. 20
      Competition........................................................... 20
      Employees............................................................. 21
      Facilities............................................................ 21

  Management's Discussion and Analysis of Financial Condition and Results
   of Operations of UFAC.................................................... 21
    General................................................................. 21
    Six Months ended June 30, 2000 as compared to the Six Months ended
     June 30, 1999.......................................................... 21
    Twelve Months ended December 31, 1999 as compared to the Twelve
     Months ended December 31, 1998......................................... 24
    Liquidity............................................................... 25
    Accounting Pronouncements............................................... 26
    Certain Factors That May Affect Future Performance...................... 27
    Cautionary Statement Regarding Forward-Looking Statements............... 27
  Management................................................................ 28
  Current Directors and Executive Officers.................................. 28
  Legal Proceedings......................................................... 30
  Selected Historical Financial Data........................................ 31
  Market Price And Dividend Information..................................... 33
  Pro Forma Condensed Financial Data........................................ 34
   Beneficial Ownership of Common Stock Prior to and After the Transaction.. 39
Proposal Two................................................................ 41
  Nominees.................................................................. 41
  Information Concerning Nominees for Directors of Frontier................. 41
  Compensation Committee Interlocks and Insider Participation............... 42
  Executive Compensation.................................................... 42
  Option/SAR Grants, Exercises, and Holdings................................ 42
  Directors' Compensation................................................... 42
  Report of the Compensation Committee...................................... 42
  Compensation Policy....................................................... 43
  Fiscal 2000 Compensation.................................................. 43
  Compliance with Section 16(a) of the Securities Exchange Act of 1934...... 44
Proposal Three.............................................................. 44
  Introduction.............................................................. 44
  Description of the 2000 Plan.............................................. 44
  Ratification by Shareholders and Duration of the 2000 Plan................ 46
Proposals Four Through Eleven............................................... 47
  Background................................................................ 47
Proposal Four - Proposal to Conform Current Limitation of Liability
 Provisions With Business Corporation Act................................... 47
Proposal Five - Proposal to Conform CurrentIndemnification Provisions
 With Business Corporation Act.............................................. 48
  Required Indemnification.................................................. 48
  Optional Indemnification.................................................. 48
  Court-Ordered Indemnification............................................. 49
  Definitions............................................................... 49
Proposal Six - Proposal to Conform Current Conflict of Interest
 Provisions With Business Corporation Act................................... 49
Proposal Seven - Proposal to Update Description of Purpose and
 Character of Business of Frontier.......................................... 49
Proposal Eight - Proposal to Change Frontier's Name......................... 49
Proposal Nine - Proposal to Update the Provisions of Frontier's
 Articles Regarding Serial Preferred Stock.................................. 50
Proposal Ten - Proposal to Maintain Certain Corporate Records at
 Known Place of Business of Frontier........................................ 50
Proposal Eleven - Proposal to Amend and Restate Frontier's
 Articles of Incorporation.................................................. 51
Proposal Twelve - Ratification of Appointment of Independent Auditors....... 51
Availability of Information................................................. 51
Incorporation Of Certain Information By Reference........................... 52
Required Vote, Effect of Shareholder Approval, and Related Matters.......... 52
Other Matters............................................................... 52
Deadline for Shareholder Proposals.......................................... 52

ANNEXES

Merger Agreement.......................................................  Annex A
2000 Stock Option Plan.................................................  Annex B
Amended And Restated Articles of Incorporation of Frontier
 Adjusters of America, Inc.............................................  Annex C
UFAC Financial Statements..............................................  Annex D
Audit Committee Charter................................................  Annex E

                       FRONTIER ADJUSTERS OF AMERICA, INC.
                              45 EAST MONTEREY WAY
                             PHOENIX, ARIZONA 85012

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


Shareholders are urged to read this Proxy Statement in its entirety. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.


GENERAL


The enclosed proxy is solicited on behalf of Frontier by Frontier's board of directors (the "Board" or "Board of Directors") for use at Frontier's Annual Meeting of Shareholders to be held on Wednesday, October 25, 2000 at 10:00 a.m. (Phoenix, Arizona time) (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012.

These proxy solicitation materials were first mailed on or about September 25, 2000 to all shareholders entitled to vote at the Annual Meeting.


The mailing address of Frontier's principal executive office is 45 East Monterey Way, Phoenix, Arizona 85012. Frontier's telephone number is (602) 264-1061.

RECORD DATE


The Board of Directors has fixed the close of business on September 18, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


REVOCABILITY OF PROXIES


Any person giving a proxy may revoke the proxy at any time before its use by delivering to Frontier written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.


VOTING SECURITIES AND VOTING RIGHTS


On the Record Date, Frontier had outstanding 8,957,660 shares of Common Stock, par value $.01 per share (the "Common Stock or "Frontier Common Stock"). Each holder of Common Stock voting at the Annual Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted upon at the Annual Meeting.

The presence, in person or by proxy, at the Annual Meeting of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting, shall constitute a quorum. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Frontier present in person or represented by proxy at the Annual Meeting is required (i) to approve the Merger Agreement and the transactions contemplated thereby, (ii) for the election of directors, (iii) to approve the 2000 Stock Plan, (iv) to approve the Amended and Restated
Articles of Incorporation, (v) for the ratification of PricewaterhouseCoopers LLC, as the independent auditors of Frontier for the fiscal year ending June 30, 2001 and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

PRIOR TO APPROVAL OF THE MERGER AGREEMENT, UFAC HOLDS APPROXIMATELY 59% OF FRONTIER'S OUTSTANDING SHARES OF COMMON STOCK. THE FRONTIER SHARES OWNED BY UFAC ARE SUFFICIENT TO ASSURE PASSAGE OF ALL OF THE PROPOSALS, INCLUDING PASSAGE OF THE MERGER AGREEMENT. UFAC HAS INFORMED FRONTIER THAT IT WILL VOTE ITS SHARES IN FAVOR OF APPROVING THE MERGER AGREEMENT WITHOUT REGARD TO HOW OTHER SHAREHOLDERS

MAY VOTE ON THIS ISSUE. FOR THIS REASON, YOUR VOTE WILL NOT AFFECT THE PASSAGE OF THE MERGER AGREEMENT. HOWEVER, WE ENCOURAGE YOU TO VOTE. WE BELIEVE THAT YOUR VOTE IS IMPORTANT AS IT ALLOWS YOU THE OPPORTUNITY TO EXPRESS AGREEMENT OR DISAGREEMENT WITH OUR ACTIONS. A VOTE BY YOU IN FAVOR OF THE MERGER AGREEMENT SHALL PRECLUDE YOU FROM CHALLENGING THE TRANSACTION, EXCEPT IN THE CASE OF FRAUD.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Thus, an abstention will have the same effect as a vote against a Proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


APPRAISAL RIGHTS

Shareholders are not entitled under Arizona law to appraisal rights with respect to the Transaction. Under the Arizona Business Corporation Act, a shareholder is entitled to dissent from certain transactions and obtain payment of the fair value of the shareholder's shares ("Appraisal Rights"). Appraisal Rights are available to shareholders of Arizona corporations upon certain corporate actions, including the consummation of a plan of merger to which an Arizona corporation is a party, if shareholder approval is required. With respect to the Transaction, Frontier is exempted from this provision and shareholders are not entitled to Appraisal Rights because Frontier's Common Stock is registered on a national securities exchange.

VOTING OF PROXIES


A proxy card has been included with this proxy statement. In order to vote by proxy, you should complete the proxy card, sign it and return it to us in the self-addressed envelope we have provided. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. Unless otherwise instructed, shares represented by proxy will be voted "for" each of the Proposals. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with their best judgment on such matter.


SOLICITATION

The cost of this solicitation will be borne by Frontier. In addition, Frontier may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of Frontier's directors and officers, personally or by telephone or telegram, without additional compensation.

                       SUMMARY TERM SHEET FOR PROPOSAL ONE


     *    PARTIES TO THE TRANSACTION

          "FRONTIER" means Frontier Adjusters of America, Inc., an Arizona corporation, and/or its subsidiaries. Frontier is the registrant and will be the surviving entity after consummation of the proposed transaction.

          "UFAC" means United Financial Adjusting Company, an Ohio corporation. UFAC is owned 100% by Netrex Holdings LLC ("Netrex"). Prior to the proposed transaction, UFAC owns 5,258,513 shares of Common Stock of Frontier (or approximately 59% of the outstanding capital stock of Frontier). After the proposed transaction, UFAC will be merged into Frontier and will cease to exist as a separate entity.

          "JW" means JW Software, Inc., a Missouri corporation. JW is owned 100% by UFAC. After the proposed transaction, JW will be a wholly-owned subsidiary of Frontier.

          "DBG" means DBG Technologies,  Inc., an Ohio corporation. DBG is owned
          100%  by  UFAC.  After  the  proposed  transaction,   DBG  will  be  a
          wholly-owned subsidiary of Frontier.

          "NETrEX" means Netrex Holdings LLC, a Delaware limited liability company. Netrex is owned by The Progressive Corporation and Netrex Capital Group LLC. Prior to the proposed transaction, Netrex is the parent company of UFAC and an indirect owner, through UFAC, of approximately 59% of Frontier. After the Transaction, Netrex will own approximately 82% of Frontier.

          "NCG" means Netrex  Capital Group LLC. NCG is  wholly-owned  by Netrex
          LLC.

          NETREX LLC is owned by certain private investors, including John M. Davies, Frontier's Chairman of the Board.

     * SURVIVING CORPORATION. Upon completion of the Merger, UFAC will merge into Frontier and will cease to exist. As a result, Frontier will own and be subject to all the rights, privileges, powers, franchises, property, restrictions, disabilities, duties and debts of UFAC and Frontier. Immediately after the Merger, Netrex will own approximately 82% of Frontier. See "Proposal One - The Transaction - Effects of the Transaction."

     * OFFICERS. The officers of Frontier immediately prior to the Merger will remain Frontier's officers immediately after the Merger. See "Proposal One - Management - Directors and Executive Officers" and "Proposal Two - Election of Directors."

     * DIRECTORS. The directors of Frontier immediately prior to the Merger are John M. Davies, Troy M. Huth, Jeffrey R. Harcourt, Jeffrey C. Jordan, William A. White, Louis T. Mastos, William J. Rocke, Jean E. Ryberg and Kenneth A. Sexton. At the Annual Meeting, you will be asked to elect directors. If the proposed slate of directors is elected, R. Steven Brooks, Peter I. Cavallaro, Matthew P. Lawlor and Stephen V. Murphy, will replace William A. White, Louis T. Mastos, William J. Rocke and Jean E. Ryberg. UFAC has indicated that it will vote its shares in Frontier for the proposed slate of directors. Therefore, the directors, immediately after the Merger will consist of the proposed slate of nine directors to be elected at the Annual Meeting. See "Proposal One - Management - Directors and Executive Officers" and "Proposal Two - Election of Directors."

     * STATUS AND CONVERSION OF SECURITIES. Upon completion of the Merger, the shares of common stock of UFAC will convert into a total of 16,840,000 shares of Frontier Common Stock and all shares of Frontier Common Stock previously held by UFAC will be cancelled. See "Proposal One - The Transaction - Exchange Ratio."

     * OPTIONS TO PURCHASE UFAC COMMON STOCK. Upon completion of the Merger, each outstanding option to purchase a share of UFAC common stock will be converted into an option to purchase 16.84 shares of Frontier Common Stock and the exercise price per share of Frontier Common Stock will be equal to the exercise price per share of UFAC common stock divided by 16.84. See "Proposal One - The Transaction - Exchange Ratio."

     * FEDERAL TAX CONSEQUENCES. There are no Federal tax consequences of the Transaction to Frontier or UFAC or their respective shareholders. See "Proposals One - The Transaction - Accounting and Tax Treatment."

     * PRIOR CORPORATE ACTS. All corporate acts, plans, policies, contracts, approvals and authorizations of UFAC, its shareholders, board of directors, committees elected or appointed by the board of directors, officers and agents, that were valid and effective immediately prior to completion of the Merger will be effective and binding on Frontier immediately after completion of the Merger. Upon completion of the Merger, the employees and agents of UFAC shall become the employees and agents of Frontier. See "Proposal One - The Transaction - Effects of the Merger."

     * CONDITIONS TO CONSUMMATION. Completion of the Merger will only take place (i) after Frontier shareholders approve the Merger, (ii) satisfactory opinions of counsel of Frontier and UFAC, (iii) if the representations and warranties made by UFAC and Frontier in the Merger Agreement continue to be true, and (iv) there are no material changes in the business and operations of Frontier. See "Proposal One - The Transaction - Conditions to Consummation."

The above information is only a summary. For a complete description of the Merger Agreement, we urge Frontier Shareholders to read carefully and in its entirety the Merger Agreement. A copy of the entire Merger Agreement is attached hereto as Annex A and is incorporated into this document.

--------------------------------------------------------------------------------

                                  PROPOSAL ONE

--------------------------------------------------------------------------------


On May 2, 2000, the Board of Directors approved a proposal to merge with UFAC. UFAC offers products and services in the area of claims adjusting, third party claims administration, and subrogation collections. UFAC has two wholly-owned subsidiaries, JW and DBG. JW and DBG provide innovative software products and programs for customers in the insurance, financial and automotive industries. The Board believes that this merger will allow Frontier to enter into businesses closely related to its insurance and risk management business, to expand its technology base and operations and to expand into e-commerce activities..


                                 THE TRANSACTION


At the Annual Meeting, and at any adjournments thereof, shareholders of Frontier will be asked to consider and vote upon the Merger Agreement dated May 2, 2000 between Frontier, UFAC and Netrex and the transactions contemplated by the Merger Agreement regarding the merger with UFAC in exchange for the issuance of 16,840,000 shares of Frontier's Common Stock (the "Merger Shares") (the "Transaction"). The Merger Shares will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act 1933. Upon the satisfaction of the conditions to the closing (the "Closing") as set forth in the Merger Agreement, Frontier will deliver the Merger Shares to Netrex, Netrex will deliver all of the outstanding shares of UFAC to Frontier and the 5,258,513 shares of Frontier Common Stock owned by UFAC prior to the Transaction will be cancelled. If the Transaction is consummated, Netrex will own a controlling interest of approximately 82% of Frontier's outstanding Common Stock (from approximately 59% owned by UFAC prior to the Transaction).


The following charts set forth the ownership structure of Frontier before and after the Transaction, assuming that no outstanding options or warrants are exercised:


                                            Before the                After the
                                           Transaction               Transaction
                                           -----------               -----------
    % of shares owned by Netrex               58.70%                    81.99%
    % of shares owned by directors and
      executive officers                       9.78                      4.26
    % of shares owned by the public           31.52                     13.75
                                             ------                    ------
                                             100.00%                   100.00%
                                             ======                    ======


The following information concerning the Transaction, insofar as it relates to matters contained in the Merger Agreement, describes the material aspects of the Transaction but does not purport to be a complete description and is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference and attached hereto as Annex A. Frontier shareholders are urged to read carefully and in its entirety the Merger Agreement.

EFFECTS OF THE TRANSACTION


Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver (where permissible) of certain conditions and the approval of the Merger Agreement by the requisite vote of the shareholders of Frontier, UFAC will be merged into Frontier. Frontier will be the surviving corporation owning all of its assets and those of UFAC. DBG and JW will become wholly-owned subsidiaries of Frontier. Each share of Frontier Common Stock (other than those owned by UFAC prior to the Transaction) outstanding prior to the Transaction will remain outstanding and unchanged as a result of the Transaction. At the Effective Date, the separate existence of UFAC will cease and Frontier will possess and be subject to all the rights, privileges, powers, franchises, property (real, personal and mixed), restrictions, disabilities, duties and debts of UFAC and Frontier.


All corporate acts, plans, policies, contracts, approvals and authorizations of UFAC, its shareholders, board of directors, committees elected or appointed by the board of directors, officers and agents, that were valid and effective immediately prior to the Effective Date shall be, for all purposes, the acts, plans, policies, approvals and authorizations of Frontier and shall be as effective and binding thereon as the same were with respect to Frontier. On the Effective Date, the employees and agents of UFAC shall become the employees and agents of Frontier.

ACCOUNTING AND TAX TREATMENT

The Transaction will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise, for accounting purposes in a business combination effected through the exchange of stock, is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. Upon completion of the Transaction, Netrex will own approximately 82% of the voting rights of the combined company causing UFAC to be presumptively the accounting acquirer. Accordingly, the assets and liabilities of UFAC, JW and DBG will be brought forward at their net book values, and a new basis will be established for Frontier's assets and liabilities based upon their fair values.

Frontier believes, based on legal advice from the law firm of Rosenman & Colin LLP, that the Transaction will not result in Federal tax liabilities to Frontier, UFAC or to either company's shareholders.

EXCHANGE RATIO

At the Closing, all of the issued and outstanding shares of common stock of UFAC will be exchanged for 16,840,000 shares of Frontier Common Stock, except that any shares of UFAC common stock held in the treasury of UFAC will be cancelled and all rights in respect thereof will cease to exist and no cash or securities or other property will be issued in respect thereof. The 5,258,513 shares of Common Stock of Frontier owned by UFAC prior to the Transaction will be cancelled.

It is expected that the market price of the Frontier Common Stock will fluctuate between the date of this Proxy Statement and the date on which the Transaction is consummated and thereafter. Because the number of shares of Frontier Common Stock to be received by Netrex in the Transaction is fixed and because the market price of the Frontier Common Stock is subject to fluctuation, the value of the shares of Frontier Common Stock that Netrex will receive in the Transaction may increase or decrease prior to the Closing of the Transaction. No assurance can be given concerning the market price of the Frontier Common Stock before or after the Closing.

As a result of the Transaction, each outstanding and unexercised option to purchase shares of UFAC will be converted to an option to purchase from Frontier
16.84 shares of Frontier Common Stock for each share of UFAC common stock purchasable upon the exercise of such option immediately prior to the Effective Date, and the exercise price per share of Frontier Common Stock will be equal to the exercise price per share of UFAC common stock immediately prior to the Effective Date, divided by 16.84. After the Transaction there will be such options to purchase approximately 1,249,192 shares of Frontier Common Stock at an exercise price of $1.19 per share of Frontier Common Stock. There are no outstanding and unexercised options to purchase shares of JW or DBG.

EFFECTIVE DATE


The Transaction will become effective after all conditions, including approval by the shareholders, have been met. Immediately after the Annual Meeting, if the Transaction is approved and all other conditions to Closing are met, Frontier will file the appropriate documents to effectuate the merger with both the Arizona Corporation Commission and the Ohio Secretary of State. The Transaction will become effective on the date of the effectiveness of the filing in both states. Other than the approval of the SEC of the Proxy Statement and the approval by the Arizona Corporation Commission to the amendment and restatement of Frontier's Articles of Incorporation which include the change of Frontier's name and the approval by the Arizona Corporation Commission and the Ohio Secretary of State of the Articles of Merger, there are no federal, state, local or other regulatory approvals or comments required to consummate the Transaction.


CONDITIONS TO CONSUMMATION

The consummation of the Transaction is subject to the requisite approval of Frontier shareholders, satisfactory opinions of counsel of Frontier and UFAC, the continued truth and accuracy of the representations and warranties of the parties in the Merger Agreement and the absence of material changes in the business and operations of Frontier and UFAC.

AMENDMENT OR MODIFICATION

The merger agreement may be amended or modified with written consent of the parties. After approval of the Transaction by the shareholders, amendment or modification may be authorized by the parties Boards of Directors without additional shareholder approval, other than an amendment or modification that would increase the number of shares issued by Frontier. To the extent that the Transaction is modified after receiving shareholder approval, the Board will consider obtaining additional shareholder approval, after consultation with counsel, depending upon the extent and materiality of the amendment or modification and the applicable requirements of law.

BACKGROUND OF THE TRANSACTION


On January 26, 2000, Frontier's Board of Directors held a special meeting to consider a strategic transaction involving UFAC, DBG and JW proposed by John M. Davies, the Chairman of the Board. The Board was interested in broadening
Frontier's technology base and operations and in expanding into e-commerce activities. Because Mr. Davies was an officer and director of UFAC, Mr. Davies was familiar with the operations of UFAC, DBG and JW. Mr. Davies believed that the purchase of these companies would help Frontier achieve its interests. The Board discussed and considered other alternatives to achieving Frontier's goals of implementing this technology and e-commerce strategy, including the possibility of making other acquisitions or the sale of Frontier to third parties. Because the Board was familiar with UFAC and UFAC's existing technology assets, UFAC's management and economic condition, UFAC's business plan and personnel, the Board believed that a merger with UFAC would be more cost effective, synergistic and efficient than identifying an unknown company with the possibility of undiscovered liabilities. In addition, the Board was concerned about combining with an entity that might have differing management styles and corporate cultures. Therefore, the Board did not examine specific alternative acquisitions in its determination that the Transaction offered the most cost effective, efficient and immediate means to achieving Frontier's goals. The Board did, however, appoint a committee of independent directors to consider the purchase. The committee of independent directors consisted of William J. Rocke, Jean E. Ryberg and Louis T. Mastos (the "Committee").


Frontier determined that it would obtain a fairness opinion in connection with the Transaction and focused on finding a reputable company that specialized in valuations of similarly situated, similarly size companies. ComStock Valuation Advisors, Inc. ("ComStock") was one of several investment banking and appraisal firms that presented proposals to Frontier to render a fairness opinion. The proposals were presented to the Board and to the Committee. The Committee recommended to the Board that it retain ComStock based upon the price quoted and the substantial experience of ComStock in preparing fairness evaluations in similar transactions.

On January 26, 2000, ComStock was formally retained by Frontier's Board, at the recommendation of the Committee, to evaluate and prepare a fairness opinion for the Board, which opinion includes an appraisal of each of UFAC, JW and DBG, and the proposed exchange ratio for the Transaction (the "ComStock Opinion"). During the four weeks after the Board meeting, members of Frontier's senior management met with representatives of ComStock to discuss issues of valuation.

From January 27, 2000 through May 2, 2000, Frontier and Netrex, in conjunction with their respective legal and tax advisors, negotiated the definitive Merger Agreement.

From January 27, 2000 through May 2, 2000, Frontier conducted a due diligence review of UFAC, DBG and JW with assistance from representatives of ComStock.

On March 2, 2000 Frontier's Board met to consider the draft ComStock Opinion, as well as the draft Merger Agreement. The Board reviewed the draft ComStock
Opinion, as well as a draft purchase agreement, and participated in extensive discussions regarding the Transaction. It was the sense the Board to enter into the Transaction. The Board authorized Management to negotiate, execute the Merger Agreement and to draft and file the appropriate proxy statement and to take such other actions as are necessary to consummate the Transaction.

On March 2, 2000, Frontier's Board (including all of the independent directors) unanimously approved in principle, the Merger Agreement and the transactions contemplated thereunder and, subject to review by the Committee, recommended its approval to the shareholders. Subsequently, Netrex and Frontier issued a joint press release announcing the proposed Transaction.


On April 6, 2000, the Committee met with representatives of ComStock to discuss the ComStock Opinion. The Committee reported to the Board that it had completed its deliberations, and recommended that ComStock conduct a brief study of the valuation of Frontier in light of the fluctuations in the trading price of Frontier's stock. Subject to the results of the study, the Committee recommended the Transaction to the Board. ComStock subsequently reported to the Board that such fluctuations were the result of the announced Transaction, and not the result of Frontier's intrinsic value. See "Opinion of Financial Advisor Proposal One - The Transaction."

On May 2, 2000, Frontier's Board met to consider the recommendation of the Committee. The Board received the final forms of Merger Agreement and proxy statement and approved the execution and delivery of the Merger Agreement and the filing of the proxy statement with the SEC, as well as approved certain other related matters necessary to consummate the Transaction.


On May 2, 2000, the Merger Agreement was executed and delivered to Frontier, UFAC and Netrex.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

The Frontier Board has approved unanimously the Merger Agreement, has determined unanimously that the Transaction is fair and in the best interests of Frontier and its shareholders and recommends unanimously that the shareholders of Frontier vote FOR the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

The Frontier Board believes that the consummation of the Transaction is an important step towards Frontier's long-range strategic goal of expanding into business-to-business services and developing and marketing both software and e-commerce business applications.

The Board believes that by completing the Transaction, the combined company will be able to better market its products and services to its combined customer base. For example, the Board believes that the potential exists for the combining of the sales efforts and forces of Frontier and UFAC so that a unified and integrated sales force will be able to better sell and cross-sell the companies' various products. In addition, the potential exists for the expansion of business opportunities between the various clients of UFAC and Frontier. For example, the Board believes that certain customers of UFAC could become a source of business for Frontier and vice versa. Further, the Board believes that the combination of the operations of UFAC and Frontier will result in the streamlining of certain administrative functions and operations. Specifically, purchasing, accounting, human resources, legal and other business and administrative functions can be more easily and cost-effectively provided in the combined organization than in the separate organizations.

Prior to approving the  Transaction,  the Frontier Board received,  analyzed and
considered  information   regarding,   and  was  favorably  influenced  by,  the
following:

     (i) The potential efficiencies and synergies and cross marketing opportunities that could be realized by combining the operations of Frontier, UFAC, DBG and JW, due to the complementary nature of their product and service lines. These include the ability to combine our sales forces, to sell and cross-sell each other's products, to combine administrative functions and operations;

     (ii) The opportunity for Frontier's shareholders to participate, as holders of the consolidated company, in the anticipated growth of the combined company's business as described above, which growth may provide Frontier's shareholders with a greater opportunity for long-term appreciation and liquidity than if the Transaction were not consummated;

     (iii) An analysis of the Transaction conducted by Frontier's financial advisor, ComStock, as well as ComStock's opinion as to the fairness of the Transaction to Frontier's shareholders from a financial point of view (see "The Transaction - Opinion of Financial Advisor"); and

     (iv) The results of its extensive due diligence review of the business and operations of UFAC, JW and DBG that confirmed to the Board that the substantial similarities and resulting opportunities to achieve efficiency and leverage exist between Frontier and UFAC. Frontier believes the business and services offered by UFAC, JW and DBG are complimentary to the business and services of Frontier. In addition Frontier believes the technology employed by UFAC, JW and DBG is consistent with Frontier's goal to expand into technology and e-commerce markets.

The Frontier Board also considered various potential negative factors relating to the Transaction but concluded that these factors were outweighed by the potential benefits to be gained by the Transaction. The negative factors considered by the Frontier Board included the following:

     (i) The risk that the business synergies and operating efficiencies sought in the Transaction would not be fully achieved.

     (ii) The risk that the trading price of the Frontier Common Stock might be adversely affected by the announcement of the Transaction and the value received in the Transaction by Frontier's shareholders would decrease accordingly.


     (iii) The possible conflict of interest created by the prior relationship of John M. Davies, Frontier's Chairman, with UFAC. For this reason, the Board appointed the Committee to analyze the Transaction and make its recommendation to the Board.


POTENTIAL ADVERSE EFFECTS OF THE TRANSACTION

Frontier believes that the Transaction, if consummated, could have certain adverse effects on Frontier and its shareholders, in that the concentration of ownership of shares of Frontier's Common Stock will increase from the approximately 59% currently owned by UFAC to approximately 82% of Frontier's Common Stock to be owned by Netrex after the Transaction. Assuming no other changes in the number of outstanding shares of Common Stock, Netrex would continue to be in a position to control the election of the Board or the outcome of any corporate transaction or other matter submitted to the shareholders for approval. This continued and enhanced concentration of ownership could make it more difficult for other shareholders to challenge Frontier's director nominees, to elect their own nominees as directors or to remove incumbent directors and may render Frontier a less attractive target for an unsolicited acquisition by an outsider. In addition, under Arizona law, a merger or consolidation involving Frontier requires the affirmative approval of a majority of the shares entitled to vote. Accordingly, Netrex will have sufficient voting power to block any such transaction.

It is also possible that consummation of the Transaction might adversely affect the price of Frontier's Common Stock. Although there can be no assurance given, based upon the affect of the announcement of the Transaction on the price of Frontier's Common Stock, the Board believes that consummation of the Transaction will enhance or be neutral in this regard.

POTENTIAL BENEFITS OF THE TRANSACTION

Frontier believes that the Transaction, if consummated, primarily represents an opportunity for Frontier to expand its focus into business-to-business services and develop and market both software and e-commerce business applications.

Although the Transaction will not result in any direct return to shareholders of cash or other consideration, Frontier believes that the Transaction offers shareholders an opportunity to realize long-term value. It should be noted, however, that there is no assurance that Frontier will realize all or any of the potential benefits described above, all of which are forward-looking statements that are subject to numerous risks and uncertainty. Frontier's ability to enhance shareholder value will depend upon a number of circumstances, many of which are outside the control of management.

DISCUSSION OF FINANCIAL ANALYSIS

Frontier retained ComStock, an independent third party, to advise the Board and to conduct a financial analysis of the Transaction. In this regard, ComStock determined the fair market value of each of UFAC, JW and DBG. After determining the fair market value of these companies, ComStock calculated an exchange ratio to be used to exchange Frontier shares for UFAC shares. The Board of Directors appointed a committee of independent directors to analyze the financial terms and the consideration to be received in the Transaction. The exchange ratio was presented to the committee of independent directors for their consideration.

The members of the Board evaluated the factors referred to above in light of their knowledge of the business and operations of Frontier, Netrex, UFAC, JW and DBG, their business judgment and consultations with the Board's independent advisor. In view of the wide variety of factors considered in connection with the Board's evaluation of the Transaction, the Board did not find it practicable to, and did not, quantify or attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Frontier Board may have given different weights to different factors. For a discussion of the interests of the executive officers and directors of Frontier in the Transaction, see "Interests of Certain Persons in the Transaction."

OPINION OF FINANCIAL ADVISOR


On March 2, 2000, ComStock delivered a draft opinion to Frontier's Board of Directors dated February 29, 2000 that the Transaction was fair from a financial point of view to the shareholders of Frontier. A draft of ComStock's financial analysis was distributed to the Board and used as the basis of discussions at a special meeting of the Board held on March 2, 2000. The Frontier Board was given a detailed written report setting forth the financial analysis underlying the ComStock Opinion. This analysis, as presented to the Board, is summarized below. All of the members of the Board were present at the meeting and each Board member had the opportunity to discuss the report. The Board discussed the information in the report, and the financial data and other factors considered by ComStock in conducting its analysis, all of which are summarized herein.

In requesting the ComStock Opinion, the Frontier Board did not give any special instructions to ComStock or impose any limitation upon the scope of the investigation that ComStock deemed necessary to enable it to deliver the ComStock Opinion. The ComStock Opinion is directed only to the fairness of the Transaction to the shareholders of Frontier from a financial point of view and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Annual Meeting.


Frontier selected ComStock to provide a fairness opinion because it is a nationally recognized valuation firm engaged in the valuation of "small cap" businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Transaction. The engagement letter with ComStock provides that Frontier will pay ComStock an advisory fee of $35,000, reimburse ComStock for its out-of-pocket expenses and will indemnify ComStock and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Transaction or its engagement, however, such indemnification under the federal securities laws may not be enforceable. No portion of ComStock's fee is contingent upon consummation of the Merger.

In conducting its analysis and arriving at the ComStock Opinion, ComStock reviewed such information and considered such financial data and other factors as ComStock deemed relevant under the circumstances, including, among others, the following: (i) a draft of the Merger Agreement; (ii) certain historical financial and operating data that are publicly available concerning Frontier, including, but not limited to, the Annual Report to Shareholders and Annual Report on Form 10-K of Frontier for the fiscal years ended June 30, 1997, 1998 and 1999, the Quarterly Report on Form 10-Q of Frontier for the quarter ended December 31, 1999, the Proxy Statement for the Annual Meeting of Shareholders held on January 26, 2000; (iii) certain historical financial and operating data that are not publicly available concerning UFAC, DBG and JW including, but not limited to, the applicable annual financial statements for the years ended December 31, 1997, 1998 and 1999; (iv) certain information of UFAC, DBG and JW, including written financial forecasts for future fiscal years, prepared by their management; (v) publicly available financial, operating and stock market data concerning certain companies engaged in businesses ComStock deemed comparable to Frontier or otherwise relevant to its inquiry; (vi) publicly available financial, operating and stock market data concerning certain companies engaged in businesses ComStock deemed comparable to UFAC, DBG and JW or otherwise relevant to its inquiry; and (vii) such other financial studies, analyses and investigations that ComStock deemed appropriate. ComStock assumed, with
Frontier's consent, that the draft of the Merger Agreement which ComStock reviewed would conform in all material respects to that document when in final form.

Representatives of ComStock met with the senior management of Frontier, UFAC, DBG and JW to discuss (i) the prospects for their respective businesses, (ii) their estimates of such businesses' future financial performance, (iii) the financial impact of the Transaction on the respective companies, including potential incremental earnings and cost savings, and (iv) such other matters that ComStock deemed relevant.

In connection with its review and analysis and in arriving at its opinion, ComStock assumed and relied upon the accuracy and completeness of the financial and other information provided to it by Frontier, UFAC, DBG and JW and did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets of Frontier, UFAC, DBG or JW. With respect to certain financial forecasts provided to ComStock by Frontier, UFAC, DBG and JW, ComStock assumed that the information represents each respective management's best currently available estimate as to the future financial performance of such companies.


The Merger Agreement establishes a fixed exchange ratio for shares to be exchanged in the merger. In response to the increase in the share price after announcement of the merger, the committee of independent directors of Frontier requested that ComStock perform a supplemental analysis as to the cause of the increase in the stock price. As a result of this supplemental review and analysis, ComStock advised the Board of Directors that the increase of

Frontier's share price following the announcement of the merger was not the result of "the fundamental performance of Frontier." Rather, ComStock opined that "it was reasonable to conclude that the increase in the price of Frontier stock that occurred on March 3, 2000 was likely attributable to the March 2, 2000 press release and not to significant improvements in the fundamental performance of Frontier."


The  ComStock   fairness  opinion  is  conditioned  upon  the  accuracy  of  the information provided to them by Frontier, and its officers, employees and agents, and ComStock does not represent as to the accuracy or completeness of such information. ComStock's opinion is based on the economic, market, financial and other conditions as they existed on the date they rendered the opinion. ComStock has no obligation to update, revise or reaffirm the opinion based upon any changes in the conditions after its issuance. There has been no relationship between Frontier, UFAC, JW and DBG on the one hand and ComStock on the other hand during the past two years, nor is a future relationship contemplated at this time. No compensation has been received by ComStock from Frontier, UFAC, JW or DBG, other than the compensation for preparation of the fairness opinion.

In arriving at the conclusions set forth in the ComStock Opinion, ComStock performed a variety of financial analyses, including those summarized herein. The summary set forth below of the analyses presented to the Frontier Board at its March 2, 2000 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description.

CAPITALIZED CASH FLOW METHOD

The Capitalized Cash Flow method relies on an estimate of next year's earnings to develop a representative cash flow for UFAC, JW and DBG. Estimated working capital and capital expenditure requirements (net of depreciation) were deducted from the earnings estimate to produce an expected cash flow for each of UFAC, JW and DBG. For UFAC, due to the availability of historical financial information, ComStock estimated next year's earnings by multiplying a normalized adjusted historical cash flow by an expected growth rate (incorporated in the capitalization multiple). Normalized adjusted historical cash flow represents an estimate of cash flow based on an analysis of historical financial performance after adjustments for certain items such as non-recurring expenses. For JW and DBG, ComStock relied on the estimates of next year's earnings provided by the management for JW and DBG to develop next year's cash flow estimate. For UFAC, the impact of its stock option program was then subtracted to derive a value for UFAC's equity.


Because the ownership interest in UFAC being appraised provides its owners with the right to control UFAC's operations, ComStock then applied a control premium of 30% to calculate UFAC's equity value on a controlling interest basis. ComStock relied on data reported by Mergerstat Review (published by Houlihan Lokey Howard & Zukin) to estimate the control premium for UFAC. The data indicate a median premium of 31% and an average premium of 40% for transactions during the ten-year period ended December 31, 1998. Based upon this study, a 30% control premium was assigned to UFAC. For JW and DBG, the cash flow estimate used in this method reflected the operating efficiencies that could be implemented by a controlling interest shareholder Therefore, no further control premium was deemed warranted in the calculation of the equity values of JW and DBG.


Since the cash flow multiple for each company was derived in part from the performance of publicly-traded securities, it produces an equity value that incorporates the presumption of liquidity equal to publicly-traded markets. As privately-held enterprises, UFAC, JW and DBG do not offer their shareholders the same level of liquidity as shareholders of the publicly-traded securities that were used to support the cash flow multiples. To reflect this distinction, ComStock applied a discount for lack of marketability of 5% to derive an equity value for UFAC, JW and DBG on a privately-held controlling interest basis.

GUIDELINE COMPANY METHOD

The Guideline Company Method uses pricing multiples developed from publicly-traded stocks of similar businesses to estimate values for UFAC, JW and DBG. The pricing multiples were applied to appropriate financial data for UFAC, JW and DBG to create an array of values on a marketable minority interest basis. Current market pricing multiples were developed that incorporated the following financial data for UFAC: (i) adjusted book capital; (ii) sales; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, depreciation, amortization and taxes ("EBITDA"); (v) adjusted net income; and (vi) adjusted cash flow. For JW and DBG, a market pricing multiple based only on sales was utilized. A marketable or freely-traded minority interest equity value for UFAC,

JW and DBG was estimated by selecting a representative value derived from the various pricing multiples. For UFAC, the impact of UFAC's stock option program was also deducted to derive its equity value.


The Guideline Companies identified by ComStock for UFAC were Hilb Rogal & Hamilton Co., Inspire Ins Solutions, Inc., Paula Financial, Transcend Services, Inc., United Medicorp, Inc., Allstate Financial Corp., Crawford & Co., Dun & Bradstreet Corp., Health Power, Inc., and Healthcare Recoveries, Inc.

The Guideline Companies identified by ComStock for JW and DBG were Cover-All Technologies Inc., CCC Information Svcs Grp Inc, Policy Management Systems Cp, Walker Interactive Systems, Barrister Info Systems, Exigent Intl Inc, Health Mgmt Sys Inc, H T E Inc., Infodata Systems Inc., Manatron Inc, Network Six Inc, Smith-Gardner & Assocs, Symix Systems Inc, and Syntel Inc.


Because the ownership interests being appraised provide their owners with the right to control the operations of UFAC, JW and DBG, ComStock then applied a control premium to derive an estimate of the fair market value of UFAC, JW and DBG's equity on a controlling interest basis.

As with the other valuation methods, an adjustment was also made to account for differences in liquidity between freely-traded and privately-held common stocks by applying a 5% discount for lack of marketability.

MERGER AND ACQUISITION METHOD


The Merger and Acquisition Method utilizes price/sales multiples from published news reports of actual transactions involving the sale of a controlling equity interest in similar privately-held companies to determine a market-based estimate of UFAC, JW and DBG's equity value appropriate for a strategic buyer. ComStock examined a broad range of third party purchases of control ownership interests in privately held companies which it used in its analysis under the Merger Acquisition Method.

The  companies   identified  for  comparison  to  UFAC  were  American   Benefit
Administrative Services, Millennium HealthCare, Inc., American Phoenix Corporation, Arrow Claims Management, Inc., Coverdell & Company, Inc., Dealers Choice Automotive Plan, Health Plan Initiatives, Inc., M&N Risk Management, Inc., S.E.A., Inc., Banking Solutions, Inc., JDR Holdings, Inc., Medaphis Services Corporation, MedSource, Inc., Professional American Collections, Inc., Robert Beck & Associates, Inc., Preferred Payment Systems, Inc., and Prime Capital Services, Inc.

The companies identified for comparison to UFAC were Vercom Software, Inc., The Systems Consulting Group, Inc., The Long View Group, Inc., Somerset Automation, Inc., Software Manufacturing Group, RapidFire Software, Inc., Progressive Software, Inc., PRB Associates, Inc., Posnet Computeres, Inc., PC Business Solutions, Inc., Open Systems Technologies, Inc., Milestone Software, Management Solutions, Inc., Interpra Medical Imaging Networks Ltd., InfoCellular, Inc., Horizons Technology, Inc., Encore Systems, Inc., Customer Focus International, Inc., Computer Age Dentist, Inc., CGI Group, Inc., Carleton Corporation, Application Methods, Inc., and Advantage KBS, Inc.

The companies identified for comparison to DBG were Advantage KBS, Inc., Application Methods, Inc., Carleton Corporation, CGI Group, Inc., Computer Age Dentist, Inc., Encore Systems, Inc., Customer Focus International, Inc., Horizons Technology, Inc., InfoCellular, Inc., Interpra Medical Imaging Networks Ltd., Management Solutions, Inc., Milestone Software, Open Systems Technologies, Inc., PC Business Solutions, Inc., Posnet Computeres, Inc., PRB Associates, Inc., Progressive Software, Inc., RapidFire Software, Inc., Software Manufacturing Group, Somerset Automation, Inc., The LongView Group, Inc., The Systems Consulting Group, Inc., and Vercom Software, Inc.


After examining the industry type, transaction components, and computed sales multiples for reported transactions, a representative revenue multiple was selected and applied to the total revenue of each of UFAC, JW and DBG. A discount was applied to the resulting market-based estimate of UFAC, JW and DBG's equity value appropriate for a strategic buyer to eliminate the impact of strategic buyer premiums reflected in the market data from which the revenue multiples were derived. A discount for lack of liquidity was then applied to estimate the fair market value of each UFAC, JW and DBG on a privately-held controlling interest basis.

DISCOUNTED CASH FLOW METHOD (USED ONLY FOR UFAC)


The Discounted Cash Flow Method uses projected financial performance and risk-adjusted discount rates to estimate value, based on the view that the price of a security is a function of an investor's perception of expected future cash flows relative to expected cash flows from alternative investments of perceived comparable risk. ComStock determined an appropriate discount rate by examining UFAC's cost of equity, cost of debt, weighted average cost of capital and expected growth rate. The cost of equity was determined adjusting a risk-free return of the perceived risk of the privately-held investment over the risk-free investment alternative. Cost of debt was based upon a capital formula that assumed a zero debt structure for UFAC. Weighted average cost of capital was calculated based upon UFAC's historical performance and expected future performance. ComStock assumed that interest bearing debt was unlikely to be required in the future and that the debt/equity mix would remain at 100% equity. Therefore, the weighted average cost of capital was determined to be 16...2 percent for UFAC. The expected growth rate was determined to be 6.2% per year based upon UFAC's historic growth patterns and general industry and economic conditions.


In deploying this method, ComStock considered the fair market value of UFAC by examining a cash flow forecast over a five-year period. The expected annual free cash flows were then discounted to their present value using a market-based, risk adjusted discount rate of 16.2%. A residual value was also computed and discounted to its present value using an assumption of constant cash flow growth at the end of the forecast period.

The present value of the forecasted cash flow stream was combined with the present value of the residual value to derive an estimate of UFAC's equity value. The impact of UFAC's stock option program was also subtracted to derive UFAC's equity value.

Because the discount rate was derived from the performance of publicly-traded securities, the resulting equity value incorporates the presumption of liquidity equal to publicly-traded markets. As a privately-held enterprise, UFAC does not offer its shareholders the same level of liquidity as shareholders in publicly-traded securities that were used to support the discount rate. To reflect this distinction, ComStock applied a discount for lack of marketability of 5% to derive an equity value for UFAC on a privately-held controlling interest basis.

VENTURE CAPITAL METHOD (USED FOR JW AND DBG ONLY)

For JW and DBG only, ComStock employed the Venture Capital Method, which is a simplified approach for start-up companies that places a significant weight on the expected cash-out point of a prospective investor. ComStock analyzed three different cash-out scenarios: (i) the "Success Scenario" under which a sale to a strategic buyer or an Initial Public Offering is the cash-out assumption, and current revenue is grown at an expected growth rate for three years, at which time the cash-out occurs; (ii) the "Return of Capital Scenario" under which the shareholders receive the total amount of capital invested to date, with no incremental return on their investment; and (iii) the "Liquidation Scenario" under which investors receive no positive cash return. Each of the resulting cash-out amounts was discounted at the investor's estimated required rate of return to arrive at a value of JW's and DBG's equity. A control premium was then added to reflect the shareholder rights associated with the ownership interests being appraised. A discount for lack of marketability was also deducted to arrive at an estimate of the net equity values for JW and DBG, calculated on a privately-held controlling interest basis.

For this method ComStock used an estimated required rate of return of 30% for DBG and 20% for JW. The rate for JW was developed by quantifying and cumulating a required rate of return for risk free investments, market risk premium, leveraged beta, equity risk premium, small company premium, company specific risk and leveraged cost of equity capital. This process resulted in a cumulative total of 19.08%, which was rounded to 20%. The rate for DBG was increased by 10% over that of JW to compensate for the added risk of achieving higher implied (estimated) annual revenue growth rates. The 30% estimated rate of return for DBG is close to the rate of return required by capital firms that invest in start-up or emerging growth companies such as DBG given the relative level of risk associated with DBG's cash flow forecast.


DISCOUNT FOR LACK OF MARKETABILITY

Under each of the valuation methods described above, ComStock applied a 5% discount for lack of marketability. ComStock cited several studies that review the price differential between restricted and non-restricted shares representing minority interests. These studies provide a reference point for discounts of closely-held stock using the price differential as to evidence on discounts related to lack of marketability. These studies cover several hundred different transactions that occurred between 1966 and 1984. The results typically fall between a 35% and 45% discount. Other published studies use the differences in the sales price of securities prior to an initial public offering to the price after the offering. These studies were conducted from 1980 through 1995 and calculated a range of marketability discounts between 40% and 66%.

Marketability discounts for privately-held stock differ depending on whether the stock being valued represents a controlling interest or a minority interest. The typical discount for a controlling interest is typically much lower than for an illiquid minority block of stock. Other factors contributing to the magnitude of a marketability discount appropriate to a controlling interest considered by ComStock were:

     *    Lack of liquidity
     *    Historic trading activity of stock
     *    Prospect of an IPO or sale of UFAC, JW and DBG
     *    Inherent risk of the business
     * Overall priority and timing of debt claims and contingent financial claims
     *    Nature of growth characteristics of UFAC, JW and DBG
     *    Borrowing capacity of UFAC, JW and DBG o Shareholder rights
     *    Financial strength of UFAC, JW and DBG

Two additional factors taken into account by ComStock were ownership rights to 100% of each of the companies and total access to reliable information regarding the companies. Based on its analysis, ComStock determined that a reasonable lack of marketability discount for a 100% ownership block in each of the companies was 5%.


VALUE PER SHARE FOR FRONTIER


The Common Stock of Frontier is traded on the American Stock Exchange under the ticker symbol FAJ. Although Frontier's Common Stock trades on almost a daily basis, its daily trading volume is relatively low. The average trading volume for Frontier for the trading period twenty days prior to the ComStock valuation date of February 25, 2000 was 2,495 shares per day, or slightly above the average daily trading volume of 2,300 shares per day observed the preceding six months. While this volume may be viewed as low relative to other publicly-traded securities, it nevertheless represents substantial trading activity on a consistent basis in an efficient market where unrelated parties are establishing bid and ask prices. Therefore, the trading activity of the Frontier stock was deemed by ComStock to be sufficient in volume to be indicative of the fair market value of that stock.


During the last 20 trading days preceding February 28, 2000 (the most recent date for which ComStock received market data used in its valuation analysis), the daily closing price of Frontier's stock ranged from a low of $1.50 per share to a high of $1.88 per share. ComStock selected an average of the closing prices for Frontier's Common Stock for the 20-day period preceding its valuation and fairness analysis, or $1.68 per share, as a representative indication of the current fair market value of Frontier's stock for the purpose of the Transaction.

ComStock's analysis was updated to include various market data available to ComStock as of the date of its draft Opinion. ComStock concluded that no material changes to its initial conclusions were required based on this updated data. On April 22, 2000, ComStock issued its final report and fairness opinion to the Board.

VALUATION CONCLUSIONS

Following is a summary of ComStock's valuation conclusions by valuation method.

                                            UFAC            JW (2)            DBG
                                        ------------     ------------    ------------
Capitalized Cash Flow Method            $ 17,130,000     $  3,480,000    $  1,600,000
Discounted Cash Flow Method             $ 13,830,000              N/A             N/A
Merger & Acquisition Method             $ 14,600,000     $  3,450,000    $  1,770,000
Venture Capital Method                           N/A     $  3,470,000    $  1,790,000
Guideline Company Method                $ 15,720,000     $  3,350,000    $  1,870,000
Average Value                           $ 15,320,000     $  3,440,000    $  1,760,000
Median Value                            $ 15,160,000     $  3,460,000    $  1,780,000

                                                                                             TOTAL
                                                                                         ------------
Selected value from various methods     $ 15,240,000     $  3,450,000    $  1,770,000    $ 20,460,000
Less debt incurred for the purchase
 of 49% of JW (1)                       $ (1,000,000)              --              --    $ (1,000,000)


Selected Equity Value                   $ 14,240,000     $  3,450,000    $  1,770,000    $ 19,460,000

The valuation for Frontier was determined to be $1.68 per share of Common Stock or aggregate consideration of $19,456,080.

----------
(1) Subsequent to ComStock's valuation, UFAC purchased the remaining 49% of JW for $1,000,000 making UFAC the sole owner of JW. The purchase price was funded with additional debt.
(2)  Represents 100% of JW.


INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

Certain members of Frontier's management and the Frontier Board may be deemed to have certain interests in the Transaction that are in addition to their interests as shareholders of Frontier generally. The Frontier Board was aware of these interests when it approved the Merger Agreement and the Transaction. As provided for in Arizona law, a majority (but in any event not less than two) of Frontier's disinterested directors are required to approve the Transaction. On May 2, 2000 the Transaction was unanimously approved by the Board, including by all four of the independent directors.

John M. Davies, Frontier's Chairman of the Board, owns approximately 10% of the outstanding equity of Netrex LLC, which is the parent of Netrex Capital Group, LLC, which is the parent of Netrex. Mr. Davies disclaims any beneficial interest in the Frontier shares held by UFAC prior to the Transaction, and to be held by Netrex after the Transaction, for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

Certain executive officers and directors of Frontier are also executive officers and directors of Netrex, UFAC, JW and/or DBG. See "Proposal One - Management" for a description of the officers and directors of UFAC, JW and DBG. The following chart lists the executive officers and/or directors of Frontier who are also directors and/or officers of Netrex, UFAC, JW and/or DBG.

    John M. Davies            Director and Officer of Frontier, Netrex and UFAC

    Troy M. Huth              Director of Frontier, DBG and JW
                              Officer of Frontier, UFAC, JW and DBG

    Jeffrey R. Harcourt       Director of Frontier and DBG
                              Officer of Frontier, Netrex, UFAC, JW and DBG

    Peter I. Cavallaro        Officer of Frontier, Netrex, UFAC, JW and DBG

    William A. White          Director of Frontier, DBG and JW

Other than as set forth above, no director or executive officer of Frontier has any direct or indirect material interest in the Transaction, except insofar as ownership of Frontier Common Stock and Frontier or UFAC options might be deemed such an interest.

RELATED PARTY TRANSACTIONS


See Note 3 to UFAC's Financial Statements, annexed hereto as Annex D, for a description of transactions between and among Frontier, UFAC, JW and DBG.


                           PARTIES TO THE TRANSACTION

FRONTIER

Frontier licenses and franchises independent insurance adjusters (the independent insurance adjusters licensed or franchised by Frontier are hereinafter referred to collectively as the "Adjusters") throughout the United States and in Canada and provides support services to the Adjusters. The Adjusters are engaged by insurance carriers and self-insured companies to adjust claims made against them by claimants and by policyholders. In addition, Frontier, and certain of the Adjusters, offer risk management services to their clients. As of March 31, 2000, Frontier had entered into 505 license and franchise agreements ("Agreements") with 683 advertised locations in 50 states, the District of Columbia and Canada. In addition to licensing and franchising Adjusters, Frontier owns and operates independent insurance adjusting and risk management businesses in Arizona and Nevada.

As of March 31, 2000, Frontier employed 34 people, 33 full-time and one part-time. Nine employees provided adjusting services full-time, one employee provided adjusting services part-time, two were full-time officers of Frontier, and 22 were full-time administrative staff. Frontier is not a party to any collective bargaining agreements with any of its employees. Management believes that its relations with its employees are good.

GENERAL

For its fiscal years ended June 30, 1999, 1998 and 1997, Frontier's licensing and franchising activities accounted for approximately 78%, 79% and 86%, respectively, of gross revenue, and Frontier's adjusting and risk management businesses accounted for approximately 22%, 21% and 14%, respectively, of gross revenue. The revenue derived from Frontier's operations, as well as the gross billings by Adjusters (upon which Frontier's revenue from licensing and franchising activities are based), are set forth in the following table.

                                                           Fiscal Year Ended June 30,
                                                 -------------------------------------------
                                                     1999            1998            1997
                                                 -----------     -----------     -----------
  Gross billings by Adjusters (approximate)      $44,730,000     $42,050,000     $48,060,000
  Revenue from licensing and franchising
   activities                                      4,936,349       4,596,657       5,278,967
  Revenue from Frontier-owned adjusting and
   risk management businesses                      1,405,235       1,228,691         885,636

Although Frontier generally considers its client base broad and well diversified, collections received by Adjusters from one insurance company, Scottsdale Insurance Company, represented revenue to Frontier of 1.6%, 9.2% and 18.8% of continuing licensing and franchising fees for the years ended June 30, 1999, 1998 and 1997, respectively. In June 1997 this client elected to purchase the majority of its adjusting services from other vendors, and thereafter, the revenue generated from this client substantially diminished.

For further disclosure regarding Frontier's accounting segments, see Note 8 to the financial statements to Frontier's Annual Report for the fiscal year ended June 30, 1999.

CLAIMS ADJUSTING

A claims adjuster conducts the business of providing claims adjustment services to insurance companies and to self-insured clients. The major elements of claims adjusting consist of the following:

     * Investigation - the development of information necessary to determine the cause and origin of the loss.

     * Evaluation - the determination of the extent and value of damage incurred and the coverage, liability and compensability relating to the parties involved.

     * Disposition - the resolution of the claim, whether by payment, negotiation and settlement, by denial or by other resolution.

     * Management - the coordination of all parties involved in the claims process and the supervision of the claims process including risk management related services.

Insurance companies, which represent the major source of revenue to adjusters, customarily manage their own claims management function and require defined services from adjusters, such as field investigation and settlement services. Self-insured clients typically require a range of risk management services including claims adjustment, claims management, statistical reporting and loss control, among other services. Insurance companies usually make claims adjusting assignments on a claim by claim basis. Self-insured clients typically retain adjusting firms like Frontier and the Adjusters to handle all of their claims, such as workers' compensation, general liability claims and other claims. Neither Frontier nor any of the Adjusters engages in public adjusting, which consists of representing individual insureds with respect to their claims against insurance companies.

Risk management related services consist primarily of providing services to in-house risk managers of self-insureds whose internal resources do not include expertise in claims adjusting or other aspects of claims management. Risk management services, which also are often referred to in the industry as "third party administration" include administering claims, working with self-insurers to decide whether certain claims need external investigation, coordinating the efforts of the field investigation with internal claims review activities, generating necessary statistical reports and paying losses. The insurance companies responsible for the excess coverage of self-insured clients often play a significant role in the selection and retention of providers of risk management or third party administration and related services.

LICENSING AND FRANCHISING

The major part of Frontier's revenue is derived under its Agreements with the Adjusters. Pursuant to the terms of the Agreements, an Adjuster is authorized to use, within a designated geographic area, Frontier's service mark in providing adjusting and risk management-related services. In addition, an Adjuster is provided with a computerized central collection and rebilling service and national advertising and referrals by Frontier. Frontier receives a 10% or 15% royalty fee on all of the Adjusters' collections. In fiscal 1999, Frontier retained 10.7% of the Adjusters' collections as royalty fees under all of its Agreements.

Frontier generally does not advertise for or solicit potential licensees or franchisees. Frontier believes that through the financial flexibility it offers and the established and dependable services it provides to Adjusters, Frontier is generally capable of attracting qualified licensees and franchisees.

Frontier's philosophy is to enter into agreements with licensees and franchisees who are highly qualified and capable of adjusting all types of claims. Frontier estimates that the average length of time during which the Adjusters have been providing insurance adjusting services, on a company-wide basis, is approximately 20 years.

Before entering into an agreement with a prospective licensee or franchisee, Frontier reviews the prospective licensee's or franchisee's background to determine whether he or she is qualified and capable of rendering professional insurance adjusting services. In evaluating a potential licensee or franchisee, Frontier considers the length of time the potential licensee or franchisee has been involved in insurance adjusting and such other factors as his or her (i) experience and the types of claims that he or she is capable of adjusting; (ii) ability to act independently without supervision by Frontier; (iii) prior and current associations in the insurance adjusting business; and (iv) reputation in the insurance adjusting business and in the community in which he or she will provide insurance adjusting services.

OPERATION OF INDEPENDENT ADJUSTERS

Each Adjuster is required to maintain an office within a designated geographic area defined in his or her Agreement. The Agreements require, among other things, that Adjusters devote at least 80% of their time during any 45-day period to the conduct of the defined business. The Agreements are subject to termination by Frontier upon an Adjuster's failure to meet minimum gross billing volumes. The Adjusters retain the right to make independent decisions regarding the management and operation of their businesses, subject to the terms of the Agreements.

Frontier has a national advertising program in major trade journals. The advertising is designed to promote Frontier's operations and to generate new accounts for its Adjusters. Adjusters receive claims from both local referrals developed by the Adjusters and from referrals by Frontier. The latter referrals are generally obtained through advertising efforts and the general reputation of Frontier. In addition, Adjusters are permitted, but not required, to advertise within their designated geographic areas.

Upon providing services to a client, the Adjuster prepares a bill to the client for the Adjuster's services. The form of invoice, which is supplied by Frontier, indicates that remittance is to be made directly to Frontier's address. Upon receipt of payment from the client, Frontier withholds the royalty fee together with any reimbursements due to Frontier for liability and errors and omissions insurance premiums Frontier may have paid on behalf of the Adjuster and repayments for any credits, loans or advances Frontier may have made to the Adjuster. Frontier rebills uncollected invoices on a 45-60 day cycle. Frontier's arrangements with Adjusters located in Canada differ from the foregoing in that clients of Canadian Adjusters send their remittances to Frontier's Canadian P.
O. Box or to Frontier's franchisee in Regina, Saskatchewan, Canada. Remittances received by Frontier's franchisee are deposited by the franchisee directly into Frontier's bank account.

If a particular geographic area produces claims volume greater than the Adjuster in that area is capable of servicing, the Adjuster may, at Frontier's request, or at the suggestion of the Adjuster, relinquish to a new prospective licensee or franchisee a portion of the designated area covered by his or her Agreement. As a result of these arrangements, Frontier redirects to the relinquishing Adjuster 5% of collections derived from services provided by the new Adjuster.

To assist new Adjusters in meeting their business and personal expenses during their initial period as Adjusters, Frontier may advance funds to them against future billings. Typically such advances are made semi-monthly and average approximately $2,500 per month. The number of Adjusters to whom semi-monthly advances are made typically varies between 1 and 5. Frontier believes that these arrangements provide new Adjusters assistance in making the transition from being employees of insurance companies or other adjusting firms to becoming the owners of their own businesses and, therefore, aid Frontier in attracting qualified individuals as Adjusters.

In addition to advancing funds to new Adjusters, Frontier frequently lends money to Adjusters. These loans may either be loans that are repaid on a weekly basis out of their collections, or advances against accounts receivable. Frontier generally requires that advances against receivables be repaid in full within 45 days.

Frontier does not charge interest on any loans or advances made to Adjusters. During the past four fiscal years, Frontier has loaned or advanced an average aggregate of approximately $342,000 per month and has received reimbursement of an average of approximately $322,000 per month. At March 31, 2000, Frontier had approximately $1,357,000 in outstanding loans or advances. During the past four fiscal years, Frontier has written off an average of approximately $183,000 per year due to bad debts related to these arrangements.

FRONTIER-OWNED INSURANCE ADJUSTING BUSINESS

In addition to its operations as a licensor and franchisor, Frontier conducts independent insurance adjusting and risk management operations in Arizona and Nevada.

OWNERSHIP OF FRONTIER COMMON STOCK BY UFAC

On April 29, 1999, at the annual shareholders' meeting, Frontier's shareholders approved the November 20, 1998, agreement between Frontier and UFAC, whereby UFAC purchased 5,258,513 shares of Common Stock of Frontier, representing approximately 59% of Frontier's then outstanding Common Stock.

UFAC AND THE UFAC SUBSIDIARIES


UFAC, together with its subsidiary companies, DBG and JW, provides claims adjusting services, third party claims administration, and claims administration software to the automotive, insurance and financial services industries, with particular emphasis on Internet applications. UFAC owns 100% of the issued and outstanding capital stock of DBG and JW. For a discussion of segment reporting for UFAC and the UFAC Subsidiaries see Note 6 to the consolidated financial statements of UFAC and subsidiaries attached as Annex D


UFAC

UFAC offers a group of insurance claims products and services, including claims adjusting, third party claims administration and subrogation collections, to a broad range of insurance carriers and managers. UFAC's products and services are directed primarily to the automotive industry and may be customized to meet the needs of independent insurance carriers, risk managers of financial institutions and self insured fleets, and commercial insurance brokers and their clients. UFAC's products and services are designed to achieve lower claims costs for its clients.

CLAIMS ADJUSTING

UFAC carefully selects and trains its claim representatives to provide third party claims administration services for the commercial market. Claim representatives average eight years of professional claims experience and receive ongoing training. Each claim representative is evaluated under proprietary performance standards for timeliness, accuracy and courtesy.

THIRD PARTY CLAIMS ADMINISTRATION

UFAC provides administration of complex, high limit claims for the auto industry. Claim specialists continuously evaluate claims to make recommendations for settlement or defense. In addition, claim specialists are encouraged to cross-sell services to existing clients and to other carriers when appropriate. UFAC claim specialists are available to respond to customer needs 24 hours per day, seven days per week.

UFAC's extensive experience in third party claims administration has resulted in development of a litigation database of approved defense counsel. The litigation database helps UFAC to objectively review and evaluate the results, cost and performance of each defense counsel. Also, UFAC has a dedicated special investigation unit with a countrywide and international network of investigators. Using UFAC's information systems and databases, together with the National Insurance Crime Bureau and its experience and data, UFAC investigates and assists, on behalf of its clients, in the prosecution of criminal claims against perpetrators of insurance fraud.

SUBROGATION COLLECTIONS

UFAC's operations include a subrogation group that focuses on collection of third party liability indemnification claims. UFAC's subrogation collectors are skilled in litigation management and trained as casualty claims representatives.

COMPETITION

UFAC's main competitors are Hertz Claims Management, Crawford and Company, and Empire Fire & Marine. UFAC believes that its extensive experience in the commercial auto industry and its highly trained claims professionals, coupled with an operating structure that allows efficient and effective handling of all customer claims, permits UFAC to efficiently compete with its major competitors, many of whom have greater financial resources than UFAC.

MAJOR CUSTOMERS

Historically, UFAC has had four major customers: Enterprise-Rent-a-Car Company; Rental Insurance Services Enterprise (USI Insurance Service Corp.); Frontier Insurance Group, Inc., (which is not affiliated with Frontier, but has in the past been a client of Frontier) including its clients Dollar/Thrifty Auto Group, Budget-Rent-A-Car and Ryder; and American Express Travel Related Services Company, Inc. For the 12 months ended December 31, 1999 these customers represent 17%, 9%, 44% and 28% of UFAC's revenue, respectively. However, during 1999 Enterprise-Rent-a-Car represented four months of services only as it became a customer of UFAC in August 1999. In general, UFAC's relationships with its customers tend to span several years because of the complexities of the working relationship and the high cost of changing claim management firms. However, Frontier Insurance Group, Inc., a recently acquired customer, informed UFAC in April 2000 that it would cease using UFAC's services for new claims. UFAC believes that it will have replaced this lost revenue in 2001 during which Enterprise-Rent-a-Car has contracted with UFAC for the entire year. The loss of any of its major customers in the future may have a material adverse affect on UFAC's results of operations.

PRICING AND EXPENSE MANAGEMENT

UFAC is paid a predetermined fee for managing and adjusting a claim to closure. Fees vary by type of claim, for example, bodily injury claims are much more complex than property damage claims and therefore the related fees are higher. The variation is due to the complexity of the type of claim and the resources needed to resolve the type of claim. Complex claims often last three years or more. Fees are paid at the beginning of an engagement thereby generating a strong initial cash flow.

Adjuster compensation accounts for approximately 65% of UFAC's total annual expenses. Therefore, staff management and claim volume are the major factors affecting profitability. UFAC monitors adjuster inventory levels and closure rates on a daily basis. UFAC closely monitors loss adjustment expense per claim to ensure that its fee structure is adequate and standard productivity levels are being met. Because of the service nature of UFAC's business, UFAC's fixed costs are low in comparison to its variable costs. In the 12 months ended December 31, 1999 fixed costs represented approximately 30% of UFAC's total costs.

UFAC's   technology  staff  has  spent  the  past  24  months  developing  a  PC server-based claim system to replace the current mainframe system. The main features of the new system are enhanced user efficiencies and lower operating costs. In accordance with generally accepted accounting principles ("GAAP"), these costs have been capitalized and will be amortized over five years beginning mid 2000. The net incremental annual expense will be approximately $80,000.

EMPLOYEES

As of April 1, 2000, UFAC employed approximately 230 employees, of whom 20 were administrative, 200 were claims service employees and ten were in sales and marketing and other categories. UFAC is not a party to any collective bargaining agreements with any of its employees. UFAC believes that it has good relationships with its employees.

FACILITIES


UFAC's operations are maintained in four leased facilities located in Highland Heights, Ohio; Sacramento, California; Winter Park, Florida; and Memphis, Tennessee. UFAC currently pays base monthly rent of $35,955; $3,501; $8,846 and $23,517, respectively for these offices. The lease for the Winter Park, Florida location expires by its terms on November 30, 2002 and the leases for the Highland Heights, Ohio, Sacramento, California and Memphis, Tennessee locations are on a month-to-month basis. On May 12, 2000, UFAC entered into a new lease to relocate its Highland Heights, Ohio operations (which consists of approximately 80% of UFAC's employees) to a new single tenant building in Solon, Ohio. The initial term of this new lease is for five years with a monthly, base rent of $47,173 in the first year, escalating annually to $56,108 in the fifth year. UFAC expects to move its Highland Heights, Ohio operations into this new space in July or August, 2000. In addition, UFAC is in the process of finding new space for its Sacramento, California operations, which is currently occupying space leased on a month-to-month basis for a monthly rental of $3,500. UFAC expects to move its Sacramento operations into new space by December 31, 2000. UFAC believes that its facilities will be sufficient to meet its needs in the foreseeable future.

JW AND DBG

JW and DBG provide innovative software products and programs for customers in the insurance, automotive, and financial industries. JW's and DBG's products are offered under license agreements to customers. Related agreements also offer customer training, installation assistance and ongoing data processing support from their respective professional staffs.


JW was formed by James T. Wieland in October 1989. On October 31, 1998, UFAC purchased 51% of the outstanding common stock of JW from Mr. Wieland for $1,194,124, and in April 2000 purchased the remaining 49% of JW for $1,000,000. Mr. Wieland and Frontier have had no affiliation prior to the purchase of Frontier by UFAC in April 1999. DBG commenced operations as a subsidiary of UFAC in early 1999. DBG provides supporting services to JW, including centralized management, marketing, accounting and sales support. JW paid DBG $15,000 per month for these services through December, 1999. Additionally, JW paid DBG commissions for JW product or service revenue generated by DBG. These commissions ranged from 20% to 50% of revenue, depending on the nature of the product or service sold.


PRODUCTS AND SERVICES

JW's and DBG's claims management software systems help to manage the process of adjusting workers' compensation and property and casualty claims. These systems utilize visual displays, including icons and pull down menus, and a "wizard" feature that provides easy to access help menus to facilitate use of the product. Assignment and workflow management applications help streamline customer assignment and tracking of the workflow of their field service teams. Service and assignment requests are entered via the Internet. The software identifies the closest claims adjusters to complete the assignment, then tracks the request, providing status reports throughout the cycle. Field service results, including digital images, are used to expedite the transfer of information from the field to the central office and to customers.

Both JW and DBG believe software support is key to the success of information systems. Therefore, JW and DBG operate a Help Desk 24 hours per day, seven days per week. In addition, all software purchases include comprehensive training, using the software tailored for the specific customer's application. JW and DBG also offer consulting services in the areas of project management, custom programming, and system design, incorporating electronic data flexibility and data accessibility by multiple program applications and claims handling and management business processes and systems implementation.

JW's and DBG's software systems were developed in Power Builder 6.5 for Microsoft Windows and use open database access methods to allow system implementations with various commercial grade databases such as Oracle, MS, SQL Server and Sybase SQL Anywhere. The systems adhere to Windows 3.x, Windows 98 and Windows NT standards. System interfaces are designed to be consistent and intuitive, utilizing visual displays such as tool bars, icons, tabs, and buttons. This provides a single-screen interface to all related features and functionality.

JW and DBG anticipate that future sales volume will break down as follows: application software sales 75%; maintenance and support services 15%; and consulting work 10%. The companies intend to expand by acquiring small, entrepreneurial software companies and by providing centralized marketing, financial and technical support.

COMPETITION

JW and DBG's main competitors are CSC Computer Science Corp., Dorn Technologies, Pyramid Systems, Envision Technology Group, The Freedom Group and The David Corporation. JW and DBG believe that their competitive advantages include a more comprehensive solution to claims management needs, coupled with making their software products and applications available to their customers via several media, including over the internet. This enables their customers to most effectively and efficiently access the products and services that they need. The companies also benefit from their affiliation with UFAC, which provides end user expertise for the development of their claims management software.

EMPLOYEES

As of April 1, 2000, JW and DBG, together, employed approximately 50 employees, consisting of 34 application programmers, four web developers, and 12 operating support personnel including database, hardware and network support. Because of the service nature of JW and DBG operations, the companies operate with minimal fixed costs. Programmer compensation (a variable cost) accounted for approximately 80% of total annual expense during the 12 months ended December 31, 1999. Neither JW nor DBG is a party of any collective bargaining agreements with any of their employees. JW and DBG each believe that they have good relationships with their respective employees.

FACILITIES

JW and DBG currently share UFAC's office space in Highland Heights, Ohio. Approximately 65% of JW and DBG employees are located at this space. These operations will be relocated, along with UFAC's operations, upon the effective date of the new Solon, Ohio lease agreement. See "UFAC - Facilities" above. In addition, JW and DBG rent additional office space in St. Louis, Missouri. The term of this lease continues through February 2001 and has a current monthly base rental payment of $6,157. JW and DBG believe that their facilities will be sufficient to meet its needs in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UFAC

GENERAL


Prior to November 5, 1999 UFAC owned 100% of DBG, 51% of JW, 50.1% of Vehicle Inspection Services, Inc. (formerly Progressive Vehicle Services, Inc.) and approximately 59% of Frontier. UFAC acquired the remaining 49% of JW in April 2000. Vehicle Inspection Services, Inc., a former subsidiary of UFAC, was divested in 1999 and is not a party to the Transaction. Accordingly, UFAC's interest in Vehicle Inspection Services, Inc. have been excluded. In addition, the 59% ownership interest in Frontier has been excluded from the UFAC Consolidated Operating Results, since Frontier's results are included in their entirety elsewhere in the document or by reference.

SIX MONTHS ENDED JUNE 30 , 2000 AS COMPARED TO THE SIX MONTHS ENDED
JUNE 30, 1999

The following table sets forth the consolidated operating results of UFAC, DBG and JW for the six months ended June 30, 2000 and 1999 and reflects the minority interest in JW held by a third party through March 2000. The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis.

               Consolidated Operating Results of UFAC, DBG and JW
                 For the Six Months ended June 30, 2000 and 1999

                                                      2000                    1999
                                            ---------------------    ---------------------
   Revenue                                  $11,346,148    100.0%    $ 6,535,145    100.0%
                                            -----------    -----     -----------    -----
   Compensation and employee benefits         7,222,106     63.7       3,437,460     52.6
   Office and overhead expenses               2,991,431     26.4       2,184,309     33.4
   Other operating expenses                     804,463      7.0         630,647      9.7
                                            -----------    -----     -----------    -----
   Total operation expenses                  11,018,000     97.1       6,252,416     95.7
                                            -----------    -----     -----------    -----
   Income from operations                       328,148      2.9         282,729      4.3
                                            -----------    -----     -----------    -----
   Interest income                              284,352      2.5              --       --
   Interest expense                                  --       --         203,587      3.1
   Rental income                                     --       --         197,297      3.1
   Management fees charged to Frontier          150,000      1.3          50,000      0.7
   Income taxes                                 460,365      4.0         189,625      2.9
   Minority interest                             33,555      0.3          63,636      1.0
                                            -----------    -----     -----------    -----
   Net income                               $   335,690      3.0%    $   200,450      3.1%
                                            ===========    =====     ===========    =====

During the six months ended June 30, 2000, UFAC's consolidated revenue increased to $11,346,148 from $6,535,145 during the six months ended June 30, 1999. This increase was due primarily to the full inclusion for six months of the Enterprise-Rent-A-Car claims adjusting program which began in August, 1999 and, to a lesser degree, to an incremental increase in volume from the claims adjusting program for Frontier Insurance Group, Inc. These two customers generated approximately $6,913,412 of revenue during the six months ended June 30, 2000 as compared to $1,064,785 of revenue during the six months ended June 30, 1999. Frontier Insurance Group, Inc. informed UFAC during first quarter 2000 that it would cease using UFAC's services for new claims during the second quarter 2000. The revenue generated during the six months ended June 30, 2000 included a contract termination settlement paid by Frontier Insurance Group , Inc. The contract termination by Frontier Insurance Group, Inc. is not expected to have a material impact on UFAC's revenue, results of operations or financial position in future periods. Any potential adverse impact was substantially eliminated due to the contract termination penalty paid by Frontier Insurance Group, Inc., coupled with a growing program with Enterprise-Rent-a-Car; the volume generated by the Enterprise-Rent-a-Car program provides substantial incremental revenue to replace the loss of Frontier Insurance Group, Inc.

Compensation and employee benefits increased from $3,437,460 during the six months ended June 30, 1999 to $7,222,106 during the six months ended June 30, 2000. This increase is attributable to additional staffing requirements due to increased revenue, coupled with the need to hire additional employees to perform functions previously provided by The Progressive Corporation. During the six months ended June 30, 1999, JW licensed its claims management system to Budget-Rent-A-Car, resulting in revenue of approximately $600,000. JW expects that it will continue to receive license fees under this agreement.

UFAC experienced an increase in operating costs and expenses to $11,018,000 during the six months ended June 30, 2000 from $6,252,416 during the six months ended June 30, 1999. This increase is due principally to the substantial increase in revenue over the same periods. UFAC expects that without subsequent increases in revenue volume, the current level of expenses will remain constant.

Office and overhead expenses consists principally of general and administrative services provided by The Progressive Corporation, outside legal fees, rent and utilities, telephone, and travel expenses. Office and overhead expenses increased from $2,184,309 during the six months ended June 30, 1999 to $2,991,431 during the six months ended June 30, 2000. This increase was due primarily to the increase in revenue and number of employees. While total expenses increased, expenses as a percentage of revenue decreased. This is due to a decrease in expenses allocated from The Progressive Corporation. During the six months ended June 30, 1999 expenses were being allocated to UFAC from The

Progressive Corporation in the form of an inter-company management fee. The management fee is shown in the office and overhead line of the financial statements. After November 1999, including the six months ended June 30, 2000, UFAC began to conduct some of the services on its own. Since UFAC had employees performing the same services that used to be part of the management fee, the expenses related to such services are now reflected in the compensation and benefits line of the financial statements.

Other operating expenses, which largely relate to depreciation and amortization and outside services, increased from $630,647 during the six months ended June 30, 1999 to $804,463 during the six months ended June 30, 2000. Depreciation and amortization increased by $443,708, due mainly to depreciation on fixed assets purchased and the amortization of the goodwill resulting from the "push down" accounting implemented in November 1999. See Note 1 to UFAC's consolidated audited financial statements. Outside services decreased by $269,892 during the six months ended June 30, 2000 as compared to the six months ended June 30, 1999, due mainly to replacing contract programmers with full-time employees. Operating profit increased to $328,148 during the six months ended June 30, 2000 from $282,729 during the six months ended June 30, 1999. This increase was principally due to growth in revenue of $4,811,003, allowing UFAC to further increase operating efficiencies and further leverage fixed costs.

During the six months ended June 30, 2000, a receivable from parent and affiliates existed, resulting in interest income of $284,352 for the period. In addition, UFAC began charging Frontier a monthly service fee of $25,000 in May 1999 for performance of certain administrative functions. These charges resulted in an increase of $100,000 in management fee income for the six months ended June 30, 2000 as compared to the six months ended June 30, 1999. The rental income of $197,297 during the six months ended June 30, 1999 ceased to exist as of November 5, 1999 when the rental property was sold to The Progressive Corporation.

UFAC incurred no interest expense for the six months ended June 30, 2000 as compared to expense of $203,587 for the six months ended June 30, 1999. During 1999, UFAC paid $125,189 of interest on a mortgage associated with a certain rental property sold to The Progressive Corporation. The related debt was assumed by The Progressive Corporation in November 1999. In addition, UFAC incurred interest expense of $78,398 due on its payable to parent and affiliates, which existed during the six months ended June 30, 1999.

Income taxes increased to $460,365 for the six months ended June 30, 2000 from $189,625 for the six months ended June 30, 1999. The increased tax expense is related to increases in operating income and other income. The effective tax rate for the six months ended June 30, 2000 increased to 61% from 58% for the six months ended June 30, 1999. The increase was driven by increased goodwill amortization expense, which is not deductible for income tax purposes.


UFAC SEGMENT DISCLOSURE


During the six months ended June 30, 2000, UFAC's revenue increased to $10,518,567 from $5,328,970 for the six months ended June 30, 1999. This growth was due primarily to the Frontier Insurance Group, Inc. and to the Enterprise-Rent-A-Car programs. Frontier Insurance Group, Inc. informed UFAC during first quarter 2000 that it would cease using UFAC's services for new claims during second quarter 2000. Revenue from Frontier Insurance Group, Inc.'s program was $3,520,387 for the six months ended June 30, 2000, including proceeds from a contract termination settlement that increased net revenue by approximately $132,000. Any potential adverse impact was substantially eliminated due to the contract termination penalty paid by Frontier Insurance Group, Inc., coupled with a growing program with Enterprise-Rent-a-Car; the volume generated by the Enterprise-Rent-a-Car program provides substantial incremental revenue to replace the loss of Frontier Insurance Group, Inc. Depreciation and amortization expense increased $411,728 from $306,960 during the six months ended June 30, 1999 to $718,688 during the six months ended June 30, 2000. This increase was due principally to depreciation on fixed assets purchased in November 1999 and the amortization of the goodwill resulting from the "push down" accounting implemented in November 1999. Interest expense decreased to $0 for the six months ended June 30, 2000 from $203,416 for the six months ended June 30, 1999. This decrease was due primarily to the settlement of a mortgage note payable to The Progressive Corporation during fourth quarter of 1999. Net income increased $496,701 from $55,027 during the six months ended
June 30, 1999 to $551,728 during the six months ended June 30, 2000. The increase was due primarily to the above mentioned contract termination settlement with Frontier Insurance Group, Inc. and revenue growth, allowing UFAC to increase operating efficiencies and further leverage fixed costs. Expenditures for segment assets increased from $355,836 for the six months ended June 30, 1999 to $2,524,174 for the six months ended June 30, 2000. UFAC capitalized $1,137,080 in software expenditures and $387,094 of property and fixed assets during the six months ended June 30, 2000. UFAC also purchased the remaining 49% interest in JW Software for $1,000,000 in April 2000.

JW's revenue decreased by $377,407 from $1,214,115 during the six months ended June 30, 1999 to $836,708 during the six months ended June 30, 2000. JW licensed it claims management system to Budget-Rent-A-Car in the six months ended June 30, 1999; this was a comparatively large sale that generated approximately $600,000 in revenue . Cash expenditures for segmented assets totaled $456,484 during the six months ended June 30, 2000. JW capitalized $48,484 of property and fixed assets during the six months ended June 30, 2000. In May 2000 JW acquired 100% of the stock of Vedder Software Group, Inc... for $408,000 cash and a $392,000 three-year installment Note payable.

DBG's operating result are relatively insignificant compared to UFAC and JW. DBG's profitability for the six months ended June 30, 1999 was largely due to subsidized services received from UFAC and JW. Beginning in September 1999, UFAC and JW began charging DBG for services rendered on its behalf. See Note 6 to the UFAC Consolidated Financial Statements in Annex D.


TWELVE MONTHS ENDED DECEMBER 31, 1999 AS COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 1998


The following table sets forth the consolidated operating results of UFAC, DBG and JW for the years ended December 31, 1999 and 1998 and reflects the minority interest in JW held by a third party. The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis.

               Consolidated Operating Results of UFAC, DBG and JW
                 For the Years ended December 31, 1999 and 1998

                                                   1999                      1998
                                          ---------------------    ---------------------
   Revenue                                $16,976,448    100.0%    $ 9,361,239    100.0%
                                          -----------    -----     -----------    -----
   Compensation and employee benefits       9,972,053     58.7       5,077,094     54.2
   Office and overhead expenses             5,245,974     30.9       3,865,691     41.3

   Other operating expenses                 1,051,783      6.2         384,882      4.1
                                          -----------    -----     -----------    -----
   Total operation expenses                16,269,810     95.8       9,327,667     99.6
                                          -----------    -----     -----------    -----
   Income from operations                     706,638      4.2          33,572      0.4
                                          -----------    -----     -----------    -----
   Interest expense                           440,975      2.6         256,766      2.8
   Rental income                              295,344      1.8         435,728      4.7
   Management fees charged to Frontier        200,000      1.7              --       --
   Income taxes                               448,207      2.7          97,737      1.1
   Minority interest                           99,673      0.6          63,549      0.7
                                          -----------    -----     -----------    -----
   Net income                             $   412,473      2.4%    $   178,346      1.9%
                                          ===========    =====     ===========    =====

UFAC's consolidated revenue increased approximately 81% from $9,361,239 for the 12 months ended December 31, 1998 to $16,976,448 for the 12 months ended December 31, 1999. This growth is due to two major factors. During the 12 months ended December 31, 1999, UFAC began a claims adjusting program with Frontier Insurance Group, Inc. and added Enterprise-Rent-A-Car to its customer base. These two programs generated approximately $7,000,000 in revenue during the 12 months ended December 31, 1999. Frontier Insurance Group, Inc. has indicated to UFAC that it will cease purchasing new services from UFAC commencing in April 2000. Revenue to UFAC from Frontier Insurance Group, Inc. represented approximately $5,200,000 during the 12 months ended December 31, 1999. Also, during 1999, JW licensed its claims management system to Budget-Rent-A-Car.. This generated approximately $600,000 in revenue during the year. UFAC does not anticipate that it will receive any claim service revenue from Frontier Insurance Group or any of its clients after the second quarter of 2000, except for Budget-Rent-a-Car as a result of its purchase of a software license for JW's claims management software.

The increase in operating costs and expenses to $16,269,810 during the 12 months ended December 31, 1999 from $9,327,667 for the 12 months ended December 31, 1998, an increase of approximately 75%, is due principally to the 81% increase in revenue over the same periods. Compensation and employee benefits increased from $5,077,094 in the 12 months ended December 31, 1998 to $9,972,053 in the 12 months ended December 31, 1999. This increase is attributable to additional staffing requirements due to increased revenue. Office and overhead expenses, which largely relate to general and administrative services provided by Progressive, outside legal fees, rent and utilities, telephone, and travel expenses, increased from $3,865,691 in the 12 months ended December 31, 1998 to $5,245,974 in the 12 months ended December 31, 1999. This increase was driven by incremental legal expenses associated with the acquisition of Frontier, increased facility costs due to additional staffing, and the addition of JW and DBG. Other operating expenses, which largely relate to depreciation and amortization and outside services, increased from $384,882 in the 12 months ended December 31, 1988 to $1,051,783 in the 12 months ended December 31, 1999. This was largely attributable to depreciation on fixed assets purchased in November 1999 and a full year of goodwill amortization related to JW. Operating profit increased to $706,638 during the 12 months ended December 31, 1999 from $33,572 in the 12 months ended December 31, 1998. This increase was principally due to growth in revenue of $7,615,209, allowing UFAC to increase operating efficiencies and further leverage fixed costs.


As a result of a building sale to The Progressive Corporation, the related interest expense and rental income decreased in 1999. Due to the sale of the rental property in November 1999, the rental income decreased to $295,344 during the 12 months ended December 31, 1999 from $435,728 during the 12 months ended December 31, 1998. The interest expense related to the payable to parent and affiliate increased $284,906 for the 12 months ended December 31, 1999 as compared to the 12 months ended December 31, 1998. The increase was due primarily to the purchase of Frontier for $6,836,067 which increased the payable to parent and affiliates and the related interest expense. The net affect of the reduction in the mortgage interest expense and the increase in interest expense on the payable to parent and affiliates results in a net increase in interest expense of $184,209 for the 12 months ended December 31, 1999 as compared to the 12 months ended December 31, 1998. During the 12 months ended December 31, 1999, UFAC collected service fees of $200,000 from Frontier. In May 1999, UFAC began charging Frontier a monthly service fee of $25,000 for the performance of certain administrative functions.

Income taxes increased to $448,207 during the 12 months ended December 31, 1999 from $97,737 during the 12 months ended December 31, 1998. The increased tax expense relates primarily to the increase in income from operations of $673,066. The effective tax rate for the 12 months ended December 31, 1999 increased to 59% from 46% for the 12 months ended December 31, 1998. This increase was due primarily to increased goodwill amortization expense that is not deductible for income tax purposes.


UFAC SEGMENT DISCLOSURE


UFAC's revenue increased approximately 64% from $9,204,731 for the 12 months ended December 31, 1998 to $15,090,701 for the 12 months ended December 31,
1999. This growth was driven by the Frontier Insurance Group, Inc. and Enterprise-Rent-A-Car programs. Depreciation and amortization expense increased $348,352 from $342,001 in the 12 months ended December 31, 1998 to $690,353 in the 12 months ended December 31, 1999. This increase was driven by the amortization of goodwill associated with the purchase of JW and additional goodwill related to the "push down" accounting implemented in November 1999... Interest expense increased $177,219 from $256,766 in the 12 months ended December 31, 1998 to $433,985 in the 12 months ended December 31, 1999. This increase was driven by the acquisition of Frontier for $6,836,067, which increased the payable to parent and affiliates. Net income increased $471,024 from $244,488 in the 12 months ended December 31, 1998 to $715,512 in the 12 months ended December 31, 1999. This increase was driven by revenue growth, allowing UFAC to increase operating efficiencies and further leverage fixed costs.

The other reportable segments, JW and DBG, are relatively insignificant compared to UFAC. JW's revenue increased by $1,837,776 from $156,508 for the two months ended December 31, 1998 to $1,994,284 for the 12 months ended December 31, 1999. This significant increase is due to the fact that UFAC acquired JW in October, 1998. During 1999, JW licensed its claims management system to Budget-Rent-A-Car, generating approximately $600,000 in revenue. DBG began operations in the second quarter of 1999. See Note 6 to the UFAC Consolidated Financial Statements in Annex D.


LIQUIDITY


Net cash provided by operating activities of $1,932,354 during the six months ended June 30, 2000 was due principally to net income and increases in other liabilities and accruals. Net cash provided by operating activities of $958,357 during the six months ended June 30, 1999 was primarily due to net income and increases in accounts payable and deferred revenue. Net cash provided by operations increased to $5,632,283 during the year ended December 31, 1999 from $1,909,365 during the year ended December 31, 1998. The increase was due primarily to the increase in net income, deferred revenue and accounts payable.

Net cash used in investing activities of $2,980,658 during the six months ended June 30, 2000 was due to $1,137,080 in capitalized software , $435,578 in property and fixed assets, the purchase of the remaining 49% interest in JW Software and the acquisition of Vedder Software Group, Inc. Net cash used in investing activities was $2,064,611 during the year ended December 31, 1999, a decrease of $55,098 from $2,119,709 during the year ended December 31, 1998. Cash used in 1999 was primarily used to purchase fixed assets and to develop software. Cash used in 1998 was primarily used to purchase JW and to develop software.

Net cash provided by financing activities of $2,834,539 during the six months ended June 30, 2000 was the result of decreases in the receivable from parent and affiliates, net of decreases in agency deposits for claims disbursements. The net cash used in financing activities of $578,869 during the six months ended June 30, 1999 was due primarily to a decrease in the receivable from parent and affiliates, net of decreases in agency deposits for claims disbursements. Net cash used in financing activities during the year ended December 31, 1999 was $3,342,880. This use in financing was the result of the settlement of intercompany loans, principally with The Progressive Corporation, net of increases in agency deposits for claims disbursement. Net cash provided by financing activities of $216,276 during the year ended December 31, 1998 was the result of intercompany loans received, net of decreases in agency deposits for claims disbursements.


During November 1999, UFAC sold a certain rental property, which was not occupied by UFAC and related improvements to The Progressive Corporation for $7,737,280 in a non-cash transaction. In exchange for the land and building, The Progressive Corporation extinguished the related debt and the resulting net proceeds were recorded through The Progressive Corporation's intercompany account. The net difference of $1,106,810 between the sale price and the net book value of the rental property less the related debt was recorded as contributed capital from The Progressive Corporation.


Although Frontier Insurance Group, Inc. informed UFAC in April 2000 that it would cease using UFAC's services for new claims, UFAC believes that the adverse impact on liquidity was substantially eliminated due to the contract termination penalty paid by Frontier Insurance Group, Inc., coupled with the existence of a growing program with Enterprise-Rent-a-Car. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of UFAC - Six Months ended June 30, 2000 as Compared to the Six Months Ended June 30, 1999."

UFAC, DBG and JW believe that their current cash balances are sufficient to meet anticipated operating requirements for the next 12 months. As discussed in Note 1 to UFAC's consolidated financial statements included in Annex D, UFAC, DBG and JW currently operate within Progressive's centralized cash management system and, therefore, carry a substantial receivable from parent and affiliates related to this centralized cash management arrangement. This balance is adjusted based on daily cash activity (e.g. deposits to the centralized cash management system increase the receivable, while disbursements decrease the receivable). The total of the available cash on hand at June 30, 2000, together with the receivable from parent and affiliates, was $6,292,616. UFAC is paid its fees at the beginning of an engagement despite the fact that the process for managing and adjusting a complex claim often takes three years or more, thereby generating a strong initial cash flow. In addition, given the service nature of the businesses, long-term working capital requirements are minimal. Although UFAC, JW and DBG are service businesses, future capital requirements will depend on many factors, including the level of investment made in new technologies, improvements to existing technologies and the level of expenses required to launch new products and services. However, there can be no assurance that additional capital beyond the amounts forecasted will be required or that any such required additional capital will be available on reasonable terms, if at all. UFAC, DBG and JW do not currently have any material commitments for capital expenditures, other than those disclosed in Note 5 to UFAC's Consolidated Financial Statements included in Annex D and have sufficient liquid assets to meet these commitments and anticipated operating requirements.


ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 established new accounting for reporting standards for derivative financial instruments and for hedging activities. SFAS 133 requires a company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on that company's rights or obligations under the applicable derivative contract. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of SFAS 133 for one year. UFAC, DBG and JW will adopt SFAS 133 no later than the first quarter of fiscal year 2001. SFAS 133 is not expected to have a material impact on the consolidated results of operations, financial position or cash flows of UFAC, DBG and JW.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), Revenue Recognition in Financial Statements, which provides guidance related to revenue recognition based on interpretations and practices promulgated by the SEC. Before modification by SAB 101B, SAB 101 was to be effective commencing with the first fiscal quarter of fiscal years beginning after December 15, 1999 and required companies to report any changes in revenue recognition as a cumulative change in accounting principles at the time of implementation. In June 2000, the SEC issued SAB 101B, Second Amendment:
Revenue Recognition in Financial Statements, which delays implementation of SAB 101 until Frontier's fourth quarter of fiscal 2000. Frontier is currently determining the effect, if any, that the implementation of SAB 101 will have on its financial statements. No effect is anticipated.

CERTAIN FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

Future performance may be affected by a number of factors, which should be considered in evaluating UFAC, DBG and JW. Revenue depends on, among other things, continued customer satisfaction, successful new sales, timing of new product introductions, price competition and decline and the continued successful design of new products. Future operating results may vary significantly from period to period as a result of these factors.

UFAC's revenue and margins are highly dependent upon a few large customers. The loss of one or more of these customers would materially adversely affect UFAC's operating results. For DBG and JW, frequent product introductions and rapid product obsolescence characterize the technology market. Despite a strategy designed to enable short time frame from product development to market, there is no assurance that DBG and JW will be successful in execution or that successful execution will assure high margins.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this Proxy Statement, including statements made under "Proposal One-UFAC and the UFAC Subsidiaries - JW and DBG
- Management's Discussion and Analysis of Financial Condition and Results of Operations of UFAC," concerning future, proposed and anticipated activities of Frontier, UFAC, JW and/or DBG, certain trends with respect to their operating results, capital resources and liquidity or with respect to the insurance adjusting industry in general, and other statements contained in this Proxy Statement regarding matters that are not historical facts are forward-looking statements, and by their very nature, include risks and uncertainties. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include the foregoing and those discussed elsewhere in this Proxy Statement and under "Special Considerations" in Frontier's Form 10-K for the year ended June 30, 1999.

MANAGEMENT


CURRENT DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth information concerning each of the directors and executive officers of Frontier, UFAC, JW and DBG.


                Name                 Age                       Position
                ----                 ---                       --------
Frontier:
           John M. Davies            43       Chairman of the Board and Director
           Troy M. Huth              40       CEO, President and Director
           James S. Rocke            32       Vice President
           Jeffrey R. Harcourt       39       Treasurer, CFO and Director
           Peter I. Cavallaro        38       Secretary
           Jeffrey C. Jordan         44       Vice President and Director
           William A. White          45       Vice President and Director
           Laurel A. Park            27       Assistant Secretary
           Louis T. Mastos           79       Director
           William J. Rocke          76       Director
           Jean E. Ryberg            68       Director
           Kenneth A. Sexton         46       Director


UFAC:
           John M. Davies            43       Sole Director
           Troy M. Huth              40       President
           Jeffrey R. Harcourt       39       Treasurer
           Peter I. Cavallaro        38       Secretary

JW:
           Troy M. Huth              40       Chairman of the Board and Director
           James T. Wieland          38       President and Director
           Jeffrey R. Harcourt       39       Treasurer
           Peter I. Cavallaro        38       Secretary
           William A. White          45       Director

DBG:
           Troy M. Huth              40       President and Director
           Jeffrey R. Harcourt       39       Treasurer and Director
           Peter I. Cavallaro        38       Secretary
           William A. White          45       Director

PETER I. CAVALLARO joined UFAC as Secretary and General Counsel and JW and DBG as Secretary in November 1999. Mr. Cavallaro joined Netrex LLC, a newly-organized financial services and technology company, in November 1999. Mr. Cavallaro was appointed Frontier's Secretary in January 2000. From May 1990 to March 1999, Mr. Cavallaro was employed by NationsBanc Auto Leasing, Inc. (formerly named Oxford Resources Corp.), most recently serving as Senior Vice President and General Counsel. From June 1999 to November 1999, Mr. Cavallaro was a Partner at the New York law firm of Rivkin, Radler & Kremer LLP. Mr. Cavallaro continues as Of Counsel to that law firm. Mr. Cavallaro holds a J.D. degree from St. John's University School of Law, and a B.A. degree from St. John's University.

JOHN M. DAVIES was appointed sole director of UFAC in November 1999. Mr. Davies has been associated with Frontier as a director since April 1999 and Chairman of the Board since January 2000. Since June 1999, Mr. Davies has also served as President of Netrex LLC, a newly organized financial services and technology company. From September 1989 through June 1999, Mr. Davies was employed by The Progressive Corporation, most recently as Division President of Progressive's

Diversified Business Group. Mr. Davies has an M.B.A. from the University of Pittsburgh and has earned numerous professional designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter and a Chartered Life Underwriter.

JEFFREY R. HARCOURT was appointed Treasurer of UFAC in November 1999, Treasurer of JW in November 1998 and Treasurer and director of DBG in March 1999. Mr. Harcourt has served as Chief Financial Officer of Frontier since August 1999, as a director of Frontier since April 1999 and as Treasurer of Frontier since January 2000. From October 1990 through November 1999, Mr. Harcourt was employed by The Progressive Corporation, most recently as Controller of the Diversified Business Group. Mr. Harcourt currently also serves as the Chief Financial Officer of Netrex. Mr. Harcourt holds a B.S. degree from Miami University and has earned numerous designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter, a Certified Internal Auditor and a Certified Information Systems Auditor.


TROY M. HUTH was appointed President of UFAC in June 1999 , Chairman of the Board and director of JW in November 1999 and President and director of DBG in November 1999. Mr. Huth has also served as President and director of Frontier since April 1999, and was appointed CEO in January 2000. From April 1986 until November 1999, Mr. Huth was employed by The Progressive Corporation in various technology and management positions. Mr. Huth has a B.A. from Baldwin Wallace College.


JEFFREY C. JORDAN has been Vice President and director of Frontier since April 1999. From September 1984 through November 1999 Mr. Jordan was employed by The Progressive Corporation in numerous capacities, most recently as a division claims manager. Mr. Jordan earned a B.A. degree from Rutgers University and a JD from UCLA.

LOUIS T. MASTOS has been a director of Frontier since February 1978. From February 1971 to present, Mr. Mastos has been the President of Louis T. Mastos & Associates, Inc., a managing general insurance agency located in Reno, Nevada. He is past President of the American Association of Managing General Agents. Mr. Mastos was the Insurance Commissioner of the State of Nevada from 1965 to 1971.

LAUREL A. PARK has been employed by Frontier since June 1995 and currently serves as Controller. In January 2000, Ms. Park was appointed as Frontier's Assistant Secretary. Ms. Park holds a B. S. degree in accounting from Arizona State University.

JAMES S. ROCKE has been employed by Frontier since December 1982 and has served in various positions including Secretary and Treasurer of Frontier from January 1993 to January 2000. In January 2000, Mr. Rocke was elected a Vice President of Frontier and currently serves in that capacity. Mr. Rocke holds a B.S. degree in Finance from Arizona State University. Mr. Rocke is the son of William J. Rocke.


WILLIAM J. ROCKE founded Frontier in 1957 and served as an executive officer of Frontier and its predecessor entities from May 1957 through June 2000 and has been a director of Frontier since May 1975. Mr. Rocke holds a law degree from the University of Denver and is a member of the Colorado Bar Association. Mr. Rocke retired as Chairman of the Board and Chief Executive Officer of Frontier in June 1999. Mr. Rocke is the father of James S. Rocke.


JEAN E. RYBERG was employed by the Frontier in several capacities from October 1962 through June 1999, most recently as President of Frontier from January 1993 through June 1999, when she retired. Mrs. Ryberg has been a director of Frontier since May 1975.

KENNETH A. SEXTON was appointed as a director of Frontier in January 2000. Mr. Sexton currently serves as Senior Vice President of Finance and Administration and Chief Financial Officer of Merant, a worldwide technology and software company. Mr. Sexton has served in various positions with Merant and its related companies since 1991. Mr. Sexton holds a B.S. degree in business from Ohio State University and is a Certified Public Accountant.

WILLIAM A. WHITE was appointed as a director of JW and DBG in March 1999. Mr. White has served as a director of Frontier since April 1999 and was appointed Vice President of Frontier in January 2000. From May 1985 to November 1999, Mr. White was employed by The Progressive Corporation, managing the Diversified Claims Business Group. Mr. White holds a master's degree from the University of Southern California and undergraduate degree in Business Administration from John Carroll University.

JAMES T. WIELAND has served as the President for JW Software, Inc. from October 1990 to present. Mr. Wieland holds a B.S. degree from the University of Missouri, St. Louis with an emphasis in Information Systems and Financial Accounting.

Immediately following the Merger, the Board of Directors and management team of Frontier are expected to remain substantially unchanged. The Board of Directors may consider additional candidates to serve on the Board of Directors or to fill vacancies that may arise prior to the next annual meeting of shareholders.

LEGAL PROCEEDINGS

From time to time in the normal course of business, UFAC, JW and/or DBG are named as defendants in lawsuits. The companies do not believe that they are subject to any such lawsuits or litigation, or threatened lawsuits or litigation that will have a material adverse affect on the companies or their businesses.

                       SELECTED HISTORICAL FINANCIAL DATA


         The following tables set forth selected historical consolidated financial information for Frontier for the five years ended June 30, 2000. The tables have been derived from, and should be read in conjunction with, the historical audited financial statements of Frontier, including the related notes thereto incorporated by reference in this Proxy Statement. Frontier's financial statements for the four years ended June, 30, 1999 were audited by McGladrey & Pullen, LLP. The financial information for the year ended June 30, 2000 is unaudited and reflects in the opinion of management all adjustments necessary for a fair presentation of such information.

                       FRONTIER ADJUSTERS OF AMERICA, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                               YEAR ENDED JUNE 30
                                ---------------------------------------------------------------------------
                                    2000            1999           1998            1997            1996
                                -----------     -----------     -----------     -----------     -----------
INCOME STATEMENT DATA
Operating revenue               $ 6,256,896     $ 6,341,584     $ 5,825,348     $ 6,164,603     $ 5,641,984
Net income                        1,240,369         546,452         612,475         979,198       1,134,519
Comprehensive income              1,246,420         517,505         578,854       1,069,110       1,113,186
Basic earnings per share               0.14            0.12            0.13            0.21            0.25
Diluted earnings per share             0.14            0.12            0.13            0.21            0.25
Weighted average number of
 shares used in per share
 data: Basic                      8,957,586       4,569,049       4,605,358       4,607,709       4,620,101
       Diluted                    8,957,586       4,570,113       4,612,674       4,631,898       4,627,606
Cash dividends per share                 --     $    1.6375     $      0.15     $      0.15     $      0.14


BALANCE SHEET DATA
Working capital                 $ 3,533,324     $ 2,073,511     $ 3,214,489     $ 3,261,953     $ 3,196,562
Total assets                      6,720,093      12,118,984       7,800,700       7,912,139       6,875,752
Long-term debt                           --              --           4,953          33,462          59,983
Property and equipment, net       1,622,389       1,608,936       1,724,329       1,736,226       1,554,401
Stockholders' equity              6,300,340       5,053,633       6,452,241       6,564,193       6,230,799
Book value per share                   0.70            0.56            1.40            1.43            1.35
Retained earnings                 4,263,100       3,022,731       4,735,935       4,814,266       4,526,419
Total shares outstanding          8,957,660       8,957,560       4,605,358       4,605,358       4,619,658

         The following tables set forth selected historical audited consolidated financial information for UFAC and Subsidiaries (DBG and JW) for the two years ended December 31, 1999, and for the six-month periods ended June 30, 2000 and June 30, 1999. The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, Frontier and Vehicle Inspection Services, Inc. (formerly Progressive Vehicle Inspection Services, Inc.) have been excluded. The tables have been derived from, and should be read in conjunction with, the historical audited consolidated financial statements of UFAC, including the related notes thereto included with this Proxy Statement. UFAC's financial statements for the two years ended December 31, 1999 were audited by PricewaterhouseCoopers, LLP. The financial statements for the six-month periods ended June 30, 2000 and 1999 is unaudited and reflects, in the opinion of the management of UFAC, all adjustments necessary for a fair presentation of such information. Results for these interim periods are not necessarily indicative of the results that may be expected for the full year or another interim term.

               UNITED FINANCIAL ADJUSTING COMPANY AND SUBSIDIARIES
                    SELECTED HISTORICAL FINANCIAL INFORMATION

                                                     YEAR ENDED DECEMBER 31
                                              ---------------------------------
                                                  1999                 1998
                                              ------------         ------------
INCOME STATEMENT DATA
Operating revenue                             $ 16,976,448         $  9,361,239
Net income                                         412,473              178,346

BALANCE SHEET DATA
Working capital (deficit)                     $    643,814         $ (9,270,101)
Total assets                                    21,979,681           11,591,747
Long-term debt                                          --                   --
Property and equipment, net                      2,734,098            7,669,667
Stockholders' equity
(deficit)                                        6,071,014           (1,279,906)
Book value per share                                  6.07                (1.28)
Accumulated deficit                             (2,096,463)          (2,508,936)


                                                   SIX MONTHS ENDED JUNE 30
                                              ---------------------------------
                                                  2000                 1999
                                              ------------         ------------
INCOME STATEMENT DATA
Operating revenue                             $ 11,346,148         $  6,535,145
Net income                                         335,690              200,450

BALANCE SHEET DATA
Working capital (deficit)                     $   (981,700)        $ (9,107,209)
Total assets                                    19,947,502           15,085,211
Long-term debt                                     261,333                   --
Property and equipment, net                      3,900,081            7,868,771
Stockholders' equity
(deficit)                                        6,406,704           (1,079,456)
Book value per share                                  6.41                (1.08)
Accumulated deficit                              1,760,773            2,308,486

                      MARKET PRICE AND DIVIDEND INFORMATION

Frontier's Common Stock is listed on the American Stock Exchange (AMEX) under the symbol "FAJ." The following table sets forth the range of high and low prices, and the trading volume, during each quarterly period within Frontier's two most recent fiscal years and the current fiscal year.


                                                  PRICE
                                          ---------------------
                                             HIGH         LOW           VOLUME
                                             ----         ---           ------
Fiscal Year Ending June 30, 2000
   First Quarter                          $ 3.250        $1.500        308,800
   Second Quarter                           2.125         1.000        370,900
   Third Quarter                            4.500         1.250        397,600
   Fourth Quarter                           4.000         2.500        240,500

Fiscal Year Ended June 30, 1999
   First Quarter                          $ 3.375        $2.375        260,900
   Second Quarter                           2.563         2.000        254,200
   Third Quarter                            2.750         2.375        240,800
   Fourth Quarter                           4.375         2.375        354,400

Fiscal Year Ended June 30, 1998
   First Quarter                          $2.8125        $2.125        364,300
   Second Quarter                          3.5000         2.375        699,800
   Third Quarter                           3.3125         2.500        320,600
   Fourth Quarter                          3.2500         2.375        293,500


As of May 2, 2000, the date the Merger Agreement was signed, and as of _____________, 2000, the closing price of Frontier Common Stock on the AMEX, was $3.50 and $______ per share, respectively. None of the securities of UFAC, DBG and JW are publicly traded and, therefore, no market price information is available for these companies. Frontier has approximately 220 holders of record and 800 beneficial holders of its Common Stock.

The following shows per share cash dividends declared for each quarter during Frontier's two most recent fiscal years.


                                                    CASH DIVIDENDS DECLARED
                                                    -----------------------
Fiscal Year Ending June 30, 2000
   First Quarter                                           $ .0000
   Second Quarter                                            .0000
   Third Quarter                                             .0000
   Fourth Quarter                                            .0000

Fiscal Year Ended June 30, 1999
   First Quarter                                           $ .0375
   Second Quarter                                            .0000
   Third Quarter                                             .0000
   Fourth Quarter                                           1.6000

Fiscal Year Ended June 30, 1998
   First Quarter                                           $ .0375
   Second Quarter                                            .0375
   Third Quarter                                             .0375
   Fourth Quarter                                            .0375


Upon completion of the merger, Frontier intends to retain its earnings to finance the development, expansion and growth of its business. Consequently, the Board of Directors does not currently anticipate the payment of any dividends to Frontier's shareholders in the foreseeable future.

                       PRO FORMA CONDENSED FINANCIAL DATA


The unaudited pro forma information set forth below gives effects to the merger of UFAC with and into Frontier as if it had been completed on July 1, 1999 for purposes of the statements of operations, and as if it had been completed on June 30, 2000 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of Frontier and UFAC.

UFAC will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. UFAC shareholders will receive approximately 82% of the voting rights of the combined company and is presumptively the accounting acquirer. Management has analyzed the factors that may indicate UFAC should not be deemed to be the accounting acquirer, including (1) UFAC's level of representation of the Board of Directors of the combined company; (2) UFAC's representation in the surviving company management team; (3) the market value of the shares held by UFAC and Frontier shareholders; (4) the relative size of the financial measures (for example, revenues, total assets, net income and so forth) of UFAC and Frontier; and (5) the relative size of non-financial measures of UFAC and Frontier (for example, customers, employees and so forth). Management has concluded that none of these factors, either individually or in the aggregate, is sufficient to rebut the presumption that UFAC should be deemed the accounting acquirer. Accordingly, UFAC will be deemed the acquirer for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities based upon the fair values thereof. The purchase accounting adjustments made in connection with the development of the pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such pro forma condensed combined financial information.


The pro forma adjustments do not reflect any operating efficiency and cost savings that may be achieved with respect to the combined companies nor do they include any adjustments to historical sales for any future price changes. Upon closing of the merger, the combined company may incur certain integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if they relate to facilities or workforce previously aligned with Frontier, and would be expensed if they relate to facilities or workforce previously aligned with UFAC. The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the conversion of all of the outstanding shares of UFAC for 16,840,000 shares of Frontier Common Stock.

Frontier and UFAC are unaware of events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain of its assets and liabilities, including intangible assets. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of as variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

            Frontier Adjusters of America, Inc. and Subsidiaries and
              United Financial Adjusting Company and Subsidiaries
                   Pro Forma Condensed Combined Balance Sheet


As of June 30, 2000                                UFAC and                       Pro Forma        Pro Forma
Unaudited                                       Subsidiaries(1)   Frontier(1)    Adjustments        Combined
                                                ---------------   -----------    -----------       -----------
                                     Assets
Current assets:
  Cash                                          $  2,016,959     $  2,132,297    $         --      $  4,149,256
  Accounts receivable, net                         4,052,523        1,344,935              --         5,397,458
  Receivables from parent and affiliates           4,275,657               --              --         4,275,657
  Other Assets                                       149,662          264,737              --           414,399
  Prepaid expenses                                   114,835          211,108              --           325,943
                                                ------------     ------------    ------------      ------------
      Total current assets                        10,609,636        3,953,077              --        14,562,713

Property and equipment, net                        3,900,081        1,622,389              --         5,522,470
Receivables (Long Term)                                   --          200,000              --           200,000
 Investments (Long Term)                                  --          628,661              --           628,661
Other assets                                           7,145          285,900              --           293,045
Goodwill, net of amortization                      5,430,640           30,066       5,536,159(2)     10,996,865
                                                ------------     ------------    ------------      ------------
      Total assets                              $ 19,947,502     $  6,720,093    $  5,536,159      $ 32,203,754
                                                ============     ============    ============      ============

                      Liabilities and Shareholders' Equity

Current liabilities                             $ 11,591,336     $    419,753    $         --      $ 12,011,089
Note payable                                         261,333               --              --           261,333
Deferred tax liability                               984,346               --              --           984,346
Deferred revenue                                     703,783               --              --           703,783
                                                ------------     ------------    ------------      ------------
      Total liabilities                           13,540,798          419,753              --        13,960,551

Commitments and contingencies

Shareholders' equity:
  Common stock                                        10,000           90,191         105,815(3)        206,006
  Paid-in capital                                  8,157,477        2,104,413       9,693,444(3)     19,955,334
  Treasury stock                                          --         (184,068)             --          (184,068)
  Other                                                   --           26,704              --            26,704
  Retained earnings (deficit)                     (1,760,773)       4,263,100      (4,263,100)(3)    (1,760,773)
                                                ------------     ------------    ------------      ------------
      Total shareholders' equity                   6,406,704        6,300,340       5,536,159        18,243,203
                                                ------------     ------------    ------------      ------------

 Total liabilities and shareholders' equity     $ 19,947,502     $  6,720,093    $  5,536,159      $ 32,203,754
                                                ============     ============    ============      ============

                  See accompanying notes to unaudited pro forma
                    condensed combined financial information

            Frontier Adjusters of America, Inc. and Subsidiaries and
              United Financial Adjusting Company and Subsidiaries
              Pro Forma Condensed Combined Statement of Operations



For the twelve months ended June 30, 2000           UFAC and                         Pro Forma        Pro Forma
Unaudited                                        Subsidiaries(1)     Frontier(1)    Adjustments       Combined
                                                 ---------------     -----------    -----------     ------------
Revenue                                           $21,571,260       $  6,256,896   $         --     $ 27,828,156
Cost and expenses
  Compensation and employee benefits               13,636,856          1,984,581             --       15,621,437
  Office and overhead expenses                      6,437,243          1,810,477             --        8,247,720
  Depreciation and amortization                     1,157,808            218,615        276,808(4)     1,653,231
                                                  -----------       ------------   ------------     ------------
     Total costs and expenses                      21,231,907          4,013,673        276,808       25,522,388

     Income from operations                           339,353          2,243,223       (276,808)       2,305,768

Other income (expense)
  Misc gains/losses                                        --             31,935             --           31,935
  Interest income (expense)                           100,126            155,038             --          255,164
  Frontier service fees                               300,000           (360,741)            --          (60,741)
  Rental income                                        98,047                 --             --           98,047
                                                  -----------       ------------   ------------     ------------
    Total other income (loss)                         498,173           (173,768)            --          324,405

Income before taxes and minority interest             837,526          2,069,455       (276,808)       2,630,173

Income taxes                                          593,639            829,086             --        1,422,725
Income before minority interest                       243,887          1,240,369       (276,808)       1,207,448
Minority interest                                      65,405                 --             --           65,405
                                                  -----------       ------------   ------------     ------------
Net income                                        $   309,292       $  1,240,369   $   (276,808)    $  1,272,853
                                                  ===========       ============   ============     ============

Net earnings per share - basic                    $      0.03(5)    $       0.14                    $       0.06(5)
                                                  ===========       ============                    ============
Net earnings per share - diluted                  $      0.03(5)    $       0.14                    $       0.06(5)
                                                  ===========       ============                    ============
Weighted average shares outstanding - basic        11,581,487(5)       8,957,586                      20,539,073(5)
                                                  ===========       ============                    ============
Weighted average shares outstanding - diluted      11,581,487(5)       8,957,586                      20,539,073(5)
                                                  ===========       ============                    ============

                  See accompanying notes to unaudited pro forma
                    condensed combined financial information

                             [PURPOSELY LEFT BLANK]

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


(1) These columns represent the historical results of operations and financial position of the respective companies. The financial statements of UFAC and subsidiaries have been prepared on a carved-out basis and do not include all majority-owned subsidiaries on a consolidated basis. They have been prepared to reflect the financial position and results of operations of only those companies that are a party to the Transaction (i.e., UFAC, JW and DBG).

(2) This adjustment reflects the merger of Frontier with UFAC including the issuance of 16,840,000 shares of Frontier common stock, par value $0.01 per share and the cancellation of 5,258,513 shares of Frontier common stock owned by UFAC prior to the Transaction. UFAC will be deemed the acquirer for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities, to the extent of the shares not already owned by UFAC, by relating the total merger consideration to the fair values thereof.

     This adjustment reflects the step-up of Frontier's assets and liabilities to fair value:


     Equivalent per share merger consideration                      $      2.20
     (Average market value of Frontier's common stock for the three days prior to and subsequent to the announced merger)

     Shares of non- UFAC owned Frontier common stock ownership        3,699,047
                                                                    -----------
                                                                    $ 8,137,903
     Historical net book value of Frontier, net of UFAC ownership   $(2,601,744)
                                                                    -----------
     Step-up of Frontier assets and liabilities to fair value       $ 5,536,159
                                                                    ===========


     Upon the closing of the merger, the step-up in the fair value of Frontier's assets and liabilities, to the extent not already owned by UFAC, will be allocated to its specific tangible and intangible assets and liabilities. A preliminary allocation has been made entirely to goodwill based upon information available to management at the date of the preparation of the accompanying pro forma condensed combined financial information.

(3) Represents the recasting of pro forma combined equity and the increase in common stock and additional paid-in capital for the step-up of Frontier fair value as follows:



     Increase in additional paid-in capital                          $5,536,159
     Decrease in additional paid-in capital due to increase
      in common stock                                                  (115,815)
     Elimination of Frontier retained earnings                        4,263,100
     Elimination of UFAC common stock                                    10,000
                                                                     ----------
                                                                     $9,693,444
                                                                     ==========

(4) The entry represents the amortization of goodwill resulting from the preliminary allocation of the merger consideration over the fair value of Frontier's identifiable net assets. Frontier expects the amount of excess consideration allocated to goodwill to be amortized over 20 years. The factors considered in determining the appropriate amortization period included the expected market demand for Frontier's diversified services, competition, and legal and regulatory issues. Assuming goodwill is amortized over 20 years, Frontier's annual net income would decrease by $276,808 $(0.01 per share).

(5) The pro forma earnings per share assumes the exchange of UFAC shares for Frontier shares at a conversion ratio of 11.581 Frontier shares for each UFAC share. This conversion ratio excludes the 5,258,513 shares of Frontier common stock that will be cancelled upon the Merger and that are presently reflected in the Frontier column. UFAC's historical earnings per share have been restated to reflect the number of equivalent shares to be received in the merger.

                  BENEFICIAL OWNERSHIP OF COMMON STOCK PRIOR TO
                            AND AFTER THE TRANSACTION


As of the close of business on the Record Date, there were 8,957,660 shares of Common Stock outstanding. The following table sets forth information regarding the beneficial ownership of shares of the Common Stock outstanding as of April 15, 2000 and immediately following the Closing, by (i) each person or group known to Frontier who owns or who will own more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and the executive officers of Frontier and (iii) by all directors and executive officers of Frontier as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable as of June 15, 2000. Information presented in the table and related notes has been obtained from the beneficial owner and/or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to
Section 13 of the Exchange Act.

                                                       Shares Beneficially       Shares Beneficially Owned
                                                      Owned on April 1, 2000       Adjusted for Closing
                                                    --------------------------   --------------------------
                                                    Amount and                   Amount and
                                                     Nature of                    Nature of
                                                     Beneficial      Percent      Beneficial     Percent
Name of Beneficial Owner                            Ownership(1)   of Class(2)   Ownership(1)   of Class(2)
------------------------                            ------------   -----------   ------------   -----------
OFFICERS AND DIRECTORS
Peter I. Cavallaro(3)                                       --           *               --            *
John M. Davies(3)(6)                                       500           *              500            *
Jeffrey R. Harcourt(3)                                      --           *               --            *
Troy M. Huth(3)                                             --           *               --            *
Jeffrey C. Jordan(3)                                        --           *               --            *
Louis T. Mastos and Eva B. Mastos, his wife(3)(7)      207,103        2.31%         207,103         1.01
Laurel A. Park(3)                                           --           *               --            *
William J. Rocke and Garnet Rocke, his wife(3)(8)      415,332        4.64%         415,332         2.02
James S. Rocke and Kelly Rocke, his wife(3)(9)         444,867        4.97%         444,867         2.17
Jean E. Ryberg(3)(10)                                   97,960        1.09%          97,960            *
Kenneth A. Sexton(3)                                        --           *               --            *
William A. White(3)                                         --           *               --            *
All officers and directors as a
 group (twelve persons)(11)                            875,762        9.78%         875,762         4.26

FIVE PERCENT SHAREHOLDERS
United Financial Adjusting Company(4)(12)            5,258,513        58.7%              --           --
Netrex Holdings, LLC(5)(13)                                 --          --       16,840,000        81.99%

*  Less than 1%

(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days after April 15, 2000 by the exercise of stock options.

(2) The percentages shown include the shares of Common Stock that the person had the right to acquire within 60 days after April 15, 2000. In calculating the percentage of ownership, all shares of Common Stock that the identified person had the right to acquire within 60 days after April 15, 2000 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other shareholders.

(3) Each of such persons may be reached through Frontier at 45 East Monterey Way, Phoenix, Arizona 85012.

(4)  May be reached at 31500 Solon Road, Solon, Ohio 44139.


(5) May be reached at 270 South Service Road, Suite 45, Melville, New York 11747-2339.

(6) Does not include 5,258,513 shares owned by UFAC before the Transaction and 16,840,000 shares owned by Netrex after the Transaction to which Mr. Davies disclaims any beneficial interest for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

(7) Includes 183,180 shares held in a trust under an agreement dated February 10, 1981, in which Mr. and Mrs. Mastos hold equal beneficial interests, and 23,523 shares which are held by Louis T. Mastos in an Individual Retirement Account.

(8) Includes 290,000 shares held by Old Frontier Investment, Inc. of Arizona, of which William J. Rocke and Garnet Rocke hold 51% of the outstanding stock.

(9) Includes 290,000 shares held by Old Frontier Investment, Inc. of Arizona of which James S. Rocke holds 49% of the outstanding stock.

(10) Excludes 28,000 shares held by Mrs. Ryberg's sons and grandchildren, in which she disclaims any beneficial interest.

(11) Excludes all duplication of shared holdings required to be reported by more than one officer or director.

(12) Includes 5,258,513 shares owned by UFAC. These shares were purchased directly from Frontier in April 1999. As a result there was a change in control of Frontier. UFAC is a wholly owned subsidiary of Netrex. Netrex is owned 51.4% by The Progressive Corporation and 48.6% by NCG which is wholly-owned by Netrex LLC. The Progressive Corporation is a large publicly-traded corporation. According to certain insurance regulatory filings dated March 30, 2000 of The Progressive Corporation, Peter B. Lewis, President and Chief Executive Officer of The Progressive Corporation, owns approximately 13.1% of the outstanding common stock of that company. Netrex LLC is a limited liability company, the manager of which is Duck Pond Corp., which is a privately-held corporation having voting control and investment power of Netrex LLC. Each of Michael C. Pascucci, Christopher S. Pascucci and Ralph P. Pascucci owns one-third of the outstanding stock of and each is a director of (together constituting all of the directors of) Duck Pond Corp. The Progressive Corporation, NCG, Netrex LLC, Netrex, Duck Pond Corp., Peter B. Lewis, Michael C. Pascucci, Christopher S. Pascucci and Ralph P. Pascucci each disclaims that it is the beneficial owner of Frontier's shares owned by UFAC for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.


(13) Includes 16,840,000 shares issued to Netrex in connection with the Transaction. Does not include 5,258,513 shares owned by UFAC prior to the Transaction and cancelled upon the Transaction being affected. The Progressive Corporation, NCG, Netrex LLC, Netrex, Duck Pond Corp., Peter B. Lewis, Michael C. Pascucci, Christopher S. Pascucci, and Ralph P. Pascucci each disclaims that it is the beneficial owner of Frontier's shares owned by Netrex for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.


To the best knowledge of Frontier, no person or groups of persons, other than officers, directors and UFAC beneficially own more than five percent of the Common Stock (based upon present records of the transfer agent).

--------------------------------------------------------------------------------

                                  PROPOSAL TWO

--------------------------------------------------------------------------------

NOMINEES

A Board of nine directors is to be elected at the Annual Meeting. The nominees for directors are R. Steven Brooks, Peter I. Cavallaro, John M. Davies, Jeffrey
R. Harcourt, Troy M. Huth, Jeffrey C. Jordan, Matthew P. Lawlor, Stephen V. Murphy and Kenneth A. Sexton. In the absence of direction by shareholders executing proxies, the persons named in the enclosed proxy will vote FOR the nominees named herein. In the event that any nominee of Frontier is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as director. The term of office of each person elected as director will continue until the next annual meeting of shareholders and until a successor has been elected and qualified.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS OF FRONTIER

The  following  table  sets  forth  certain  information   regarding  Frontier's
directors and executive officers:

      NAME                AGE           POSITION(S) WITH FRONTIER                   DIRECTOR SINCE
      ----                ---           -------------------------                   --------------
R. Steven Brooks          53      Director                                              Nominee
Peter I. Cavallaro        38      Director, Secretary and General Counsel               Nominee
John M. Davies            43      Director and Chairman of the Board                      1999
Jeffrey R. Harcourt       39      Director, Chief Financial Officer and Treasurer         1999
Troy M. Huth              40      Director, Chief Executive Officer and President         1999
Jeffrey C. Jordan         44      Director and Vice President                             1999
Matthew P. Lawlor         52      Director                                              Nominee
Stephen V. Murphy         55      Director                                              Nominee
Kenneth A. Sexton         46      Director                                                2000

Biographies of Peter I. Cavallaro, John M. Davies, Jeffrey R. Harcourt, Troy M. Huth, Jeffrey C. Jordan, and

Kenneth A. Sexton may be found under  "Proposal One - Parties to the Transaction
- Management."

R. STEVEN BROOKS has served as the President and CEO of Phoenix American Insurance Group, a company that specializes in marketing, underwriting, claims, and financial administration of extended service contracts, including automobile, RV, motorcycle and marine products since 1985. Mr. Brooks holds a B.A. degree from Duke University and holds an MBA from North American University.

MATTHEW P. LAWLOR has been the Chairman and CEO of Online Resources since 1989. Mr. Lawlor headed a consumer banking division of Chemical Bank in New York and directed Chemical's international investment company from 1973 to 1980. Mr. Lawlor holds a B.S. degree from the University of Pennsylvania and an MBA from Harvard University.

STEPHEN V. MURPHY has been the President of S.V. Murphy & Co., Inc., an investment banking firm providing strategic financial advisory services to financial, retailing, electronic commerce and other corporations, since 1991. Mr. Murphy holds a B.S. degree from Georgetown University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy also serves on the Boards of Directors of UST Private Equity Investors Fund, Inc., Excelsior Private Equity Fund II, Inc., and Holborn Corporation.

The Audit  Committee  of the Board  for the  fiscal  year  ended  June 30,  2000 consisted of Louis T. Mastos, Jean E. Ryberg, and Kenneth A. Sexton, non-employee directors of Frontier. The Audit Committee reviews annual financial statements, any significant accounting issues, and the scope and results of the audit performed by Frontier's independent auditors, and discusses with the auditors any other audit related matters that may arise during the year. In May, 2000, the Board adopted a written charter for the Audit Committee. A copy is attached as Annex E. Under AMEX rules, Messrs. Mastos and Sexton are independent directors. Ms. Ryberg is not considered independent because she was employed by Frontier within the last four years. The Board appointed Ms. Ryberg to the Audit Committee to help represent a consistent approach to accounting and financial control issues during the past fiscal year in which Frontier underwent a change in management.

Frontier's Board of Directors met five times in fiscal year 2000, and all members attended 75% or more of the meetings of the Board and committees he or she serves on.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Frontier's Board of Directors serves as Frontier's Compensation Committee. No member of the current Board had any contractual or other relationships with Frontier during the last completed fiscal year, other than their serving as directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation during the years ended June 30, 2000, 1999 and 1998 to the chief executive officer and each other executive officer whose aggregate compensation exceeded $100,000 (the "Named Executives").

                         SUMMARY COMPENSATION TABLE (1)
                                                                ALL OTHER
                                         ANNUAL COMPENSATION   COMPENSATION
                                      -----------------------  ------------
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(2)   BONUS($)      ($)
---------------------------    ----   ------------   --------    -------
Troy M. Huth, Director, CEO    2000      (3)           (3)         (3)
and President                  1999
                               1998
----------
(1) Columns (e), (f), (g) and (h) were not included as no such compensation was granted.

(2) No perquisites were received by any person named above greater than the lesser of $50,000 or 10% of salary plus bonus.

(3) Mr. Huth's services and the services of other executive officers of Frontier are provided to Frontier by UFAC under a contract where Frontier pays $25,000 per month for services consisting of management, marketing, technology, human resource support and accounting and reporting services.

OPTION/SAR GRANTS, EXERCISES, AND HOLDINGS

Frontier did not grant any stock options during fiscal 2000 nor were there any options outstanding as of June 30, 2000 for any of the Named Executive.

DIRECTORS' COMPENSATION

Each director, including employees of Frontier, but excluding employees of UFAC or Netrex, is paid $1,000 per Board meeting attended ($750 per meeting prior to March 1, 2000). During fiscal 2000, each such director, except for Kenneth A. Sexton, received $2,750 for attendance at Board meetings. Mr. Sexton received $2,000 for attendance at Board meetings.

REPORT OF THE COMPENSATION COMMITTEE

For the fiscal year ended June 30, 2000, the Compensation Committee was comprised of the entire Board. The Board, acting as the Compensation Committee, establishes policies relating to the compensation of employees. The following is a report submitted by the Board members in their capacity as the Compensation Committee, addressing Frontier's compensation policy as it relates to the named executive officers for fiscal 2000.

COMPENSATION POLICY

The goal of Frontier's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, Frontier has implemented a gainsharing program for all employees during fiscal 2000. The program is designed to reward employees, including executive employees, for exceptional growth and return on revenue. Disbursements under the program are made at the discretion of the Board, if targets set by the Board, are met. Annual cash compensation, together with equity-based, incentive compensation is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of Frontier. All executive officers and management are eligible to participate in Frontier's Stock Option Plan.

FISCAL 2000 COMPENSATION

Frontier's fiscal 2000 executive compensation plan consisted of (i) a base salary and (ii) gainsharing based upon Frontier's revenue targets. No stock options were granted by the Board during fiscal 2000.

The Board believes that linking executive compensation to corporate performance (i.e., revenue targets and pre-tax profitability targets) provides incentive to the executive to enhance corporate performance and the shareholders' interests. It was with this in mind that the gainsharing portion of executive compensation was revised to the current arrangement with Frontier's named executives.

 COMPANY PERFORMANCE

The following graph reflects a five-year comparison of cumulative total returns for the Common Stock, the American Stock Exchange ("AMEX") Market Value Index, and Frontier's Peer Group of Stocks based on the four digit SIC Code Index. The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods and indexes is based on the stock price or composite index at the end of fiscal 1995. The graph compares the performance of Frontier with AMEX and Peer Group Indexes with the investment weighted based upon market capitalization.

                      6/30/95   6/30/96   6/30/97   6/30/98   6/30/99   6/30/00
                      -------   -------   -------   -------   -------   -------
Frontier Adjusters     100.00    117.17    109.97    134.92    191.41    225.86
Industry               100.00    117.41    161.21    211.28    223.60    271.41
AMEX Market Index      100.00    114.50    121.78    140.79    138.50    159.25

CERTAIN TRANSACTIONS

Old Frontier Investment, Inc. of Arizona, of which William J. Rocke and Garnet Rocke, his wife, own 51% of the issued and outstanding stock and James S. Rocke owns the remaining 49%, has entered into a license agreement with Frontier pursuant to which it operates, under standard terms and conditions, an insurance adjusting and risk management business located in Scottsdale, Arizona, and is paid a 5% royalty on gross revenue derived from services provided by certain other licenses in other Arizona cites and towns. Frontier paid Old Frontier Investment, Inc. $14,448 during fiscal year 2000 in connection with such 5% royalty agreement.

George M. Hill, a shareholder and a former Vice President and Director of Frontier, acts as outside counsel to Frontier. During the fiscal year ended June 30, 2000, Frontier paid Mr. Hill's law firm $42,774 for services rendered and disbursements. Such fees will continue to accrue, pursuant to a retainer agreement, at the rate of $3,000 per month effective June 1, 1999.

In April 1999, Frontier entered into an agreement with UFAC whereby Frontier pays a $25,000 monthly fee for marketing, managerial, technological, human resource support, financial and reporting support, the full-time services of Jeffrey C. Jordan, and other services and resources. As of June 30, 2000, Frontier had incurred $300,000 in service fees related to this agreement, as well as an additional $60,741 for services performed outside of the agreement, for an aggregate of $360,741.

Frontier believes that the cost to Frontier for all of the foregoing was and is competitive with charges for similar services and facilities available from third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of copies of such forms received by Frontier during fiscal year ended June 30, 2000, and written representations that no such reports were required, Frontier believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Common Stock complied with Section 16(a) filing requirements during such fiscal year.

--------------------------------------------------------------------------------

                                 PROPOSAL THREE

--------------------------------------------------------------------------------

INTRODUCTION

On August 29, 2000, Frontier's Board of Directors adopted Frontier's 2000 Stock Option Plan (the "2000 Plan"), subject to approval by Frontier's shareholders within 12 months of August 29, 2000. Under the Transaction, options held by employees of UFAC will convert to Frontier options issued under the 2000 Plan. The 2000 Plan is intended to promote the interests of Frontier by providing key personal (including directors and officers of Frontier, consultants, and other independent contractors who provide valuable services to Frontier) with the opportunity to acquire, or otherwise increase, their proprietary interests in Frontier as an incentive to remain in service to Frontier. The full text of the 2000 Plan as proposed to be adopted is included as Annex B to this Proxy Statement. The Board of Directors recommends a vote "for" the proposal to adopt the 2000 Plan.

The Board of Directors believes that the 2000 Plan will aid Frontier in attracting and retaining directors, officers, and key employees and motivating such persons to exert their best efforts on behalf of Frontier. In addition, the Board of Directors expect that the 2000 Plan will constitute a significant part of the compensation program for employees and will further strengthen the identity of interest of the directors, officers, and key employees of Frontier with that of the Frontier's shareholders. For the reasons given above, the Board of Directors believes that it is in the best interests of Frontier to approve the adoption of the 2000 Plan in order to enable Frontier to continue to grant options and/or issue shares of Common Stock to its key personnel, non-employee directors, consultants, and other persons.

DESCRIPTION OF THE 2000 PLAN

GENERAL

The 2000 Plan provides for the grant of options to acquire Common Stock of Frontier ("Options"), the direct grant of Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), and the grant of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards").

The 2000 Plan states that it is not intended to be the exclusive means by which Frontier may issue options or warrants to acquire its Common Stock, stock awards, or any other type of award. To the extent permitted by applicable law, Frontier may issue any other options, warrants, or awards other than pursuant to the 2000 Plan without stockholder approval.

SHARES SUBJECT TO THE PLAN

A maximum of 2,000,000 shares of Common Stock of Frontier may be issued under the 2000 Plan. If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 2000 Plan. If any change is made in the stock subject to the 2000 Plan or subject to any Option or SAR granted under the 2000 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 2000 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 2000 Plan and the number of shares and exercise price per share of stock subject to outstanding Options or Awards.

ELIGIBILITY AND ADMINISTRATION

Options and Awards may be granted pursuant to the Discretionary Program only to persons ("Eligible Persons") who at the time of grant are either (i) key personnel (including officers and directors) of Frontier or its parent or subsidiaries or (ii) consultants and independent contractors who provide valuable services to Frontier or its parent or subsidiaries. Options may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to key personnel of Frontier who are also employees of Frontier. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended.

The power to administer the 2000 Plan is vested with the Board of Directors of Frontier or with a committee appointed by the Board of Directors. The Plan Administrator determines (i) which of the Eligible Persons in its group with be granted Options and Awards; (ii) the amount and timing of the grant of such Options and Awards; and (iii) such other terms and conditions as may be imposed by the Plan Administrator consistent with the 2000 Plan. The maximum number of shares of stock with respect to which Options or SARs may be granted to any employee (including officers) during the term of the 2000 Plan may not exceed 50% of the shares of Common Stock covered by the 2000 Plan.

TERMS AND CONDITIONS OF OPTIONS; EXERCISE OF OPTIONS

The Plan Administrator will determine the expiration date, maximum number of shares purchasable, and the other provisions of the Options at the time of grant. Options may be granted for terms of up to 10 years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options. However, the Board of Directors has the discretion to provide for the automatic acceleration of the vesting of any Options or Awards granted under the 2000 Plan in the event of a "Change in Control," as defined in the 2000 Plan.

The Plan Administrator also will determine the exercise prices of Options at the time of grant. However, the exercise price of any Option intended to be an incentive stock option may not be less than 100% of the fair market value of the Common Stock at the time of the grant (110% if the Option is granted to a person who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of Frontier). On _______________, 2000, the closing price of Frontier's Common Stock on the AMEX was $________ per share. To exercise an Option, the optionholder will be required to deliver to Frontier full payment of the exercise price for the shares as to which the Option is being exercised. Generally, Options can be exercised by delivery of cash, check, or shares of Common Stock of Frontier.

TERMINATION OF EMPLOYMENT OR SERVICES

Except as otherwise allowed by the Plan Administrator, Options and Awards granted under the 2000 Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during the lifetime of the holder, are exercisable only by such holder. In the event of the termination of the holder's services with Frontier, other than for death or disability, the holder may exercise any Options or SARs that are vested but unexercised on the date his or her service is terminated until the earlier of
(i) ninety days after the date of termination of service, or (ii) the expiration date of Options or SARs. If termination is by reason of disability, however, the holder may exercise his or her Options or SARs until the earlier of (i) one year after the termination of service, or (ii) the expiration of the term of the Options or SAR. If the holder dies while in service to Frontier, the holder's estate or successor by bequest or inheritance may exercise any Options or SARs that the holder was entitled to exercise on the date of his or her death at any time until the earlier of (i) the period ending one year after the holder's death, or (ii) the expiration o the term of the Option or SAR.

AWARDS

SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date first exercised or surrendered.. Stock Awards will entitle the recipient to receive shares of Frontier's Common Stock directly. Cash Awards will entitle to recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of Frontier. The Plan Administrator may determine such other terms, conditions, or limitations, if any, on any Awards granted pursuant to the 2000 Plan.

DURATION AND MODIFICATION

The 2000 Plan will remain in effect until August 29, 2010. The Board of Directors of Frontier may at any time suspend, amend, or terminate the 2000 Plan, except that without approval of the shareholders of Frontier, the Board of Directors may not (i) increase the maximum number of shares of Common Stock subject to the 2000 Plan (except in the case of certain organic changes to Frontier), or (ii) take such action if shareholder approval is required to comply with Section 422 of the Code with respect to Incentive Stock Options or for purposes of Section 162(M) of the Code. In addition, the Board may not, without the consent of the optionholder, take any action that disqualifies any Option previously granted under the Plan for treatment as an incentive stock option or which adversely affects or impairs the rights of the optionholder of any outstanding Option. Notwithstanding the foregoing, the Board of Directors may amend the 2000 Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the Exchange Act without the consent of the stockholders of Frontier.

FEDERAL INCOME TAX CONSEQUENCES

Certain Options granted under the Plan will be intended to qualify as incentive stock options under Section 422 of the Code. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price generally will be treated as an item of preferences in computing the alternative minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the Option or one year of the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the Option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed on capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. Frontier will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the Option was exercised.

Certain other Options issued under the Plan, including Automatic Options issued to non-employee members of the Board of Directors, also may be nonqualified options. The income tax consequences of nonqualified options and Stock Awards will be governed by Section 83 of the Code. Under Section 83, the excess of the fair market value of the shares of Frontier's Common Stock acquired pursuant to the grant of a Stock Award or the value of the shares of Frontier's Common Stock acquired pursuant to the grant of a Stock Award or the exercise of any Option over the amount paid for such stock (hereinafter referred to as "Excess Value") must be included in the gross income of the participant in the first taxable year in which the Common Stock acquired by the participant is not subject to a substantial risk of forfeiture. In calculating Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, Frontier will be entitled to a federal income tax deduction in the same taxable year that the participant recognizes income. Frontier will be required to withhold income taxes with respect to income reportable pursuant to Section 83 by a participant. The basis of the shares acquired by an optionholder will be equal to the exercise price of those shares plus any income recognized pursuant to Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for one year from the date the substantial risk of forfeiture lapsed, or, if a Section 83(b) election is made, one year from the date the shares were acquired.

Generally, all Cash Awards granted to employees will be treated as compensation income to the employees when the cash payment is made pursuant to the award. Such cash payment will also result in a federal income tax deduction for Frontier.

RATIFICATION BY SHAREHOLDERS AND DURATION OF THE 2000 PLAN

Approval of the adoption of the 2000 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of Frontier present in person or by proxy at the Annual Meeting. Upon approval of the 2000 Plan by Frontier's shareholders, any Options or Awards granted pursuant to the 2000 Plan prior to stockholder approval will remain valid and unchanged and the 2000 Plan will continue in effect until August 29, 2010. In the event that the 2000 Plan is not approved by the shareholders of Frontier within 12 months after August 29, 2000, the 2000 Plan and all Options and Awards granted pursuant to the 2000 Plan will automatically terminate and be forfeited as though the 2000 Plan had never been adopted.

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                          PROPOSALS FOUR THROUGH ELEVEN

--------------------------------------------------------------------------------


BACKGROUND

Frontier became an Arizona corporation in 1983, when its Articles of Incorporation ("Articles") were filed with the Arizona Corporation Commission on October 7, 1983. On October 20, 1986, Frontier amended its Articles of Incorporation to change its corporate name to Frontier Adjusters of America, Inc. On November 12, 1987, Frontier filed a second amendment to provide for a limitation of the personal liability of directors for breaches of fiduciary duty as a director, as permitted by Arizona law, and to provide for indemnification of directors and officers to the fullest extent permitted by applicable law. On October 24, 1991, Frontier filed a third amendment that added an exemption from the Arizona Takeover Act. On April 26, 1999, Frontier filed a certificate establishing and designating the class and fixing and determining their respective preferences, privileges, voting powers, restrictions and qualifications of 6,000,000 shares of Series A Convertible Voting Preferred Stock.

On January 1, 1996, significant revisions to Arizona law governing corporations went into effect (the "Business Corporation Act"). The Business Corporation Act automatically applied to Frontier without any further action by Frontier. However, certain provisions of the Articles are inconsistent with certain provisions of the Business Corporation Act. As a result, the Board of Directors determined that it is in the best interests of Frontier to amend and restate the Articles to the extent necessary to make them more consistent with the Business Corporation Act. In addition, because the Articles currently consist of Frontier's original Articles of Incorporation and subsequent amendments as described above, the Board of Directors deemed it advisable to amend and restate the Articles in their entirety to provide one integrated document, which is easier to read and which will avoid confusion. While the effectiveness of each of the following proposals is not conditional on the approval of the other proposals found in this Proxy Statement, including approval of the Transaction, they work together to conform Frontier's Articles of Incorporation to the revised Business Corporation Act.


--------------------------------------------------------------------------------

                                  PROPOSAL FOUR

               PROPOSAL TO CONFORM CURRENT LIMITATION OF LIABILITY
                    PROVISIONS WITH BUSINESS CORPORATION ACT

--------------------------------------------------------------------------------


The Articles currently eliminate the personal liability of directors to Frontier or its shareholders for monetary damages incurred as the result of the breach of their fiduciary duty as a director except for: (i) any breach of the director's duty of loyalty to the Corporation or its members; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any transaction from which the director derived an improper personal benefit. The proposed Amended and Restated Articles eliminate the personal liability of any director of Frontier to Frontier or its shareholders for money damages for any action taken or failure to take any action as a director of Frontier, to the fullest extent allowed by law. Under the Business Corporation Act, Frontier may not indemnify a director for liability for any of the following: (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) the intentional infliction of harm on Frontier or its shareholders; (c) certain unlawful distributions to shareholders; and (d) an intentional violation of criminal law. The effect of these provisions in the proposed Amended and Restated Articles is to eliminate the right of Frontier and its shareholders (through shareholders' derivative suits on behalf of Frontier) to recover money damages from a director for all actions or omissions as a director, including breaches resulting from negligent or grossly negligent behavior (except in the situations described in clauses (a) through (d) above). These provisions do not limit or eliminate the right of Frontier or any shareholder to seek nonmonetary relief such as an injunction or rescission to the extent of a breach of a director's duty of care. The provisions in the proposed Amended and Restated Articles described above are needed to eliminate potential inconsistencies between the Articles and the Business Corporation Act. In addition, the proposed revisions will provide broader limitation of liability to Frontier's directors. The Board of Directors believes that these revisions respecting the limitation of directors' liabilities are necessary to enable Frontier to attract and retain qualified persons to serve as directors of Frontier. The Board of Directors recommends a vote FOR the proposal to conform current limitation of liability provisions with the Business Corporation Act.

--------------------------------------------------------------------------------

                                  PROPOSAL FIVE

           PROPOSAL TO CONFORM CURRENT INDEMNIFICATION PROVISIONS WITH
                            BUSINESS CORPORATION ACT

--------------------------------------------------------------------------------


The proposed Amended and Restated Articles include provisions that are intended to conform the current indemnification provisions of the Articles with the Business Corporation Act and that, in conjunction with the Business Corporation Act, will enable Frontier to provide broader indemnification to its directors, officers, employees and agents than the Articles currently permit. In particular, certain provisions permitted by the Business Corporation Act and included in the proposed Amended and Restated Articles will permit and, in certain instances, require Frontier to pay for or reimburse expenses to its directors, officers, employees and agents in advance of a final disposition of legal proceedings to which such persons may be parties as a result of their serving as directors, officers, employees or agents of Frontier. The Articles currently do not permit Frontier to make such advances. The Board of Directors believes that the ability to advance expenses to such persons will better enable them to successfully defend legal proceedings to which they become parties as the result of having served on behalf of Frontier. The Board of Directors believes that the broader indemnification provisions permitted by the Business Corporation Act and included in the proposed Amended and Restated Articles are necessary to enable Frontier to attract and retain qualified persons to serve as directors, officers, employees and agents. The Board of Directors recommends a vote FOR the proposal to conform current indemnification provisions with the Business Corporation Act.

REQUIRED INDEMNIFICATION

The proposed Amended and Restated Articles and the Business Corporation Act will require Frontier to indemnify all directors and officers of Frontier who are not directors against "liability" as defined below. The proposed Amended and Restated Articles and the Business Corporation Act also will require Frontier to indemnify against reasonable "expenses," as defined below, any director or officer who is the prevailing party in a defense of any proceeding to which the director or officer is a party because such person is or was a director or officer of Frontier. In addition, the Business Corporation Act requires Frontier to pay expenses to "Outside Directors," as defined below, in advance of a final disposition of the proceeding if: (i) the Director furnishes to Frontier a written affirmation ("Affirmation") of his or her good faith belief that: (a) his or her conduct was in good faith: (b) he or she reasonably believes that the conduct was in the best interests of Frontier, or at least not opposed to Frontier's best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful (the "Standard of Conduct"); and (ii) the director provided Frontier with a written undertaking (the "Undertaking") to repay the advance if it ultimately is determined that the director did not meet the Standard of Conduct. However, the Business Corporation Act prohibits Frontier from advancing expenses to an Outside Director if a court determines, before payment, that the director failed to meet the Standard of Conduct, and the court does not otherwise authorize indemnification.

The proposed Amended and Restated Articles and the Business Corporation Act also will require Frontier to indemnify a director who is not an Outside Director against liability, but only if Frontier is advised in the specific case after a determination has been made by either (i) a majority of the members of the Board of Directors who are not at the time parties to the proceeding, (ii) special legal counsel, or (iii) the shareholders of Frontier, excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) that the director has met the Standard of Conduct (a "Determination"). In addition, the Business Corporation Act prohibits Frontier from indemnifying a director who is not an Outside Director in connection with a proceeding by or in the rights of Frontier in which the director is adjudged liable to Frontier or in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a personal benefit. As permitted by the Business Corporation Act, the proposed Amended and Restated Articles also will require Frontier to pay for or reimburse the reasonable expenses of a director who is not an Outside Director in advance of the final disposition of a proceeding if a director furnishes Frontier with an Affirmation, an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not preclude indemnification under the Business Corporation Act.

OPTIONAL INDEMNIFICATION

The proposed Amended and Restated Articles and the Business Corporation Act will permit Frontier, in its sole discretion, to indemnify against liability and advance expenses to, employees or agents who are not an officer or director to the same extent as an officer or director. However, the Business Corporation Act prohibits Frontier from indemnifying such persons against liability unless a Determination is made that indemnification is permissible because the person has met the Standard of Conduct. The Business Corporation Act permits Frontier to pay for or reimburse expenses to an employee or agent who is not a director in advance of a formal disposition of the proceeding, but only if the person furnishes to Frontier an Affirmation and an Undertaking and a Determination is made that the facts then known to the persons making the Determination would not otherwise preclude indemnification.

COURT-ORDERED INDEMNIFICATION

The proposed Articles and the Business Corporation Act will permit a director or officer of Frontier to apply to a court for indemnification, in which case the court may, subject to certain conditions, order Frontier to indemnify such person for all or part of the person's liability and expenses.

DEFINITIONS

The Business Corporation Act defines "Outside Director" to mean a director who, when serving as a director, was not an officer, employee or holder of more than five percent (5%) of the outstanding shares of any class of stock of Frontier. "Liability" under the Business Corporation Act means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, and includes obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred. The Business Corporation Act defines "expenses" as attorneys' fees and all other costs and expenses reasonably related to a proceeding.


--------------------------------------------------------------------------------

                                  PROPOSAL SIX

        PROPOSAL TO CONFORM CURRENT CONFLICT OF INTEREST PROVISIONS WITH
                            BUSINESS CORPORATION ACT

--------------------------------------------------------------------------------


The proposed Amended and Restated Articles include substantive amendments that delete provisions regarding directors' conflicts of interest because the Business Corporation Act's provisions regarding this item are inconsistent with the Articles. The Board of Directors recommends a vote FOR the proposal to conform current conflict of interest provisions with the Business Corporation Act.


--------------------------------------------------------------------------------

                                 PROPOSAL SEVEN

                  PROPOSAL TO UPDATE DESCRIPTION OF PURPOSE AND
                        CHARACTER OF BUSINESS OF FRONTIER

--------------------------------------------------------------------------------


The proposed Amended and Restated Articles include substantive amendments that update the description of the purpose for which Frontier is organized and the character of business that Frontier conducts. The Board of Directors recommends a vote FOR the proposal to update the description of purpose and character of business of Frontier.


--------------------------------------------------------------------------------

                                 PROPOSAL EIGHT

                       PROPOSAL TO CHANGE FRONTIER'S NAME

--------------------------------------------------------------------------------


Frontier intends to broaden its technology base and operations and expand its business into e-commerce activities upon completion of the Transaction. The Board has determined that if the Transaction is approved, the name "Frontier Adjusters of America, Inc." will too narrowly describe the nature of Frontier's business. Therefore, the Board adopted the proposal to change Frontier's name to "Netrex Business Services, Inc." to emphasize the change in Frontier's focus. The Board of Directors recommends a vote FOR the proposal to change Frontier's name.


--------------------------------------------------------------------------------

                                  PROPOSAL NINE

            PROPOSAL TO UPDATE THE PROVISIONS OF FRONTIER'S ARTICLES
                        REGARDING SERIAL PREFERRED STOCK

--------------------------------------------------------------------------------


The proposed Amended and Restated Articles include substantive amendments that update the provisions in Article 4 regarding serial preferred stock. The Board of Directors recommends a vote FOR the proposal to update the provisions of Frontier's Articles regarding serial preferred stock.

The Amended and Restated Articles do not include the rights and preferences of the Series A Convertible Voting Preferred Stock of Frontier. The Series A Preferred Stock was established and designated by Frontier's Board on April 26, 1999, by filing a Certificate with the Arizona Corporation Commission, establishing and designating the class and fixing and determining the relative preferences, rights, voting powers, restrictions and qualifications of the Series A Convertible Voting Preferred Stock. There are no shares presently outstanding, nor does Frontier anticipate issuing any Series A Convertible Voting Preferred Stock. All formerly issued and outstanding shares of Series A Convertible Voting Preferred Stock have been converted into Common Stock of Frontier. Pursuant to the rights and preferences of the Series A Convertible Voting Preferred Stock, all shares that were issued and reacquired in any manner by Frontier were restored to the status of authorized, but unissued preferred stock, without designation as to series. Furthermore, the rights and preferences of the Series A Convertible Voting Preferred Stock allow Frontier to retire any unissued shares of Series A Convertible Voting Preferred Stock and require that such shares shall then be restored to the status of authorized but unissued preferred stock, without designation as to series. The Board of Directors of Frontier has adopted a resolution retiring all unissued Series A Convertible Voting Preferred Stock. Accordingly, such unissued shares, as well as all converted shares of Series A Convertible Voting Preferred Stock, have been restored to the status of authorized but unissued preferred stock, without designation as to series, and the establishment and designation of the class and fixing and determining of the relative preferences, privileges, voting powers, restrictions and qualifications of any Series A Convertible Voting Preferred Stock, which was part of the Articles, has been removed from the Amended and Restated Articles.

The Business Corporation Act provides that Frontier may acquire its own shares or issue rights, options, or warrants to purchase shares of Frontier. Accordingly, provisions in the current Articles that authorize Frontier to take such actions have been deleted from the proposed Amended and Restated Articles. The Business Corporation Act provides that companies may issue bonds, debentures or debt securities. Accordingly, provisions in the current Articles that authorize Frontier to issue such securities have been deleted from the proposed Amended and Restated Articles.

The Business Corporation Act prohibits Frontier from issuing shares of one class or series of its capital stock as a dividend in respect of another class or series of its capital stock unless either (i) the articles of incorporation authorize such a dividend; (ii) a majority of the votes entitled to be cast by the class or series to be issued as a dividend approves the issuance; or (iii) no shares of the class or series to be issued are outstanding. The proposed Amended and Restated Articles authorize Frontier to pay to holders of one class or series of Frontier's capital stock dividends payable in shares of another class or series of Frontier's capital stock, without approval or ratification by Frontier's shareholders.


--------------------------------------------------------------------------------

                                  PROPOSAL TEN

                PROPOSAL TO MAINTAIN CERTAIN CORPORATE RECORDS AT
                       KNOWN PLACE OF BUSINESS OF FRONTIER

--------------------------------------------------------------------------------


The Business Corporation Act requires Frontier or its agent to maintain certain corporate records. The proposed Amended and Restated Articles provide that, unless the Bylaws of Frontier provide otherwise and Frontier's statutory agent expressly consents thereto in writing, all records required pursuant to the Business Corporation Act to be kept by Frontier or its agents shall be kept by

Frontier at the known place of business of Frontier. The Board of Directors believes that this provision of the Amended and Restated Articles is necessary to eliminate potential administrative burdens that might deter qualified persons from serving as Frontier's statutory agent. The Board of Directors recommends a vote FOR the proposal to maintain corporate records at the known place of business of Frontier.


--------------------------------------------------------------------------------

                                 PROPOSAL ELEVEN

       PROPOSAL TO AMEND AND RESTATE FRONTIER'S ARTICLES OF INCORPORATION

--------------------------------------------------------------------------------

On May 2, 2000, the Board of Directors unanimously approved a proposal to amend and restate Frontier's Articles of Incorporation as amended (the "Articles"), to conform the Articles to certain changes enacted under Arizona law and to reflect other technical revisions. The Board of Directors recommends a vote FOR the proposal to amend and restate the Articles. The full text of the proposed Amended and Restated Articles is included as Annex C to this Proxy Statement. If approved by Frontier's shareholders, the proposed Amended and Restated Articles will become effective upon filing of the Amended and Restated Articles with the Arizona Corporation Commission, which will occur as soon as practicable following the Annual Meeting.


The approval of the proposed Amended and Restated Articles will also result in the amendment and restatement of the Articles in their entirety to reflect the foregoing substantive changes as well as several nonsubstantive ministerial changes as contained in Annex B... These changes include the elimination of the names and addresses of the original incorporators of Frontier, reflection of the fact that the Articles of Incorporation have been restated, restatement and renumbering of certain articles, and reflection of the names of the persons currently serving as directors, as required by the Business Corporation Act.


--------------------------------------------------------------------------------

                                 PROPOSAL TWELVE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

The Board of Directors has appointed PricewaterhouseCoopers, LLP, independent public accountants, as the auditors of Frontier for the year ending June 30, 2001, to serve as such at the pleasure of the Board of Directors. The Board requests that shareholders vote to ratify this appointment at the Annual Meeting.

Audit services for the year ended June 30, 2000 were provided by McGladrey & Pullen, LLP, and consisted of the examination of consolidated financial statements of Frontier and its subsidiaries, reviews of information in certain filings with the Securities and Exchange Commission and periodic consultation regarding accounting and financial matters. No audit services were performed by PricewaterhouseCoopers, LLP during the year ended December 31, 1999. However PricewaterhouseCoopers, LLP did perform audit services for UFAC during the year ended June 30, 2000 consisting of the examination of consolidated financial statements of UFAC and its subsidiaries and periodic consultation regarding accounting and financial matters. Frontier is informed that neither
PricewaterhouseCoopers, LLP, nor any of its partners or associates has any relationship with Frontier, other than as independent auditors.

Certain  financial  statements  of  Frontier  appear in  Frontier's  2000 Annual
Report. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will be available to make a statement and to respond to questions concerning the financial statements. A representative of PriceWaterhouseCoopers, LLP will be present at the Annual Meeting and will be available to make a statement and to respond to questions concerning the UFAC financial information.

                           AVAILABILITY OF INFORMATION

The ComStock report and appraisal will be made available for inspection and copying at the principal executive offices of Frontier and of UFAC during their regular business hours by any interested equity security holder of Frontier or of UFAC or representative who has been so designated in writing. A copy of the ComStock report or appraisal will be transmitted by Frontier or by UFAC to any interested equity security holder of Frontier or UFAC or representative who has been so designated in writing upon written request and at the expense of the requesting security holder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 Frontier's Financial Statements filed with the Commission pursuant to the Exchange Act in Frontier's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 are incorporated herein by reference.


       REQUIRED VOTE, EFFECT OF SHAREHOLDER APPROVAL, AND RELATED MATTERS


The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, provided that the total number of shares present in person or represented by proxy at the Annual Meeting represents over 50% of the shares of Common Stock issued and outstanding, is required to approve the Merger Agreement and the transactions contemplated thereby and the Amended and Restated Articles. UFAC and the shareholder directors, which collectively represent 68.5% of the issued and outstanding shares of Common Stock of Frontier, have sufficient votes to approve each of the Proposals.


Approval of the Transaction by the shareholders will constitute approval of the issuance by Frontier of 16,840,000 additional shares of Common Stock to Netrex. Upon issuance of these shares Frontier will cancel 5,258,513 shares of Common Stock owned by UFAC prior to the Transaction.

Approval of the Transaction by the requisite vote of the shareholders of Frontier is a condition to consummation of the Transaction. If the Transaction is not approved, the Transaction will not be consummated.


                                  OTHER MATTERS

Management of Frontier knows of no other matters that will come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with his best judgment on such matter.


                       DEADLINE FOR SHAREHOLDER PROPOSALS


Shareholder proposal that are intended to be presented by such shareholders at Frontier's annual meeting of shareholders to be held during calendar 2001 must be received by us no later than August 11, 2001, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals which the proponent does not seek to have included in the proxy statement for the annual meeting to be held during calendar 2001, except in circumstances where (a) we receive notice of the proposed matter no later than August 11, 2001 and (b) the proponent complies with the other requirements set forth in Rule 14a-4.


                                 By Order of the Board of Directors,

                                 Peter I. Cavallaro
                                 Secretary

Phoenix,  Arizona
September 25, 2000

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                       UNITED FINANCIAL ADJUSTING COMPANY

                                       AND

                               NETREX HOLDINGS LLC

                                   DATED AS OF

                                __________, 2000

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated as of __________, 2000, is made by and among FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation ("FAJ"), UNITED FINANCIAL ADJUSTING COMPANY, an Ohio corporation ("UFAC"), and NETREX HOLDINGS LLC, a Delaware limited liability company ("NETREX").

                                    RECITALS

     A. UFAC is the holder of approximately 58.7% of the issued and outstanding capital stock of FAJ.

     B. UFAC is also the holder of 100% of the issued and outstanding capital stock of DBG Technologies, Inc., an Ohio corporation ("DBG"), and 100% of the issued and outstanding capital stock of JW Software, Inc., a Missouri corporation ("JWS").

     C. NETREX is the holder of 100% of the issued and outstanding capital stock of UFAC.

     D. The parties hereto desire that UFAC be merged with and into FAJ upon the terms and conditions of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Merger and do mutually covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     As used in this Agreement, the following terms have the following respective meanings:

     "ACTION" means any actual or, to a Person's knowledge, threatened action, claim, suit, litigation, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

     "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 11.1.

     "AFFILIATE" has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

     "AGREEMENT" means this Agreement and Plan of Merger.

     "AMEX" means the American Stock Exchange, Inc.

     "BENEFICIAL OWNERSHIP" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

     "BLUE SKY LAWS" has the meaning set forth in SECTION 4.4(E).

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a bank holiday in Cleveland, Ohio or Phoenix, Arizona.

     "CERCLA"   means  the  federal   Comprehensive,   Environmental   Response,
Compensation, and Liability Act, 42 U.S.C.ss.9601 ET SEQ., as amended.

     "CERTIFICATE OF MERGER" has the meaning as set forth in SECTION 2.1.

     "CLOSING" has the meaning set forth in SECTION 8.1.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     "COMMITMENT" means any commitment, contractual obligation, agreement, borrowing, capital expenditure or material transaction entered into by a party or any of its Subsidiaries.

     "CURRENT REPORTS" has the meaning set forth in SECTION 5.6(B).

     "DBG" means DBG Technologies, Inc., an Ohio corporation.

     "EFFECTIVE DATE" has the meaning set forth in SECTION 2.8.

     "EMPLOYEES" means all current, former and retired employees, officers and directors of a Person or any of its Subsidiaries, including current, former and retired employees, officers and directors on disability, layoff or leave status.

     "ENVIRONMENTAL CLAIM" means any claim, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or release of Materials of Environment Concern or the threatened release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

     "ENVIRONMENTAL LAWS" means any federal, state, or local statute, law, ordinance, code, order, injunction, decree or ruling, and any regulation promulgated thereunder, which regulates or controls (i) pollution, contamination, or the condition of groundwater, surface water, soil, sediment or air, or (ii) a spill, leak, emission, discharge, release or disposal into groundwater, surface water, soil, sediment or air, including without limitation CERCLA; the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 ET SEQ., as amended; the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 ET seq., as amended; the Toxic Substances Control Act, 15 U.S.C.ss.2601 ET SEQ., as amended; the Clean Air Act, 42 U.S.C.ss.7401 ET seq., as amended; the Clean Water Act, 33 U.S.C.ss.1251 ET SEQ., as amended; the Safe Drinking Water Act, 42 U.S.C.ss.300f ET SEQ., as amended; the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.11001 ET SEQ., as amended; the Federal Insecticide,

Fungicide and Rodenticide Act, 7 U.S.C.ss.136 ET SEQ., as amended; the National Environmental Policy Act, 42 U.S.C.ss.4321 ET SEQ., as amended; any similar
state  or  local  statutes  or  ordinances,   and  the  regulations  promulgated
thereunder.

     "ERISA" means the Employee Income Security Act of 1974, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business within the meaning of Section 4001(a)(14) of ERISA.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAJ" means Frontier Adjusters of America, Inc., an Arizona corporation.

     "FAJ COMMON STOCK" has the meaning set forth in SECTION 2.5(A).

     "FAJ PERMITS" has the meaning set forth in SECTION 5.9(A).

     "FAJ REPORTS" has the meaning set forth in SECTION 5.6(A).

     "FAJ SHARES" has the meaning set forth in SECTION 2.6.

     "FILINGS" has the meaning set forth in SECTION 4.4(E).

     "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.5(A).

     "FORM 10-K" has the meaning set forth in SECTION 5.6(A).

     "GAAP" has the meaning set forth in SECTION 4.5(B).

     "GOVERNMENT AUTHORITY" means any government or state (or any subdivision thereof) of or in the United States or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.3.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.3.

     "INDEMNITY THRESHOLD" has the meaning set forth in SECTION 11.4(A).

     "INSURANCE POLICIES" has the meaning set forth in SECTION 4.16.

     "IRS" means the Internal Revenue Service or any successor thereto.

     "JWS" means JW Software, Inc., a Missouri corporation.

     "LIABILITIES"   means,  as  to  any  Person,  all  debts,  adverse  claims, liabilities, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise.

     "LIENS" means all liens, mortgages, deeds of a Person, title retention arrangements, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

     "LOSS AND EXPENSE" has the meaning set forth in SECTION 10.2(A).

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations or business of a Person or any of its Subsidiaries.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. ss. 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

     "MATERIAL TRANSACTION" means any transaction between a Person and its Affiliates, that would be required to be disclosed in such Person's reports or proxy materials filed under the Exchange Act by Item 404 of Regulation S-K.

     "MERGER" has the meaning set forth in SECTION 2.1.

     "NETREX" means Netrex Holdings LLC, a Delaware limited liability company.

     "OTHER FILINGS" has the meaning set forth in SECTION 3.2.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

     "PERMITTED LIENS" means: (A) statutory liens for obligations which are not overdue, or are being contested in good faith; (B) rights of way disclosed on an ALTA survey of any property; and (C) items listed on SCHEDULE 4.11.

     "PROPRIETARY RIGHTS" has the meaning set forth in SECTION 4.15.

     "PROXY STATEMENT" has the meaning set forth in SECTION 3.2.

     "REAL PROPERTY" means the land owned, leased, or occupied by any UFAC or any of the UFAC Subsidiaries.

     "SEC" means United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES LAWS" has the meaning set forth in SECTION 5.6(A).

     "SUBSIDIARY" means each entity of which a Person, directly or through one or more intermediary entities (i) has the right to elect a majority of the board of directors or other governing body, (ii) owns a majority of the issued and outstanding common stock, or (iii) has the right to receive 50% or more of the economic value of any business or activity in which such entity is engaged; PROVIDED, HOWEVER, that FAJ shall not be deemed a Subsidiary of NETREX or UFAC for any purposes hereof.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amount payable pursuant to any tax sharing agreement to which any relevant party is liable and any amount payable pursuant to any similar contract.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "UFAC" means United Financial Adjusting Company, an Ohio corporation.

     "UFAC COMMON STOCK" has the meaning set forth in SECTION 2.5(A).

     "UFAC PLANS" means, collectively, each of UFAC's or any of the UFAC Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) applicable to any Employee or any Person affiliated with UFAC or any of the UFAC Subsidiaries.

     "UFAC STOCK OPTIONS" has the meaning set forth in SECTION 2.5(D).

     "UFAC SUBSIDIARIES" means JWS and DBG.

     "UFAC AND SUBSIDIARIES' PERMITS" has the meaning set forth in SECTION 4.18(A).

     "UFAC AND SUBSIDIARIES' PROPERTIES" has the meaning set forth in SECTION 4.11.

                                    ARTICLE 2

                                     MERGER

     2.1 MERGER. On the Effective Date, UFAC shall be merged with and into FAJ, which shall be the surviving corporation, pursuant to the terms hereof and the Certificate and Articles of Merger (the "Certificate of Merger"), attached as
EXHIBIT 1 hereto (the "Merger").

     2.2 EFFECT OF THE MERGER. On the Effective Date, the separate existence of UFAC shall cease, and FAJ shall succeed to and possess all the properties, rights, privileges, powers, franchises and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of FAJ, all without further act or deed, as provided in the Arizona Business Corporation Act and the Ohio General Corporation Law.

     2.3 NAME AND DIRECTORS OF FAJ. On the Effective Date, the name of FAJ shall be "NETREX Business Services, Inc." and the directors and executive officers of FAJ shall be as listed on SCHEDULE A.

     2.4 ARTICLES OF INCORPORATION AND BYLAWS. On the Effective Date, the Articles of Incorporation of FAJ shall be amended and restated as set forth on SCHEDULE B. The ByLaws of FAJ shall be as set forth on SCHEDULE C.

     2.5 STATUS AND CONVERSION OF SECURITIES.

     (a) CONVERSION OF UFAC COMMON STOCK INTO FAJ COMMON STOCK. Upon the merger becoming effective, the shares of Common Stock, par value $.01 per share, of UFAC ("UFAC Common Stock") issued and outstanding on the Effective Date, by reason of the Merger and without any action on the part of the holders thereof, shall be converted into a total of 16,840,000 shares of FAJ Common Stock, par value $.01 per share ("FAJ Common Stock"), except that any shares of UFAC Common Stock held in the treasury of UFAC shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof.

     (b) CANCELLATION OF FAJ COMMON STOCK HELD BY UFAC. All shares of FAJ Common Stock previously held by UFAC will be cancelled as of the Effective Date.

     (c) FRACTIONAL SHARES. Notwithstanding the foregoing, in lieu of the issuance or recognition of fractional shares of FAJ Common Stock or interests or rights therein, any fractional shares that otherwise would be issuable as a result of the Merger, shall be rounded up to the next whole share of FAJ Common Stock.

     (d) EXCHANGE OF CERTIFICATES. From and after the Effective Date, each holder other than FAJ of an outstanding certificate or certificates theretofore representing shares of UFAC Common Stock, upon surrender thereof to such bank, trust company or other person as shall be designated by FAJ ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of FAJ Common Stock into which the shares of UFAC Common Stock theretofore represented by such surrendered certificate or certificates shall have been converted. Until so surrendered, each outstanding certificate theretofore representing shares of UFAC Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of FAJ Common Stock, to represent the number of whole shares of FAJ Common Stock into which the shares of UFAC Common Stock theretofore represented thereby shall have been converted. No dividend, distribution or interest, if any, payable to holders of shares of FAJ Common Stock shall be paid to the holders of certificates theretofore representing shares of UFAC Common Stock; provided, however, that upon surrender and exchange of such UFAC Stock Certificates, there shall be paid to the record holders of the stock certificate or certificates issued in exchange therefor, the amount, without interest thereon, of dividends or other distributions, if any, that theretofore but after the Effective Date have been declared and become payable with respect to the number of whole shares of FAJ Common Stock into which the shares of UFAC Common Stock theretofore represented thereby shall have been converted.

     (e) OPTIONS TO PURCHASE UFAC COMMON STOCK. Each outstanding option to purchase UFAC Common Stock ("UFAC Stock Options") shall be substituted for and become, on the Effective Date, an option to purchase from FAJ 16.84 shares of FAJ Common Stock for each share of UFAC Common Stock purchasable upon the exercise of such option immediately prior to the Effective Date, and the exercise price per share of FAJ Common Stock shall be equal to the exercise price per share of UFAC Common Stock immediately prior to the Effective Date, divided by 16.84.

     2.6 FAJ TO MAKE SHARES AVAILABLE. By the Effective Date, FAJ shall make available, by transferring directly to the Exchange Agent, for the benefit of NETREX, as the sole UFAC shareholder, such number of shares of FAJ Common Stock as shall be required for conversion of UFAC Common Stock in accordance with this Agreement.

     2.7 FURTHER DOCUMENTS. From time to time, on and after the Effective Date, as and when requested by FAJ or its successors or assigns, the appropriate officers and directors of UFAC as of the Effective Date shall, for and on behalf and in the name of UFAC or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further or other actions as FAJ or its successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to FAJ title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of UFAC and otherwise to carry out fully the provisions and purposes of this Agreement.

     2.8 EFFECTIVE DATE. The Merger shall become effective on such date (the "Effective Date") as of which all applicable legal requirements have been fulfilled to consummate the Merger, including the filing and effectiveness of the Certificate of Merger with the applicable authorities in the states of Arizona and Ohio. The parties shall use their best efforts to consummate the Merger at the earliest practicable date following the Closing.

                                    ARTICLE 3

                      SHAREHOLDER APPROVALS; PROXY FILINGS

     3.1 SHAREHOLDER APPROVALS. Meetings of the shareholders of FAJ and UFAC shall be held in accordance with the laws of their respective states of incorporation, on or before the Closing Date, in each case, among other things, to consider and act upon the adoption of this Agreement and the Merger.

     3.2 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, FAJ shall prepare and file with the SEC a preliminary proxy statement by which the shareholders of FAJ will be asked to approve, in accordance with the rules of the AMEX and any applicable laws, the Merger, as well as a name change of FAJ to Netrex Business Services, Inc. and such other amendments to the Articles of Incorporation of FAJ as the FAJ Board of Directors deems appropriate. The preliminary proxy statement, as initially filed with the SEC, as it may be amended and refiled with the SEC, and the definitive proxy statement filed with the SEC and mailed to the FAJ shareholders (such definitive proxy statement, the "Proxy Statement"), shall be in form and substance reasonably satisfactory to UFAC. FAJ shall respond to any comments of the SEC, shall mail the Proxy Statement to the FAJ shareholders, and shall cause any meeting of the FAJ Board of Directors or the FAJ shareholders required to be held to consider the Merger and the transactions contemplated hereby at the earliest practicable time. As promptly as practicable after the date hereof, FAJ shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including any state takeover laws (the "Other Filings"). FAJ will notify UFAC promptly of the receipt of any comments from the SEC or its staff or any other governmental official and of any request by the SEC or its staff or any other government official for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply UFAC with copies of all correspondence between FAJ or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect to the Proxy Statement or any Other Filing. FAJ shall cause the Proxy Statement and any Other Filing to comply in all material respects with all applicable requirements of law. UFAC shall provide FAJ all information about UFAC and the UFAC Subsidiaries required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with FAJ in taking the actions described in this Section. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, each party, as applicable, shall promptly inform the other party of such occurrence and cooperate in the preparation and filing with the SEC or its staff or any other government officials, or mailing to the FAJ shareholders, as required, such amendment or supplement.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF NETREX AND UFAC

     NETREX and UFAC represent and warrant to FAJ as follows:

     4.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

     (a) Each of UFAC and the UFAC Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of UFAC and the UFAC Subsidiaries has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of UFAC and the UFAC Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not have a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary.

     (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the UFAC Subsidiaries are owned, directly or indirectly, by UFAC in compliance with all applicable securities laws, free and clear of all Liens.

     (d) The  issued  and  outstanding  shares  of each  of  UFAC  and the  UFAC
Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. On the Effective Date, UFAC will have good and marketable title to the UFAC Subsidiaries' shares, free and clear of all Liens, except for Liens created as a result of the actions of FAJ.

     (e) The Merger will not give any Person any dissenters, appraisal or similar rights or any preemptive or similar right to purchase additional shares of capital stock of UFAC or any of the UFAC Subsidiaries, or any rights under any shareholders' rights, "poison pill" or similar plan.

     4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by UFAC and NETREX has been duly and validly authorized by all necessary corporate action on the part of UFAC and NETREX. This Agreement has been duly executed and delivered on behalf of UFAC and NETREX. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by UFAC and NETREX, the valid and binding obligation of UFAC and NETREX, enforceable against UFAC and NETREX in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     4.3 CAPITAL STOCK.

     (a) As of the date hereof, there are 2,000,000, 500 and 100 shares of common stock authorized and 1,000,000, 500 and 100 issued and outstanding of each of UFAC, DBG and JWS, respectively, and except with respect to the 250 shares of Serial Preferred Stock of DBG and 250 shares of Voting Preferred Stock of DBG (none of which are issued or outstanding), no shares of preferred stock are authorized, issued or outstanding. Neither UFAC nor any of the UFAC Subsidiaries has any outstanding securities or bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities the holders of which have the right to vote) with respect to the transactions contemplated hereby. All issued and outstanding shares of UFAC and the UFAC Subsidiaries were issued in compliance with all applicable state and federal securities laws. Except as set forth on SCHEDULE 4.3(A), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate UFAC or any UFAC Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests in UFAC or any UFAC Subsidiary.

     (b) Neither UFAC nor any of the UFAC Subsidiaries has issued or granted securities convertible into or exchangeable for interests in UFAC or any UFAC Subsidiary, and, except as set forth on SCHEDULE 4.3(A), neither UFAC nor any UFAC Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in UFAC or any UFAC Subsidiary, whether issued or unissued.

     (c) Neither UFAC nor any of the UFAC Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on SCHEDULE 4.3(C), which is a list of all of the investments of UFAC and the UFAC Subsidiaries).

     4.4 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by UFAC or NETREX of this Agreement, nor the consummation by UFAC or NETREX of the transactions contemplated hereby in accordance with the terms hereof, will:

     (a) conflict with or result in a breach of any provisions of the organizational documents of NETREX, UFAC or any of the UFAC Subsidiaries;

     (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any stock option plan, option plan or similar compensation plan of NETREX, UFAC or any of the UFAC Subsidiaries or any grant or award made under any of the foregoing;

     (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to NETREX, UFAC or to any of the UFAC Subsidiaries;

     (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of NETREX, UFAC or any of the UFAC Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which NETREX, UFAC or any UFAC Subsidiary is a party, or by which NETREX, UFAC or any UFAC Subsidiary or any of their properties is bound or affected; or

     (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act, the Exchange Act, or state securities laws ("Blue Sky Laws") (collectively, the "Filings") except with respect to clauses (b), (c), (d) and (e) above as would not reasonably be expected to result in a Material Adverse Effect with respect to NETREX, UFAC or any UFAC Subsidiary.

     4.5 FINANCIAL STATEMENTS AND ABSENCE OF UNDISCLOSED LIABILITIES.

     (a) UFAC has delivered to FAJ audited financial statements for UFAC, JWS, and DBG (the "Financial Statements") for the two calendar years prior to the date of this Agreement or for the period of its incorporation if such period is shorter, which are attached as SCHEDULE 4.5.

     (b) The consolidated balance sheet of UFAC (including the related notes and schedules), included in the Financial Statements , have been prepared to reflect the financial position and results of operations of UFAC, JWS and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, FAJ and Progressive Vehicle Inspection Services, Inc. have been excluded. Such statements fairly present the financial position of each of UFAC and its subsidiaries (JWS and DBG) as of its date, and the consolidated statement of operations, shareholders' equity (deficit) and cash flows included in the Financial Statements (including any related notes and schedules) fairly present the results of operations, retained earnings or cash flows, as the case may be, of UFAC and its subsidiaries (JWS and DBG) for the periods covered thereby, in each case in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during the periods involved, except as may be noted therein or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary. All such balance sheets and statements are free of errors, omissions and misstatements except for such errors, omissions and misstatements that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary. None of the receivables of each of UFAC and the UFAC Subsidiaries are materially overstated, and no payables and other liabilities of UFAC and each of the UFAC Subsidiaries are materially understated, on any such balance sheet or statement.

     (c) Except as and to the extent set forth in the Financial Statements or in any Schedule hereto, to NETREX's knowledge, none of UFAC, JWS, or DBG has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary.

     (d) Except as and to the extent set forth in SCHEDULE 4.5(D) hereto, there are no intercompany transactions that would be eliminated in consolidation should a consolidated financial statement, consolidating UFAC and FAJ, be prepared for each of the two calendar years prior to the date of this Agreement, the date hereof, or the Closing Date.

     4.6 LITIGATION; COMPLIANCE WITH LAW.

     (a) SCHEDULE 4.6 sets forth a list and a brief description of all pending Actions against UFAC and any of the UFAC Subsidiaries or the UFAC Shares of which NETREX, UFAC or any of the UFAC Subsidiaries have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

     (b) Except as set forth on SCHEDULE 4.6, there are no Actions pending or, to the knowledge of NETREX threatened, against UFAC or any of the UFAC

Subsidiaries, or any property (including proprietary rights) of UFAC or any of the UFAC Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which NETREX, UFAC or any of the UFAC Subsidiaries have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

     (c) To the knowledge of NETREX, neither UFAC nor any of the UFAC Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties. SCHEDULE 4.6 sets forth all such violations known to NETREX, UFAC or the UFAC Subsidiaries except for violations that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

     4.7 ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as disclosed in SCHEDULE
4.7 or in any other Schedule hereto, since December 31, 1999, UFAC and each of the UFAC Subsidiaries has conducted its business only in the ordinary course of business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect or (b) any change in any accounting principles, practices or methods, except as required by changes in GAAP.

     4.8 TAX MATTERS.

     (a) UFAC and each of the UFAC Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by UFAC or any of the UFAC Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on SCHEDULE
4.8. UFAC and each of the UFAC Subsidiaries have properly accrued their liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. Neither UFAC nor any of the UFAC Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on SCHEDULE 4.8, neither UFAC nor any of the UFAC Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against any of them. Except as set forth on SCHEDULE 4.8, no claim has been made by any authority in a jurisdiction where UFAC or any of the UFAC Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of UFAC or any of the UFAC Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which NETREX, UFAC or any of the UFAC Subsidiaries has knowledge. Except as set forth on SCHEDULE 4.8, neither UFAC nor any of the UFAC Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

     (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of UFAC or any of the UFAC Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

     4.9 COMPLIANCE WITH AGREEMENTS.

     (a) Neither UFAC nor any of the UFAC Subsidiaries is in default under or in violation of any provision of its articles of incorporation or organization, or bylaws or operating agreement or any similar organizational document.

     (b) UFAC and each of the UFAC Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any Government Authority against UFAC or any of the UFAC Subsidiaries of which NETREX, UFAC or any of the UFAC Subsidiaries has received notice.

     (c) Neither UFAC nor any of the UFAC Subsidiaries is in default, and, to NETREX's knowledge, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default, under any Commitment to which UFAC or any of the UFAC Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder except for defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary. Except as set forth in SCHEDULE 4.9(C), neither UFAC nor any of the UFAC Subsidiaries is a party to any joint venture or partnership agreements. To NETREX's knowledge, there is no condition with respect to UFAC or the UFAC Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary.

     (d) SCHEDULE 4.9(D) sets forth a complete and accurate list of all material agreements of UFAC and each of the UFAC Subsidiaries in effect on the date hereof. Each agreement or policy listed on SCHEDULE 4.9(D) is in full force and effect, and UFAC and each of the UFAC Subsidiaries and, to NETREX's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section, material agreements shall mean agreements that involve an expense to UFAC or any of the UFAC Subsidiaries or annual revenue over $500,000.

     4.10 FINANCIAL RECORDS; ARTICLES AND BYLAWS, CORPORATE RECORDS.

     (a) The books of account and other financial records of UFAC and the UFAC Subsidiaries are true and complete in all material respects, and have been maintained in accordance with GAAP.

     (b) NETREX has delivered or made available to FAJ true and complete copies of the Articles and the Bylaws of UFAC and each of the UFAC Subsidiaries, as amended to date, and the Articles of Organization, organizational documents and joint venture agreements of UFAC and each of the UFAC Subsidiaries, and all amendments thereto.

     (c) The corporate minute books and other records of proceedings of UFAC and the UFAC Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately

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
reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of UFAC and the UFAC Subsidiaries.

     4.11 TITLE TO ASSETS; LIENS. UFAC and each UFAC Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned Real Property), to all of the respective property, equipment and other assets owned by it (the "UFAC and Subsidiaries' Properties"), and, except as set forth on SCHEDULE 4.11, such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens and liens that would not, individually or in the aggregate, materially impair the use of such UFAC and Subsidiaries' Properties. SCHEDULE 4.11 contains a complete and accurate list of each parcel of Real Property owned, leased or used by UFAC and any UFAC Subsidiary in the conduct of its business. There are no pending or, to the best knowledge of NETREX, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially adversely affect such Real Property. To knowledge of NETREX, the current use of the owned Real Property is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

     4.12 ENVIRONMENTAL MATTERS.

     (a) UFAC and each of the UFAC Subsidiaries' ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

     (b) No Environmental Claim with respect to the operations or the businesses of the UFAC or the UFAC Subsidiaries, or with respect to any Real Property, has been asserted or, to NETREX's knowledge, threatened, and, to NETREX's knowledge, no circumstances exist with respect to UFAC or any of the UFAC Subsidiaries or any Real Property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) UFAC or any of the UFAC Subsidiaries, or (ii) any Person whose liability for any Environmental Claims UFAC or any of the UFAC Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (c) (i) Neither UFAC nor any of the UFAC Subsidiaries has been notified, or has reason to anticipate being notified, of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA, or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any Real Property, (iii) neither UFAC nor any UFAC Subsidiary nor, to the knowledge of NETREX, any tenant of any Real Property has released or arranged for the release of any Materials of Environmental Concern at or on any Real Property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any Real Property,
(v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any Real Property, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) to NETREX's knowledge, no employee, agent, contractor, subcontractor or tenant of UFAC or any of the UFAC Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Real Property whether now or previously owned or occupied by UFAC or any of the UFAC Subsidiaries.

     4.13 EMPLOYEES AND BENEFIT PLANS.

     (a) SCHEDULE 4.13(A) sets forth a complete and accurate list of all employment agreements with Employees of UFAC and each of the UFAC Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of UFAC and the UFAC Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

     (b) SCHEDULE 4.13(B) sets forth a complete and accurate list of each of the UFAC Plans. Since April 1, 2000, there has been no adoption, modification, amendment or alteration of any UFAC Plan by UFAC or any of the UFAC
Subsidiaries. All UFAC Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither UFAC nor any of the UFAC Subsidiaries has any liabilities or obligations with respect to any UFAC Plan, whether accrued, contingent or otherwise.

     4.14 LABOR MATTERS. Except as disclosed in SCHEDULE 4.14, there are no pending or, to the knowledge of NETREX, threatened Actions or work stoppages relating to any Employee of UFAC or any UFAC Subsidiary. Neither UFAC nor any of the UFAC Subsidiaries is a party to any collective bargaining agreement with respect to Employees, and, to the knowledge of NETREX, there are no activities of any labor union seeking to represent or organize the employees of UFAC or any of the UFAC Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of NETREX, threatened against UFAC or any of the UFAC Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of NETREX, threatened against UFAC or any of the UFAC Subsidiaries. UFAC and each of the UFAC Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither UFAC nor any of the UFAC Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

     4.15 PROPRIETARY RIGHTS. Attached as SCHEDULE 4.15 is a list of (a) all trademark, service mark or trade name registrations and all pending applications for any such registration; (b) all patent and copyright registrations and all pending applications therefor; (c) all other trademarks, service marks, domain names, or trade names, whether or not registered; and (d) all licenses with respect thereto as well as rights or licenses to use any proprietary rights (including software licenses) of any other entities (the items in clauses (a), (b), (c) and (d) collectively, the "Proprietary Rights"), that are owned or used by UFAC or any of the UFAC Subsidiaries. To the knowledge of NETREX, the use of any of the Proprietary Rights by UFAC or any of the UFAC Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such Proprietary Rights or the asserted Proprietary Rights of others. No notices have been received by UFAC or any of the UFAC Subsidiaries that the use of the Proprietary Rights by UFAC or any of the UFAC Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such Proprietary Rights or the proprietary rights of others. To the knowledge of NETREX, no person or other entity is infringing on the Proprietary Rights owned by UFAC or any of the UFAC Subsidiaries. The Proprietary Rights include all Proprietary Rights used in, or necessary to, the conduct of the business of UFAC and each of the UFAC Subsidiaries.

     4.16 INSURANCE. UFAC and each of the UFAC Subsidiaries maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of it (collectively, the "Insurance Policies") each of which Insurance Policies are of a type and in amounts customarily carried by Persons similar in size to UFAC or the UFAC Subsidiaries conducting businesses similar to those of UFAC or the UFAC Subsidiaries. SCHEDULE 4.16 sets forth a list of all insurance coverage or policies currently maintained by UFAC and the UFAC Subsidiaries. All such coverage or policies shall be maintained in full force and effect until the Closing. There is no material claim by UFAC or any of the UFAC Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     4.17 INTENTIONALLY OMITTED.

     4.18 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

     (a) UFAC and each of the UFAC Subsidiaries has obtained from the appropriate Government Authority that is charged with regulating or supervising any business conducted by UFAC or any of the UFAC Subsidiaries all material permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "UFAC and Subsidiaries' Permits"), which UFAC and Subsidiaries' Permits are valid and remain in full force and effect. UFAC and the UFAC Subsidiaries are in compliance in all material respects with the terms of all such UFAC and Subsidiaries' Permits.

     (b) Neither UFAC nor any of the UFAC Subsidiaries has received notice of or, to the knowledge of NETREX, is subject to any Action, order or any complaint, proceeding or investigation of any Government Authority that is charged with regulating or supervising any business conducted by UFAC or any of the UFAC Subsidiaries, that is pending or threatened, that affects or that could affect the effectiveness or validity of any UFAC and Subsidiaries' Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of a certificate of authority of UFAC or any of the UFAC Subsidiaries. As of the date hereof, neither UFAC nor any of the UFAC Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted by UFAC or any of the UFAC Subsidiaries that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of UFAC or any of the UFAC Subsidiaries, as currently conducted.

     4.19  TAKEOVER   STATUTES.   No  "fair  price,"   "moratorium,"   "business
combination," "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by the state of Ohio applies to the transactions contemplated by this Agreement. All actions have been taken to ensure that no statute or regulation of the state of Ohio, including any "business combination act," limits UFAC's ability to engage in further transactions with FAJ.

     4.20 BROKERS AND FINDERS. No agent, broker, investment banker or other Person, including any of the foregoing that is an Affiliate of NETREX, UFAC or any of the UFAC Subsidiaries, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by NETREX, UFAC or any of the UFAC Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

     4.21 KNOWLEDGE DEFINED. As used herein, the phrase "to NETREX's knowledge" (or words of similar import) means the actual knowledge, after reasonable inquiry, of any of the chief executive officers, chief financial officers or directors of each of NETREX, UFAC and the UFAC Subsidiaries.

     4.22 PRIVATE PLACEMENT.

     (a) NETREX acknowledges that, in issuing its securities hereunder, FAJ is relying on exemptions from the registration requirements of the Securities Act and on applicable state statutes and regulations with respect to the exchange of FAJ Shares contemplated hereby. NETREX hereby affirms that it is an "accredited investor" as defined in Regulation D promulgated by the SEC under the Securities Act.

     (b) NETREX (together with its Affiliates) (i) can bear the economic risk of the acquisition of the FAJ Shares, and (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transaction.

     (c) NETREX warrants that any financial information relating to UFAC, or the UFAC Subsidiaries that is provided herewith by UFAC, or the UFAC Subsidiaries, or is subsequently submitted by UFAC or the UFAC Subsidiaries at the request of FAJ, does or will fairly and accurately reflect the financial condition of such entity as of the date thereof with respect to which NETREX does not anticipate any material adverse change.

     (d) NETREX has been provided the opportunity to ask questions with respect to the business, operations and financial condition of FAJ, and the terms and conditions of the plan of reorganization and the issuance of the FAJ Shares.

     (e) NETREX understands that the FAJ Shares have not been registered under the Securities Act, or the securities laws of any state and are subject to certain restrictions on transfer.

     (f) NETREX acknowledges that the FAJ Shares being acquired are being acquired for NETREX's own account without a view to public distribution or resale and that NETREX has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the FAJ Shares or any portion thereof to any other person or entity.

     (g) NETREX agrees that it will not sell or otherwise transfer or dispose of the FAJ Shares, or any portion thereof, unless such FAJ Shares are registered under the Securities Act and any applicable state securities laws or NETREX obtains an opinion of reputable securities counsel that such FAJ Shares may be sold in reliance on an exemption from such registration requirements.

     (h) NETREX understands that no federal or state agency including the SEC, the Arizona Corporation Commission or the securities commission or authorities of any other state has approved or disapproved the FAJ Shares, passed upon or endorsed the merits of the Merger or the adequacy of the disclosure given in connection with the offering, or made any finding or determination as to the fairness of the FAJ Shares for investment.

     4.23 NO CONFLICTING INFORMATION. UFAC acknowledges that it owns a majority of the issued and outstanding capital stock of FAJ. In addition, pursuant to a

Services Agreement between FAJ and UFAC, UFAC manages certain day-to-day matters for FAJ. Accordingly, UFAC has, and has access to, certain information regarding the business, operations and financial condition of FAJ.

     4.24 PROXY STATEMENT. None of the information in this Agreement or otherwise supplied or to be supplied by NETREX, UFAC, or any of the UFAC Subsidiaries, including information for inclusion or incorporation by reference in the Proxy Statement, as of the date hereof and as of the date such information was provided to FAJ for inclusion in the Proxy Statement to be mailed to the FAJ's shareholders, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. UFAC will advise FAJ in writing of any material changes in any such information or if any such information contains any untrue statements of material facts or omits to state any material facts required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF FAJ

     FAJ hereby represents and warrants to NETREX and UFAC as follows:

     5.1 ORGANIZATION. FAJ is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona. FAJ has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

     5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by FAJ has been duly and validly authorized by all necessary corporate action on the part of FAJ. This Agreement has been duly executed and delivered on behalf of FAJ. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by FAJ, the valid and binding obligations of FAJ, enforceable against FAJ in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     5.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery by FAJ of this Agreement nor the consummation by FAJ of the transactions contemplated hereby in accordance with the terms hereof will conflict with or result in a breach of any of the provisions of the Articles of Incorporation or By-Laws of FAJ or result in a breach of the terms, conditions or provisions of, constitute a default (or any event that, with notice or lapse of time or both, would constitute a default), under, result in the creation of any Lien upon any of the properties or assets of FAJ pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents of FAJ or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which FAJ is bound, except for any filings required by Sections 13(d) and 16 of the Exchange Act.

     5.4 APPROVAL; STOCK.

     (a) The Board of Directors of FAJ and a committee of "disinterested directors" (as defined in Chapter 23, Section 10-2741(d) of the Arizona Business Corporation Act) have approved the Merger, and this Agreement, and the transactions contemplated hereby and have determined to recommend that the shareholders of FAJ vote in favor of and approve this Agreement and the Merger.

     (b) The FAJ Shares to be issued pursuant to this Agreement have been duly authorized, and upon issuance on the terms set forth in this Agreement will be duly and validly issued, fully paid and nonassessable. On the Effective Date and subject to the restrictions described herein, FAJ will deliver to UFAC good and marketable title to the FAJ Shares, free and clear of all Liens (other than Liens created as a result of actions of UFAC).

     (c) The issuance of the FAJ Common Stock pursuant to this Agreement will not give any shareholder of FAJ the right to demand payment for that shareholder's shares under the laws of the State of Arizona; any appraisal or similar rights under the laws of the State of Arizona; any dissenters' or similar rights under the laws of the State of Arizona; any preemptive or similar right to purchase additional shares of FAJ's capital stock; or any rights under any shareholders' rights, "poison pill" or similar plan adopted by the FAJ Board of Directors or the FAJ shareholders or contained in FAJ's Articles of Incorporation or other organizational documents.

     5.5 CAPITALIZATION. FAJ is authorized to issue 100,000,000 shares of common stock, $.01 par value per share, of which 8,957,660 shares are issued and outstanding. Other than pursuant to its 1996 Stock Option Plan, FAJ has not entered into any agreement or commitment to issue, deliver or sell any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. FAJ has not agreed to split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock. FAJ has not declared, set aside for payment or paid any dividend, or make any other distribution in respect of any shares of its capital stock or other outstanding securities or made any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices.

     5.6 SEC MATTERS AND ABSENCE OF UNDISCLOSED LIABILITIES

     (a) FAJ has delivered or made available to UFAC, FAJ's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed by FAJ with the SEC and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "Form 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by or relating to FAJ for the three years prior to the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "FAJ Reports"). The FAJ Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by FAJ under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the FAJ Reports: (i) complied as to form in all material respects with the applicable requirements of the Securities Laws; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There has been no violation asserted by any Government

Authority with respect to any of the FAJ Reports that has not been resolved and, to FAJ's knowledge, there have been no written threatened assertions of violations.

     (b) Each of the balance sheets (including the related notes and schedules) included in or incorporated by reference into the Form 10-K and each Exchange Act report filed between the date such annual report was filed with the SEC and the Closing Date (the Form 10-K and such reports collectively, the "Current Reports") fairly present the consolidated financial position of FAJ and its Subsidiaries as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Current Reports (including any related notes and schedules) fairly present the consolidated results of operations, retained earnings or cash flows, as the case may be, of FAJ and its Subsidiaries for the period covered thereby, in each case in accordance with GAAP and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such balance sheets and statements are free of errors, omissions and misstatements, except for such errors, omissions and misstatements that would not, individually or in the aggregate, have or, reasonably be expected to have, a Material Adverse Effect. None of the receivables of FAJ and its Subsidiaries are materially overstated, and no payables and other liabilities of FAJ and its Subsidiaries are materially understated, on any such balance sheet or statement.

     (c) Except as and to the extent set forth in the Current Reports or in any Schedule hereto, to FAJ's knowledge, none of FAJ or any of its Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     5.7 BROKERS OR FINDERS. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of FAJ, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by FAJ in connection with this Agreement or any of the transactions contemplated hereby.

     5.8 VIOLATIONS. To the knowledge of FAJ, FAJ is not in material violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over FAJ or any of its properties.

     5.9 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

     (a) FAJ has obtained from the appropriate Government Authorities that are charged with regulating or supervising any business conducted by FAJ all permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "FAJ Permits"), which FAJ Permits are valid and remain in full force and effect. FAJ is in compliance in all material respects with the terms of all such FAJ Permits.

     (b) FAJ has not received notice of or, to the knowledge of FAJ, is not subject to any Action, order or any complaint, proceeding or investigation of any Government Authority which is charged with regulating or supervising any business conducted by FAJ, that is pending or threatened, that affects or which could affect the effectiveness or validity of any such FAJ Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of the certificate of authority of authority of FAJ. As of the date hereof, FAJ is not a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted FAJ that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of FAJ.

     5.10 ABSENCE OF INDUCEMENT. In entering into this Agreement, FAJ has not been induced by or relied upon any representations, warranties or statements of UFAC or NETREX that are not set forth in this Agreement or in any written information provided for the Proxy Statement, whether or not such representations, warranties or statements have actually been made in writing or orally, concerning (a) the earnings, assets, net worth, physical condition, general business or business prospects of UFAC or any UFAC Subsidiary, (b) the status of UFAC's or any UFAC Subsidiary's relationship with its customers, suppliers or agents, both public and private or (c) any other matter, and FAJ acknowledges that, in entering into this Agreement, UFAC and NETREX have been induced by and relied upon the representation and warranty of FAJ set forth in this SECTION 5.10.

                                    ARTICLE 6

                        COVENANTS RELATING TO THE CLOSING

     6.1 TAKING OF NECESSARY ACTION. Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

     6.2 PUBLIC ANNOUNCEMENT; CONFIDENTIALITY.

     (a) For as long as this Agreement is in effect, neither party shall issue or cause the publication of any press release or any other announcement with respect to this Agreement, or the transactions contemplated hereby or thereby without the consent of the other (which consent shall not be unreasonably withheld or delayed), except when, in the reasonable judgment of FAJ, such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

     (b) Each party agrees that all information provided to such party or any of its representatives pursuant to this Agreement shall be kept confidential, and shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such party who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information, but the foregoing obligation shall not (i) relate to any information that (A) is or becomes generally available other than as a result of unauthorized disclosure by the receiving party or by Persons to whom the receiving party has made such information available, (B) is or becomes available to the receiving party on a nonconfidential basis from a third party that is not, to the receiving party's knowledge, bound by any other confidentiality agreement with the disclosing party, or (C) is independently developed or already known to the receiving party prior to disclosure by the disclosing party, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     6.3 CONDUCT OF BUSINESS. Except as agreed to by the other parties and set forth on Schedule 6.3, during the period from the date of this Agreement to the Effective Date: (i) each of FAJ and each of UFAC and the UFAC Subsidiaries will, and FAJ and NETREX will cause each of their respective Subsidiaries to, conduct its business only in the ordinary course consistent with past practice; (ii) none of UFAC, the UFAC Subsidiaries and FAJ will, and FAJ and UFAC will cause each of their respective Subsidiaries not to, take any action or enter into any material transaction other than in the ordinary course of business consistent with past practice; and (iii) to the extent consistent with the foregoing, each of FAJ, UFAC and the UFAC Subsidiaries will, and FAJ and UFAC will cause each of their respective Subsidiaries to, use its commercially reasonable best efforts to preserve intact its current business organization and reputation, existing relationships with customers, franchisees, licensees, suppliers, government officials, regulatory authorities and others having business dealings with it or regulatory authority over it and shall comply in all material respects with all laws and orders of each Governmental Authority and regulatory authority having jurisdiction over it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Closing Date, none of FAJ, UFAC and the UFAC Subsidiaries (as the case may be) will, and FAJ and UFAC will not permit any of their respective Subsidiaries to, without the prior written consent of the other:

     (a) (i) issue, deliver or sell, or authorize or enter into any agreement or commitment to issue, deliver or sell (y) any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (z) any other of its securities or the securities of any of its Subsidiaries; (ii) split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock, or (iii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of any shares of its capital stock or other. outstanding securities or make any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices;

     (b) (i) create, increase the benefits payable or accruing under, or modify in any manner any UFAC Plan or the compensation, pension, welfare, medical or fringe benefits of any of its directors, officers or Employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to FAJ, UFAC or the UFAC Subsidiaries, or (ii) enter into any new, or amend any existing, employment, severance, "golden parachute" or other similar agreement with any such director, officer or Employee, except as may be approved in writing by the other party;

     (c) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of any business or corporation, partnership, association or other business organization or division thereof (except as herein contemplated);

     (d) adopt any amendments to its articles of incorporation, bylaws or similar organizational documents, or alter through merger with any entity, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of it or any of its Subsidiaries, or encumber, dispose of, sell or lease any material amount of the assets of FAJ or any of the FAJ, UFAC or any of the UFAC Subsidiaries except as herein authorized;

     (e) enter into any contract, arrangement or understanding requiring the expenditure of greater than $150,000;

     (f) in the event that a claim is made for damages during the period prior to the Closing Date that is reasonably likely to have a Material Adverse Effect, fail to promptly notify the other party of the pendency of such claim; or

     (g) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any agreement, contract or commitment to do any of the foregoing.

     6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the parties shall notify the other parties in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of any party to so notify another party of the inaccuracy of that other party's representations and warranties does not constitute a breach of this Agreement.

     6.5 PROVISION OF CERTAIN DOCUMENTS. Each party shall, upon reasonable request by another party, deliver true and complete copies of any documents related to such party or any of its Subsidiaries that are reasonably requested within five Business Days after the date of such request.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

     7.1 RESALE. NETREX acknowledges and agrees that the shares of FAJ Shares to be acquired pursuant to the transactions hereby contemplated will not, as of the Closing Date or the Effective Date, be registered under the Securities Act or the Blue Sky Laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such Blue Sky Laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such Blue Sky Laws is available.

     7.2 LEGENDS; STOP-TRANSFER ORDERS.

     (a) The certificates for the FAJ shares to be acquired pursuant to the Merger will bear legends in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF REPUTABLE SECURITIES COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED.

     (b) The certificates for the FAJ Shares may also bear any legend required by any applicable Blue Sky Laws.

     (c) FAJ may impose appropriate stop-transfer instructions relating to the restrictions set forth herein.

     7.3 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Date, each party shall provide the other and its representatives with such financial and other information regarding such party's or any of the Subsidiaries' business, operations, properties and financial statements a party or its representatives shall reasonably request and shall provide the other party or its representatives access to all of the properties, assets, books, records, tax returns, contracts and personnel during the normal business hours of the party providing the information.

     7.4 NETREX TO CONTINUE EXISTENCE. Until all representations and warranties of NETREX have expired pursuant to SECTION 11.1: NETREX will (a) remain in good standing under the laws of the state of Delaware, and (b) remain solvent and able to satisfy all of its obligations under this Agreement.

                                   ARTICLE 8

                           CLOSING; CLOSING DELIVERIES

     8.1 CLOSING; TERMINATION. The Closing shall take place at 10:00 a.m., local time, at the offices of FAJ, 45 East Monterey Way, Phoenix, Arizona 85012, on the Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in SECTIONS 9.1 AND 9.2 (other than those conditions that are to be satisfied concurrently with the Closing), or on such other date or at such other time and place as the parties shall agree on in writing (the "Closing Date"). If the Closing has not occurred on or before the first anniversary of this Agreement and this Agreement has not been previously terminated under ARTICLE 10, this Agreement shall terminate on such anniversary without further action by the parties hereto, and this Agreement shall be null and void and have no further effect.

     8.2 FAJ CLOSING DELIVERIES. At the Closing, FAJ shall deliver, or cause to be delivered, to NETREX and UFAC each of the following:

     (a) the certificates, dated the Closing Date and validly executed on behalf of FAJ, required by each of SECTIONS 9.1 (A) AND (D);

     (b) resolutions of the Board of Directors of FAJ, certified by the Secretary of FAJ, authorizing the execution and delivery of this Agreement, and the transactions contemplated hereby, including the Merger;

     (c) the legal opinion of FAJ's counsel required by SECTION 9.1(F);

     (d) evidence or copies of any consents, approvals, orders, qualifications or waivers required by SECTION 9.1;

     (e)  supplemental   listing  application  executed  by  FAJ  and  the  AMEX
authorizing the listing of the FAJ Shares (subject to official notice of issuance);

     (f) the Certificate of Merger executed by FAJ;

     (g) the Articles of Incorporation or similar organizational documents of FAJ, certified as of a recent date by a duly authorized official of the Arizona Corporation Commission, and the bylaws or similar organizational documents of FAJ, each certified as of a recent date by the Secretary or similar officer of FAJ, together with Articles of Amendment to, among other things, change the name of FAJ to Netrex Business Services, Inc.;

     (h) certificates of a duly authorized official of the Arizona Corporation Commission or a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of FAJ in Arizona;

     (i) if not previously delivered, all other certificates and instruments and documents required pursuant this Agreement to be delivered by FAJ to UFAC or NETREX at or prior to the Closing; and

     (j) such other instruments reasonably requested by UFAC or NETREX as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     8.3 UFAC AND NETREX CLOSING DELIVERIES. At the Closing, UFAC or NETREX shall deliver, or cause to be delivered, to FAJ the following:

     (a) the certificate, dated the Closing Date and validly executed required by SECTION 9.2(A);

     (b) the legal opinion of counsel required by SECTION 9.2(G);

     (c) the Articles of Incorporation or similar organizational documents of each of UFAC and the UFAC Subsidiaries, each certified as of a recent date by a duly authorized official of the jurisdiction of its incorporation or organization, and the bylaws or similar organizational documents of each of UFAC and the UFAC Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the entity;

     (d) certificates of a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of each of UFAC and the UFAC Subsidiaries in the jurisdiction of its organization or incorporation;

     (e) if not previously delivered to FAJ, all other certificates, documents, instruments and writings required pursuant to this Agreement to be delivered by or on behalf of NETREX or UFAC at or before the Closing;

     (f) the Certificate of Merger executed by UFAC; and

     (g) such other instruments reasonably requested by FAJ as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                                    ARTICLE 9

                              CONDITIONS TO CLOSING

     9.1 CONDITIONS TO UFAC AND NETREX CLOSING. The obligations of UFAC and NETREX hereunder are subject to the satisfaction or waiver by UFAC or NETREX of each of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of FAJ contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of FAJ to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. FAJ shall have delivered to UFAC and NETREX at the Closing a certificate of an appropriate officer in form and substance satisfactory to UFAC and NETREX, dated the Closing Date to such effect.

     (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there shall not have been any change, circumstance or event with respect to FAJ has had or could reasonably be expected to have a Material Adverse Effect.

     (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to UFAC or any of the UFAC Subsidiaries or FAJ in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

     (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by a vote of a majority of the FAJ Shares present, in person or by proxy, at a special meeting of FAJ shareholders, including the Merger. FAJ shall have delivered to UFAC and NETREX at the Closing a certificate of the Secretary of FAJ in form and substance satisfactory to UFAC dated the Closing Date to such effect.

     (e) PROCEEDINGS. All corporate and other proceedings to be taken by FAJ connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory to UFAC and NETREX, and UFAC and NETREX shall have received all such counterpart originals or other copies of such documents as it has reasonably requested.

     (f) OPINION OF COUNSEL. UFAC and NETREX shall have received a legal opinion from Gallagher & Kennedy, counsel to FAJ, dated the Closing Date concerning, FAJ's existence, authority, capitalization, SEC filings (excluding financial and statistical data contained therein), compliance with law, and confirming that the FAJ Shares issued pursuant to the Merger are validly issued, fully paid and nonassessable, and such other legal matters within the scope of the Report of the State Bar of Arizona, Corporate, Banking and Business Law Section Subcommittee on Rendering Legal Opinions in Business Transactions, dated February 1, 1989 (the "Arizona Bar Opinion Report"), as UFAC and NETREX may request, in form and substance reasonably satisfactory to UFAC and NETREX.

     9.2 CONDITIONS TO FAJ CLOSING. The obligations of FAJ hereunder are subject to the satisfaction or waiver by FAJ of each of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES, COVENANTS. The representations and warranties of UFAC and NETREX contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of UFAC and NETREX to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. UFAC and NETREX shall have delivered to FAJ at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to FAJ dated the Closing Date to such effect.

     (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there shall not have been any change, circumstance or event with respect to any of the UFAC or the UFAC Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

     (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to UFAC, or any of the UFAC Subsidiaries or FAJ in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

     (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by the requisite vote.

     (e) PROCEEDINGS. All corporate and other proceedings to be taken by UFAC in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to FAJ and FAJ shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (f) FAIRNESS OPINION. The Board of Directors of FAJ shall have received a fairness opinion from ComStock Valuation Advisors, Inc. satisfactory to the Board of Directors of FAJ in its reasonable discretion.

     (g) OPINION OF COUNSEL. FAJ shall have received a legal opinion from counsel to NETREX and UFAC, dated the Closing Date, concerning the existence and authority of NETREX and the existence, authority, capitalization, and compliance with law of each of UFAC and the UFAC Subsidiaries, and such other legal matters as FAJ may reasonably request, in form and substance reasonably satisfactory to FAJ.

                                   ARTICLE 10

                        WAIVER, MODIFICATION, ABANDONMENT

     10.1 WAIVERS. The failure of UFAC to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by FAJ, by action of its Board of Directors without the requirement for a vote of shareholders. The failure of FAJ to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by UFAC, by action of its Board of Directors, without the vote of shareholders.

     10.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the number of shares of FAJ Common Stock to be issued in exchange for the shares of UFAC Common Stock may not be increased without the consent of the FAJ shareholders and may not be decreased without the consent of the UFAC shareholders given, in each case, by the same vote as is required under applicable state law for approval of this Agreement.

     10.3 ABANDONMENT. The Merger may be abandoned on or before the Effective Date notwithstanding adoption of this Agreement by the shareholders of the parties hereto:

     (a) By the mutual agreement of the Board of Directors of FAJ and UFAC;

     (b) By the Board of Director of FAJ, if any of the  conditions  provided in
SECTION 9.1 shall not have been satisfied, complied with or performed in any material respect, and FAJ shall not have waived such failure of satisfaction, noncompliance or nonperformance;

     (c) By the Board of Directors of UFAC, if any of the conditions provided in
SECTION 9.2 shall not have been satisfied, complied with or performed in any material respect, and UFAC shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

     (d) At the option of FAJ and UFAC, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the Merger contemplated by this Agreement, or if any order restraining or prohibiting the Merger shall have been issued by any court or governmental agency and shall be in effect.

     In the event of any termination pursuant to this Section (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by UFAC, if it is the terminating party, to FAJ, or by FAJ, if it is the terminating party, to UFAC.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

     11.1 SURVIVAL. Subject to the limitations set forth in this Article and notwithstanding any investigation conducted at any time by or on behalf of any party, all representations and warranties, and, except as otherwise provided in this Agreement, covenants and agreements of the parties (as applicable) in this Agreement and in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith ("Additional Documents"), shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by the parties (as applicable) at and as of the Closing. Such representations and warranties, and the rights of any party to seek indemnification with respect thereto pursuant to SECTION 11.2, shall expire, except with respect to claims asserted prior to and pending at the time of such expiration, on the first anniversary of the Effective Date; PROVIDED, HOWEVER, that the representations and warranties set forth in SECTIONS 4.1, 4.8,
4.12 AND 4.13 shall expire on the third anniversary of the Effective Date. All statements contained in any Exhibit, Schedule or Additional Document shall be deemed representations and warranties of the parties (as applicable) set forth in this Agreement within the meaning of this Article. Without duplication of Loss and Expense (as hereinafter defined), FAJ or NETREX, as the case may be, shall be deemed to have suffered Loss and Expense arising out of or resulting from the matters referred to herein if the same shall be suffered by any parent, Subsidiary or Affiliate of FAJ or NETREX; PROVIDED, HOWEVER, that FAJ shall not be deemed to have suffered any Loss and Expense arising out of or resulting from any Loss and Expense suffered by UFAC.

     11.2 INDEMNIFICATION.

     (a) Subject to SECTION 11.4, from and after the Effective Date, FAJ shall indemnify, defend and hold harmless NETREX (and its officers, directors or members) and their successors and assigns, for, from and against any and all damages, claims, losses, expenses, costs, obligations and Liabilities, including Liabilities for all reasonable attorneys' fees and expenses (collectively, "Loss and Expense"), suffered, directly or indirectly, by NETREX by reason of, or arising out of, (i) any breach of any representation or warranty made by FAJ in this Agreement, or (ii) any failure by FAJ to perform or fulfill any of its covenants or agreements set forth herein.

     (b) Subject to SECTION 11.4, from and after the Effective Date, NETREX shall indemnify, defend and hold harmless FAJ and its officers and directors), its successors and assigns, for, from and against any and all Loss and Expense, suffered, directly or indirectly, by FAJ by reason of, or arising out of, (i) any breach of any representation or warranty made by NETREX or UFAC in this Agreement and, (ii) any failure by NETREX or UFAC to perform or fulfill any of its covenants or agreements set forth herein.

     11.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against a party and if such party intends to seek indemnity with respect thereto under this Article, such party (the "Indemnified Party") shall promptly notify the party required to provide such indemnity (the "Indemnifying Party") in writing of such claim setting forth such claim in reasonable detail and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the Indemnified Party. The Indemnifying Party shall have 30 days after receipt of such notice (or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of the failure to have received such notice) to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. The Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, so long as the fees and expenses of such counsel are borne by that Indemnified Party. The Indemnified Party shall not pay or settle any claim which the Indemnifying Party is diligently contesting, as herein required, without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without such consent, but in such event it shall waive any right to indemnity therefor by the Indemnifying Party. However, if the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim for indemnity hereunder that it elects to undertake the defense thereof or if the Indemnifying Party fails to undertake or pursue the defense, the Indemnified Party shall have the right to contest or compromise and may settle or pay the claim and no such contesting, compromise, settlement or payment will constitute a waiver of any right to indemnity therefor pursuant to this Agreement.

     11.4 LIMITATIONS ON INDEMNIFICATION, SURVIVAL. Rights to indemnification under this Agreement are subject to the following limitations:

     (a) No party shall be entitled to indemnification hereunder with respect to any Loss and Expense (or if more than one claim for indemnification is asserted, with respect to all such Loss and Expense), until the cumulative aggregate amount of all Loss and Expense incurred by such party with respect to such claim or claims exceeds $250,000 (the "Indemnity Threshold"), in which case the Indemnifying Party shall then be liable for the full amount of all such Loss and Expense, without regard to the Indemnity Threshold.

     (b) The obligation of indemnity provided for in this Agreement with respect to the representations and warranties set forth herein has no expiration or termination date.

     (c) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this ARTICLE 11.

     (d) The amount of any Loss and Expense otherwise recoverable under this Article by an Indemnified Party shall be reduced by any amounts recovered by the Indemnified Party under insurance policies (net of any costs incurred in connection with the collection thereof), it being understood that none of the parties shall have any obligation to, but each agrees to use commercially reasonable efforts to, timely pursue all reasonable remedies against applicable insurers. The parties agree to treat, to the extent possible, any payment made under this Article as an adjustment to the value of the FAJ Shares. To the extent any payment under this Article cannot properly be treated as an adjustment to the value of the FAJ Shares for federal income tax purposes, then any such amount shall be (i) increased to take account of any net Tax benefit actually realized by the Indemnified Party in respect of the taxable year in which such Loss and Expense is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss and Expense is paid or incurred, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax benefit when such Tax benefit is actually realized. In computing the amount of any such Tax cost or benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

     (e) The indemnification provisions of this Article shall be the sole monetary remedy available to each of the parties. Equitable remedies shall remain available to each of the parties, provided that no unjust enrichment results from the enforcement of such remedies.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF ARIZONA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     12.3 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought only in a United States District Court sitting in Phoenix, Arizona, or in the United States District that encompasses Phoenix, Arizona, and hereby expressly submits to the personal jurisdiction and venue of any such court of proper jurisdiction for the purposes thereof and expressly waives any claim of improper venue and any claim that such court is an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

     12.4 ENTIRE AGREEMENT. This Agreement (including the agreements incorporated or referred to herein and prior confidentiality agreements between the parties hereto) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede prior agreements, understandings, representations or warranties between the parties. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     12.5 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telefax or other electronic transmission service to the appropriate address or number as set forth below, unless and until either of such parties notifies the other in accordance with this section of a change of address or change of telecopy number:

     If to NETREX:            Netrex Holdings LLC
                              270 South Service Road, Suite 45
                              Melville, New York 11747
                              Attn: President
                              Fax No.: (631) 777-8443

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
          With a copy to:     Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, New York 10022
                              Attn: Joseph L. Getraer, Esq.
                              Fax No.: (212) 940-8563

     If to UFAC:              United Financial Adjusting Company
                              747 Alpha Drive
                              Highland Heights, Ohio 44143
                              Attn: President
                              Fax No.: (440) 442-4251

          With a copy to:     Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, New York 10022
                              Attn: Joseph L. Getraer, Esq.
                              Fax No.: (212) 940-8563

     If to FAJ:               Frontier Adjusters of America, Inc.
                              45 East Monterey Way
                              Phoenix, Arizona 85012
                              Attention: President
                              Fax Number: (602) 279-5813

          with a copy to:     Gallagher & Kennedy, P.A.
                              2575 East Camelback Road
                              Phoenix, Arizona 85016-9225
                              Attention: Karen L. Liepmann, Esq.
                              Fax Number: (602) 530-8500

     12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

     12.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach thereof.

     12.8 INTERPRETATION; ABSENCE OF PRESUMPTION.

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this

Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but shall be interpreted as "and/or."

     (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     12.9 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted by a court of competent jurisdiction rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

     12.10 FURTHER ASSURANCES. The parties agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments and take such other actions as may be necessary to carry out the purposes and intents hereof.

     12.11 SPECIFIC PERFORMANCE. The parties each acknowledge that, in view of the uniqueness of the Merger, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto be entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the date first above written.

                                        FRONTIER ADJUSTERS OF AMERICA,
                                        INC., an Arizona corporation



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        UNITED FINANCIAL ADJUSTING
                                        COMPANY, an Ohio corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        NETREX HOLDINGS LLC, a Delaware
                                        limited liability company


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                        Exhibit 1 - Certificate of Merger

                                    SCHEDULES

Schedule A          Directors and Executive Officers of FAJ
Schedule B          Amended and Restated Articles of Incorporation of FAJ
Schedule C          Bylaws of FAJ
Schedule 4.3(a)     Outstanding Options in UFAC or UFAC Subsidiaries
Schedule 4.3(c)     UFAC and Subsidiary Investments
Schedule 4.5        Audited Financials of UFAC, JWS and DBG
Schedule 4.5(d)     Intercompany Transactions
Schedule 4.6        Actions and Violations
Schedule 4.7        Changes since December 31, 1999
Schedule 4.8        Tax Issues
Schedule 4.9(c)     Joint Venture or Partnership Agreements
Schedule 4.9(d)     Material Agreements
Schedule 4.11       UFAC Properties and Permitted Liens
Schedule 4.13(a)    Employment Agreements
Schedule 4.13(b)    UFAC Plans
Schedule 4.14       Labor Matters
Schedule 4.15       Proprietary Rights
Schedule 4.16       Insurance
Schedule 6.3        Conduct of Business

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to Agreement and Plan of Merger, is dated as of ______ __, 2000 (the "First Amendment"), by and among FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation ("FAJ"), UNITED FINANCIAL ADJUSTING COMPANY, an Ohio corporation ("UFAC"), and NETREX HOLDINGS LLC, a Delaware limited liability company ("NETREX").

                                    RECITALS:

     A. FAJ, UFAC, and NETREX entered into an agreement dated as of May 2, 2000 titled "Agreement and Plan of Merger" (the "Agreement") whereby, among other things, the parties agree that UFAC be merged with and into FAJ. Capitalized terms used in this First Amendment have the meaning assigned to those terms in the Agreement.

     B. The parties desire to amend the Agreement to state that the directors of FAJ on and after the Effective Date will be those persons elected by the shareholders of FAJ at the 2000 annual meeting of the shareholders of FAJ.

                                   AGREEMENT:

     NOW, THEREFORE, the parties agree as follows:

     1. Article 2, Section 2.3 of the Agreement is amended in its entirety to read as follows:

               2.3 NAME AND DIRECTORS OF FAJ. On the Effective Date, the name of FAJ shall be "NETREX Business Services, Inc." and the executive officers of FAJ shall be as listed on Schedule A. On the Effective Date, the directors of FAJ shall continue to be those persons serving as the directors of FAJ prior to the Effective Date, all of which persons will have been elected by the shareholders of FAJ at the 2000 annual meeting of shareholders.

     2. Except as amended in this First Amendment, the Agreement is hereby ratified, confirmed and approved and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be entered into on the day and year first above written.


                                        FRONTIER ADJUSTERS OF AMERICA, INC.,
                                        an Arizona corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        UNITED FINANCIAL ADJUSTING COMPANY,
                                        an Ohio corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        NETREX HOLDINGS LLC, a Delaware limited
                                        liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                     ANNEX B


                       FRONTIER ADJUSTERS OF AMERICA, INC.
                             2000 STOCK OPTION PLAN


                                    ARTICLE I
                                     GENERAL

     1.1 PURPOSE OF PLAN; TERM

          (a) ADOPTION. On August 29, 2000, the Board of Directors (the "Board") of Frontier Adjusters of America, Inc., an Arizona corporation (the "Company"), adopted a stock option plan to be known as the 2000 Stock Option Plan (the "Plan").

          (b) DEFINED TERMS. All initially capitalized terms used hereby shall have the meaning set forth in Article V hereto.

          (c) GENERAL PURPOSE. The purpose of the Grant Program is to further the interests of the Company and its shareholders by encouraging key persons associated with the Company (or Parent or Subsidiary Corporations) to acquire shares of the Company's Stock, thereby acquiring a proprietary interest in its business and an increased personal interest in its continued success and progress. Such purpose shall be accomplished by providing for the granting of options to acquire the Company's Stock ("Options"), the direct granting of the Company's Stock ("Stock Awards"), the granting of stock appreciation rights ("SARs"), or the granting of other cash awards ("Cash Awards") (Stock Awards, SARs and Cash Awards shall be collectively referred to herein as "Awards").

          (d) CHARACTER OF OPTIONS. Options granted under this Plan to employees of the Company (or Parent or Subsidiary Corporations) that are intended to qualify as an "incentive stock option" as defined in Code section 422
("Incentive Stock Option") will be specified in the applicable stock option agreement. All other Options granted under this Plan will be nonqualified options.

          (e) RULE 16B-3 PLAN. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, and the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. To the extent any provision of the Plan or action by a Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by such Plan Administrator. In addition, the Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

          (f) DURATION OF PLAN. The term of the Plan is 10 years commencing on the date of adoption of the original Plan by the Board as specified in Section 1.1(a) hereof. No Option or Award shall be granted under the Plan unless granted within 10 years of the adoption of the Plan by the Board, but Options or Awards outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

     1.2 STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

          (a) DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The shares of stock subject to the provisions of the Plan and issuable upon the grant of Stock Awards or upon the exercise of SARs or Options granted under the Plan are shares of the Company's common stock, $0.001 par value per share (the "Stock"), which may be either unissued or treasury shares. The Company may not issue more than 2,000,000 shares of Stock pursuant to the Plan, unless the Plan is amended as provided in Section 1.3 or the maximum number of shares subject to the Plan is adjusted as provided in Section 3.1.

          (b) CALCULATION OF AVAILABLE SHARES. The number of shares of Stock available under the Plan shall be reduced: (i) by any shares of Stock issued (including any shares of Stock withheld for tax withholding requirements) upon exercise of an Option and (ii) by any shares of Stock issued (including any shares of Stock withheld for tax withholding requirements) upon the grant of a Stock Award or the exercise of an SAR.

          (c) RESTORATION OF UNPURCHASED SHARES. If an Option or SAR expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares of Stock subject to, but not issued under, such Option or SAR shall, without further action or by or on behalf of the Company, again be available under the Plan.

     1.3 APPROVAL; AMENDMENTS.

          (a) APPROVAL BY SHAREHOLDERS. The Plan shall be submitted to the shareholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. The date such shareholder approval has been obtained shall be referred to herein as the "Effective Date."

          (b) COMMENCEMENT OF PROGRAMS. The Grant Program is effective immediately, but if the Plan is not approved by the shareholders within 12 months after its adoption by the Board, the Plan and all Options and Awards made under the Grant Program will automatically terminate and be forfeited to the same extent and with the same effect as though the Plan had never been adopted.

          (c) AMENDMENTS TO PLAN. The Board may, without action on the part of the Company's shareholders, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, the Board may not, without the consent of the applicable Optionholder, take any action which disqualifies any Option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the Optionholder of any Option outstanding under the Plan, and further provided that, except as provided in
Article III hereof, the Board may not, without the approval of the Company's shareholders, (i) increase the aggregate number of shares of Stock subject to the Plan, (ii) reduce the exercise price at which Options may be granted or the exercise price at which any outstanding Option may be exercised, (iii) extend the term of the Plan, (iv) change the class of persons eligible to receive Options or Awards under the Plan, or (v) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, Options or Awards may be granted under this Plan to purchase shares of Stock in excess of the number of shares then available for issuance under the Plan if (A) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such Option or Award and within one year thereafter such amendment is approved by the Company's shareholders and (B) each such Option or Award granted does not become exercisable or vested, in whole or in part, at any time prior to the obtaining of such shareholder approval.

                                   ARTICLE II
                                  GRANT PROGRAM

     2.1 PARTICIPANTS; ADMINISTRATION.

          (a) ELIGIBILITY AND PARTICIPATION. Options and Awards may be granted only to persons ("Eligible Persons") who at the time of grant are (i) key personnel (including officers and directors) of the Company or Parent or Subsidiary Corporations, or (ii) consultants or independent contractors who provide valuable services to the Company or Parent or Subsidiary Corporations; provided that (1) if a Senior Committee exists, the members of that Senior Committee shall be ineligible, during their tenure on the Senior Committee, to be granted Options or Awards under the Plan or to be granted or awarded equity securities of the Company pursuant to any other plan of the Company or its affiliates except as otherwise allowed by Rule 16b-3(c)(2)(i) promulgated under the 1934 Act, and (2) Incentive Stock Options may only be granted to key personnel of the Company (and its Parent or Subsidiary Corporation) who are also employees of the Company (or its Parent or Subsidiary Corporation), and (3) the maximum number of shares of stock with respect to which Options or SARs may be granted to any employee during the term of the Plan shall not exceed 50 percent of the shares of stock covered by the Plan. A Plan Administrator shall have full authority to determine which Eligible Persons in its administered group are to receive Option grants under the Plan, the number of shares to be covered by each such grant, whether or not the granted Option is to be an Incentive Stock Option, the time or times at which each such Option is to become exercisable, and the maximum term for which the Option is to be outstanding. A Plan Administrator shall also have full authority to determine which Eligible Persons in such group are to receive Awards under the Grant Program and the conditions relating to such Award.

          (b) GENERAL ADMINISTRATION. The Eligible Persons under the Grant Program shall be divided into two groups and there shall be a separate administrator for each group. One group will be comprised of Eligible Persons that are Affiliates. For purposes of this Plan, the term "Affiliates" shall mean all "officers" (as that term is defined in Rule 16a-1(f) promulgated under the 1934 Act) and directors of the Company and all persons who own ten percent or more of the Company's issued and outstanding equity securities. Initially, the power to administer the Grant Program with respect to Eligible Persons that are Affiliates shall be vested with the Board. At any time, however, the Board may vest the power to administer the Grant Program with respect to Persons that are Affiliates exclusively with a committee (the "Senior Committee") comprised of two or more Disinterested Directors, which are appointed by the Board. The administration of all Eligible Persons that are not Affiliates ("Non-Affiliates") shall be vested exclusively with the Board. The Board, however, may at any time appoint a committee (the "Employee Committee") of two or more persons who are members of the Board and delegate to such Employee Committee the power to administer the Grant Program with respect to the Non-Affiliates. In addition, the Board may establish an additional committee or committees of persons who are members of the Board and delegate to such other committee or committees the power to administer all or a portion of the Grant program with respect to all or a portion of the Eligible Persons. Members of the Senior Committee, Employee Committee or any other committee allowed hereunder shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may at any time terminate all or a portion of the functions of the Senior Committee, the Employee Committee, or any other committee allowed hereunder and reassume all or a portion of powers and authority previously delegated to such committee. The Board in its discretion may also require the members of the Senior Committee, the Employee Committee or any other committee allowed hereunder to be "outside directors" as that term is defined in any applicable regulations promulgated under Code Section 162(m).

          (c) PLAN ADMINISTRATORS. The Board, the Employee Committee, Senior Committee, and/or any other committee allowed hereunder, whichever is applicable, shall be each referred to herein as a "Plan Administrator." Each Plan Administrator shall have the authority and discretion, with respect to its administered group, to select which Eligible Persons shall participate in the Grant Program, to grant Options or Awards under the Grant Program, to establish such rules and regulations as they may deem appropriate with respect to the proper administration of the Grant Program and to make such determinations under, and issue such interpretations of, the Grant Program and any outstanding Option or Award as they may deem necessary or advisable. Unless otherwise required by law or specified by the Board with respect to any committee, decisions among the members of a Plan Administrator shall be by majority vote. Decisions of a Plan Administrator shall be final and binding on all parties who have an interest in the Grant Program or any outstanding Option or Award.

          (d) GUIDELINES FOR PARTICIPATION. In designating and selecting Eligible Persons for participation in the Grant Program, a Plan Administrator shall consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. A Plan Administrator also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the success of the Company and such other factors as a Plan Administrator shall deem relevant in connection with accomplishing the purpose of the Plan.

     2.2 TERMS AND CONDITIONS OF OPTIONS

          (a) ALLOTMENT OF SHARES. A Plan Administrator shall determine the number of shares of Stock to be optioned from time to time and the number of shares to be optioned to any Eligible Person (the "Optioned Shares"). The grant of an Option to a person shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options or Stock Awards under this Plan or any other stock option plan of the Company.

          (b) EXERCISE PRICE. Upon the grant of any Option, a Plan Administrator shall specify the option price per share. If the Option is intended to qualify as an Incentive Stock Option under the Code, the option price per share may not be less than 100 percent of the fair market value per share of the stock on the date the Option is granted (110 percent if the Option is granted to a shareholder who at the time the Option is granted owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary Corporation). The determination of the fair market value of the Stock shall be made in accordance with the valuation provisions of Section 3.5 hereof.

          (c) INDIVIDUAL STOCK OPTION AGREEMENTS. Options granted under the Plan shall be evidenced by option agreements in such form and content as a Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 2.2. As determined by a Plan Administrator, each option agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the Option, (iii) the time at which the Options vest and become exercisable, and (iv) the Option's scheduled expiration date. The option agreements may contain such other provisions or conditions as a Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan, including covenants by the Optionholder not to compete and remedies for the Company in the event of the breach of any such covenant.

          (d) OPTION PERIOD. No Option granted under the Plan that is intended to be an Incentive Stock Option shall be exercisable for a period in excess of 10 years from the date of its grant (five years if the Option is granted to a shareholder who at the time the Option is granted owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or any Subsidiary Corporation), subject to earlier termination in the event of termination of employment, retirement or death of the Optionholder. An Option may be exercised in full or in part at any time or from time to time during the term of the Option or provide for its exercise in stated installments at stated times during the Option's term.

          (e) VESTING, LIMITATIONS. The time at which Options may be exercised with respect to an Optionholder shall be in the discretion of that Optionholder's Plan Administrator. Notwithstanding the foregoing, to the extent an Option is intended to qualify as an Incentive Stock Option, the aggregate fair market value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any person under this Plan (or any other option plan of the Company or its Parent or Subsidiary Corporations) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000 (referred to herein as the "$100,000 Limitation"). To the extent that any person holds two or more Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability as an Incentive Stock Option shall be applied on the basis of the order in which such Options are granted. (F) NO FRACTIONAL SHARES. Options shall be exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan.

          (g) METHOD OF EXERCISE. To exercise an Option, an Optionholder (or in the case of an exercise after an Optionholder's death, such Optionholder's executor, administrator, heir or legatee, as the case may be) must take the following action:

               (i) execute and deliver to the Company a written notice of exercise signed in writing by the person exercising the Option specifying the number of shares of Stock with respect to which the Option is being exercised;

               (ii) pay the aggregate Option Price in one of the alternate forms as set forth in Section 2.2(h) below; and

               (iii) furnish appropriate documentation that the person or persons exercising the Option (if other than the Optionholder) has the right to exercise such Option.

As soon as practical after the Exercise Date, the Company will mail or deliver to or on behalf of the Optionholder (or any other person or persons exercising this Option under the Plan) a certificate or certificates representing the Stock acquired upon exercise of the Option.

          (h) PAYMENT PRICE. The aggregate Option Price shall be payable in one of the alternative forms specified below:

               (i) Full payment in cash or check made payable to the Company's order; or

               (ii) Full payment in shares of Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as determined in accordance with Section 3.5 hereof; or

               (iii) If a cashless exercise program has been implemented by the Board, full payment through a sale and remittance procedure pursuant to which the Optionholder (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the Optioned Shares to be purchased and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the Optioned Shares to be purchased, and (B) shall concurrently provide written directives to the Company to deliver the certificates for the Optioned Shares to be purchased directly to such brokerage firm in order to complete the sale transaction.

          (i) RIGHTS OF A SHAREHOLDER. An Optionholder shall not have any of the rights of a shareholder with respect to Optioned Shares until such individual shall have exercised the Option and paid the Option Price for the Optioned Shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          (j) REPURCHASE RIGHT. The Plan Administrator may, in its sole discretion, set forth other terms and conditions upon which the Company (or its assigns) shall have the right to repurchase shares of Stock acquired by an Optionholder pursuant to an Option. Any repurchase right of the Company shall be exercisable by the Company (or its assignees) upon such terms and conditions as the Plan Administrator may specify in the Stock Repurchase Agreement evidencing such right. The Plan Administrator may also in its discretion establish as a term and condition of one or more Options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the Optionholder of any shares of Stock issued upon the exercise of such Options. Any such right of first refusal shall be exercisable by the Company (or its assigns) in accordance with the terms and conditions set forth in the Stock Repurchase Agreement.

          (k) TERMINATION OF SERVICE. If any Optionholder ceases to be in Service to the Company for a reason other than permanent disability or death, such Optionholder must, within 90 days after the date of termination of such Service, but in no event after the Option's stated expiration date, exercise some or all of the Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated; provided, that if the Optionholder is discharged for Cause or commits acts detrimental to the Company's interests after the Service of the Optionholder has been terminated, then the Option will thereafter be void for all purposes. "Cause" shall mean a termination of Service based upon a finding by the applicable Plan Administrator that the Optionholder:
(i) has committed a felony involving  dishonesty,  fraud, theft or embezzlement;
(ii) after written notice from the Company has repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by the Company; (iii) after written notice from the Company, has willfully and persistently failed to attend to material duties or obligations; (iv) has performed an act or failed to act, which, if he were prosecuted and convicted, would constitute a theft of money or property of the Company; or (v) has misrepresented or concealed a material fact for purposes of securing employment with the Company. If any Optionholder ceases to be in Service to the Company by reason of permanent disability within the meaning of Section 22(e)(3) of the Code (as determined by the applicable Plan Administrator), the Optionholder will have one year after the date of termination of Service, but in no event after the stated expiration date of the Optionholder's Options, to exercise Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated as a result of the disability.

          (l) DEATH OF OPTIONHOLDER. If an Optionholder dies while in the Company's Service, any Options that the Optionholder was entitled to exercise on the date of death will be exercisable within ninety days after such date or until the stated expiration date of the Optionholder's Option, whichever occurs first, by the person or persons ("successors") to whom the Optionholder's rights pass under a will or by the laws of descent and distribution. As soon as practicable after receipt by the Company of such notice and of payment in full of the Option Price, a certificate or certificates representing the Optioned Shares shall be registered in the name or names specified by the successors in the written notice of exercise and shall be delivered to the successors.

          (m) OTHER PLAN PROVISIONS STILL APPLICABLE. If an Option is exercised upon the termination of Service or death of an Optionholder under this Section 2.2, the other provisions of the Plan will continue to apply to such exercise, including the requirement that the Optionholder or its successor may be required to enter into a Stock Repurchase Agreement.

          (n) DEFINITION OF "SERVICE". For purposes of this Plan, unless it is evidenced otherwise in the option agreement with the Optionholder, the Optionholder is deemed to be in "Service" to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any Parent or Subsidiary Corporation) in the capacity of an employee, director, or an independent consultant or advisor. In the discretion of the applicable Plan Administrator, an Optionholder will be considered to be rendering continuous services to the Company even if the type of services change, e.g., from employee to independent consultant. The Optionholder will be considered to be an employee for so long as such individual remains in the employ of the Company or one or more of its Parent or Subsidiary Corporations.

     2.3 TERMS AND CONDITIONS OF STOCK AWARDS

          (a) ELIGIBILITY. All Eligible Persons shall be eligible to receive Stock Awards. The Plan Administrator of each administered group shall determine the number of shares of Stock to be awarded from time to time to any Eligible Person in such group. Except as provided otherwise in this Plan, the grant of a Stock Award to a person (a "Grantee") shall neither entitle such person to, nor disqualify such person from participation in, any other grant of options or awards by the Company, whether under this Plan or under any other stock option or award plan of the Company.

          (b) AWARD FOR SERVICES RENDERED. Stock Awards shall be granted in recognition of an Eligible Person's services to the Company. The grantee of any such Stock Award shall not be required to pay any consideration to the Company upon receipt of such Stock Award, except as may be required to satisfy any applicable Arizona corporate law, employment tax and/or income tax withholding requirements.

          (c) CONDITIONS TO AWARD. All Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the applicable Plan Administrator deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company, or payment by the recipient of any applicable employment or withholding taxes. Such Plan Administrator may modify or accelerate the termination of the restrictions applicable to any Stock Award under the circumstances as it deems appropriate.

          (d) AWARD AGREEMENTS. A Plan Administrator may require as a condition to a Stock Award that the recipient of such Stock Award enter into an award agreement in such form and content as that Plan Administrator from time to time approves.

     2.4 TERMS AND CONDITIONS OF SARS

          (a) ELIGIBILITY. All Eligible Persons shall be eligible to receive SARs. The Plan Administrator of each administered group shall determine the SARs to be awarded from time to time to any Eligible Person in such group. The grant of an SAR to a person shall neither entitle such person to, nor disqualify such person from participation in, any other grant of options or awards by the Company, whether under this Plan or under any other stock option or award plan of the Company.

          (b) AWARD OF SARS. Concurrently with or subsequent to the grant of any Option to purchase one or more shares of Stock, the Plan Administrator may award to the Optionholder with respect to each share of Stock, underlying the Option, a related SAR permitting the Optionholder to be paid any appreciation on that Stock in lieu of exercising the Option. In addition, a Plan Administrator may award to any Eligible Person an SAR permitting the Eligible Person to be paid the appreciation on a designated number of shares of the Stock, whether or not such Shares are actually issued.

          (c) CONDITIONS TO SAR. All SARs shall be subject to such terms, conditions, restrictions or limitations as the applicable Plan Administrator deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment, individual performance, financial performance of the Company, or payment by the recipient of any applicable employment or withholding taxes. Such Plan Administrator may modify or accelerate the termination of the restrictions applicable to any SAR under the circumstances as it deems appropriate.

          (d) SAR AGREEMENTS. A Plan Administrator may require as a condition to the grant of an SAR that the recipient of such SAR enter into an SAR agreement in such form and content as that Plan Administrator from time to time approves.

          (e) EXERCISE. An Eligible Person who has been granted an SAR may exercise such SAR subject to the conditions specified in the SAR agreement by the Plan Administrator.

          (f) AMOUNT OF PAYMENT. The amount of payment to which the grantee of an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any, by which the fair market value of the specified shares of Stock on the exercise date exceeds the fair market value of the specified shares of Stock on the date the Option related to the SAR was granted or became effective, or, if the SAR is not related to any Option, on the date the SAR was granted or became effective.

          (g) FORM OF PAYMENT. The SAR may be paid in either cash or Stock, as determined in the discretion of the applicable Plan Administrator and set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid to the participant shall be determined by dividing the amount of the payment determined pursuant to Section 2.4(f) by the fair market value of a share of Stock on the exercise date of such SAR. As soon as practical after exercise, the Company shall deliver to the SAR grantee a certificate or certificates for such shares of Stock.

          (h) TERMINATION OF EMPLOYMENT; DEATH. Sections 2.2(k) and (l), applicable to Options, shall apply equally to SARs.

     2.5 OTHER CASH AWARDS

          (a) IN GENERAL. The Plan Administrator of each administered group shall have the discretion to make other awards of cash to Eligible Persons in such group ("Cash Awards"). Such Cash Awards may relate to existing Options or to the appreciation in the value of the Stock or other Company securities.

          (b) CONDITIONS TO AWARD. All Cash Awards shall be subject to such terms, conditions, restrictions or limitations as the applicable Plan Administrator deems appropriate, and such Plan Administrator may require as a condition to such Cash Award that the recipient of such Cash Award enter into an award agreement in such form and content is the Plan Administrator from time to time approves.

                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 CAPITAL ADJUSTMENTS. The aggregate number of shares of Stock subject to the Plan, the number of shares of Stock covered by outstanding Options and Awards, and the price per share stated in all outstanding Options and Awards shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without the Company's receipt of consideration therefor in money, services or property.

     3.2 MERGERS, ETC. If the Company is the surviving corporation in any merger or consolidation (not including a Corporate Transaction), any Option or Award granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option or Award would have been entitled prior to the merger or consolidation. Except as provided in
Section 3.3 hereof, a dissolution or liquidation of the Company shall cause every Option or Award outstanding hereunder to terminate.

     3.3 CORPORATE TRANSACTION. In the event of shareholder approval of a Corporate Transaction, the Plan Administrator shall have the discretion and authority, exercisable at any time, to provide for the automatic acceleration of one or more of the outstanding Options or Awards granted by it under the Plan. Upon the consummation of the Corporate Transaction, all Options shall, to the extent not previously exercised, terminate and cease to be outstanding.

     3.4 CHANGE IN CONTROL.

          (a) GRANT PROGRAM. In the event of a Change in Control, a Plan Administrator shall have the discretion and authority, exercisable at any time, whether before or after the Change in Control, to provide for the automatic acceleration of one or more outstanding Options or Awards granted by it under the Plan upon the occurrence of such Change in Control. A Plan Administrator may also impose limitations upon the automatic acceleration of such Options or Awards to the extent it deems appropriate. Any Options or Awards accelerated upon a Change in Control will remain fully exercisable until the expiration or sooner termination of the Option term.

          (b) INCENTIVE STOCK OPTION LIMITS. The exercisability of any Options which are intended to qualify as Incentive Stock Options and which are accelerated by the Plan Administrator in connection with a pending Corporation Transaction or Change in Control shall, except as otherwise provided in the discretion of the Plan Administrator and the Optionholder, remain subject to the $100,000 Limitation and vest as quickly as possible without violating the $100,000 Limitation.

     3.5 CALCULATION OF FAIR MARKET VALUE OF STOCK. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

          (a) If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

          (b) If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (c) If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including one or more independent professional appraisals.

     3.6 USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or Awards hereunder, if any, shall be used for general corporate purposes.

     3.7 CANCELLATION OF OPTIONS. Each Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholders, the cancellation of any or all outstanding Options granted under the Plan by that Plan Administrator and to grant in substitution therefore new Options under the Plan covering the same or different numbers of shares of Stock as long as such new Options have an exercise price per share of Stock no less than the minimum exercise price as set forth in Section 2.2(b) hereof on the new grant date.

     3.8 REGULATORY APPROVALS. The implementation of the Plan, the granting of any Option or Award hereunder, and the issuance of Stock upon the exercise of any such Option or Award shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options or Awards granted under it and the Stock issued pursuant to it.

     3.9 INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of a Plan Administrator shall be indemnified and held harmless by the Company, to the extent permitted under applicable law, for, from and against all costs and expenses reasonably incurred by them in connection with any action, legal proceeding to which any member thereof may be a party by reason of any action taken, failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

     3.10 PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Stock, stock awards or any other type of award. To the extent permitted by applicable law, any such other option, warrants or awards may be issued by the Company other than pursuant to this Plan without shareholder approval.

     3.11 COMPANY RIGHTS. The grants of Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     3.12 ASSIGNMENT. The right to acquire Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionholder except as specifically provided herein. No Option or Award granted under the Plan or any of the rights and privileges conferred thereby shall be assignable or transferable by an Optionholder or grantee other than by will or the laws of descent and distribution, and such Option or Award shall be exercisable during the Optionholder's or grantee's lifetime only by the Optionholder or grantee. Notwithstanding the foregoing, any Options or Awards granted pursuant to the Grant Program may be assigned, encumbered or otherwise transferred by the Optionholder or grantee if specifically allowed by the Plan Administrator upon the grant of such Option or Award. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Optionholders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

     3.13 SECURITIES RESTRICTIONS

          (a) LEGEND ON CERTIFICATES. All certificates representing shares of Stock issued under the Plan shall be endorsed with a legend reading as follows:

          The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (b) PRIVATE OFFERING FOR INVESTMENT ONLY. The Options and Awards are and shall be made available only to a limited number of present and future key executives, directors and employees who have knowledge of the Company's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Company, but to encourage ownership of Stock among the Company's key personnel. By the act of accepting an Option or Award, each grantee agrees (i) that, any shares of Stock acquired will be solely for investment not with any intention to resell or redistribute those shares and
(ii) such intention will be confirmed by an appropriate certificate at the time the Stock is acquired if requested by the Company. The neglect or failure to execute such a certificate, however, shall not limit or negate the foregoing agreement.

          (c) REGISTRATION STATEMENT. If a Registration Statement covering the shares of Stock issuable under the Plan as filed under the Securities Exchange
Act of 1934, as amended, and as declared effective by the Securities Exchange Commission, the provisions of Sections 3.13(a) and (b) shall terminate during the period of time that such Registration Statement, as periodically amended, remains effective.

     3.14 TAX WITHHOLDING.

          (a) GENERAL. The Company's obligation to deliver Stock under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements.

          (b) SHARES TO PAY FOR WITHHOLDING. The Board may, in its discretion and in accordance with the provisions of this Section 3.14(b) and such supplemental rules as it may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all Optionholders or Grantees with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such Optionholders or Grantees in connection with the receipt of Stock ("Taxes"). Such right may be provided to any such Optionholder or Grantee in either or both of the following formats:

               (i) STOCK WITHHOLDING. An Optionholder or Grantee may be provided with the election, which may be subject to approval by the Plan Administrator, to have the Company withhold, from the Stock otherwise issuable, a portion of those shares of Stock with an aggregate fair market value equal to the percentage of the applicable Taxes (not to exceed 100 percent) designated by the Optionholder or Grantee.

               (ii) STOCK DELIVERY. The Board may, in its discretion, provide the Optionholder or Grantee with the election to deliver to the Company, at the time the Option is exercised or Stock is awarded, one or more shares of Stock previously acquired by such individual (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage of the taxes incurred in connection with such Option exercise or Stock Award (not to exceed 100 percent) designated by the Optionholder or Grantee.

     3.15 GOVERNING LAW. The Plan shall be governed by and all questions hereunder shall be determined in accordance with the laws of the State of Arizona.

                                   ARTICLE IV
                                   DEFINITIONS

     The following capitalized terms used in this Plan shall have the meaning described below:

     "AFFILIATES" shall mean all "officers" (as that term is defined in Rule 16a-1(f) promulgated under the 1934 Act) and directors of the Company and all persons who own ten percent or more of the Company's issued and outstanding Stock.

     "ANNUAL GRANT DATE" shall mean the date of the Company's annual shareholder meeting.

     "AWARD"  shall  mean a Stock  Award,  SAR or Cash  Award  under  the  Grant
Program.

     "BOARD" shall mean the Board of Directors of the Company.

     "CASH  AWARD"  shall  mean an award to be paid in cash  and  granted  under
Section 2.5 hereunder.

     "CHANGE IN CONTROL" shall mean and include the following transactions or situations:

          (i) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this Section, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this Section, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company.

          (ii) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

          (iii) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least 30 percent of the combined voting power of the Company's then outstanding securities. For purposes of this Section, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

          (iv) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the Beneficial Owners of securities of the surviving corporation representing at least 50 percent of the combined voting power of the surviving corporation's then outstanding securities.

          (v) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (vi) A change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement.

     Notwithstanding any provision hereof to the contrary, the filing of a proceeding for the reorganization of the Company under Chapter 11 of the General Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for purposes of this Plan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPANY" shall mean Frontier Adjusters of America, Inc., an Arizona corporation.

     "CORPORATE TRANSACTION" shall mean (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purposes of which is to change the state in which the Company is incorporated;
(b) the sale, transfer of or other disposition of all or substantially all of the assets of the Company and complete liquidation or dissolution of the Company, or (c) any reverse merger in which the Company is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     "DISINTERESTED DIRECTORS" shall mean those Directors who satisfy the definition of "Disinterested Person" under Rule 16b-3(c)(2)(i) promulgated under the 1934 Act.

     "EFFECTIVE DATE" shall mean the date that the Plan has been approved by the shareholders as required by Section 1.3(a) hereof.

     "ELIGIBLE PERSONS" shall mean, with respect to the Grant Program, those persons who, at the time that the Option or Award is granted, are (i) key personnel (including officers and directors) of the Company or Parent or Subsidiary Corporations, or (ii) consultants or independent contractors who provide valuable services to the Company or Parent or Subsidiary Corporations; provided that if a Senior Committee is formed pursuant to Section 2.1(b) hereof, the members of that Committee shall not be included as "Eligible Persons" under the Grant Program during their tenure on the Senior Committee.

     "EMPLOYEE COMMITTEE" shall mean that committee appointed by the Board to administer the Plan with respect to the Non-Affiliates and comprised of one or more persons who are members of the Board.

     "EXERCISE DATE" shall be the date on which written notice of the exercise of an Option is delivered to the Company in accordance with the requirements of the Plan.

     "GRANTEE" shall mean an Eligible Person or Eligible Director that has received an Award.

     "GRANT PROGRAM" shall mean the program described in Article II of this Agreement pursuant to which certain Eligible Persons are granted Options or Awards in the discretion of the Plan Administrator.

     "INCENTIVE STOCK OPTION" shall mean an Option that is intended to qualify as an "incentive stock option" under Code section 422.

     "NON-AFFILIATES" shall mean all persons who are not Affiliates.

     "$100,000 LIMITATION" shall mean the limitation in which the aggregate fair market value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any person under this Plan (or any other option plan of the Company or any Parent or Subsidiary Corporation) may for the first time be exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000.

     "OPTIONHOLDER" shall mean an Eligible Person to whom Options have been granted.

     "OPTIONED SHARES" shall be those shares of Stock to be optioned from time to time to any Eligible Person.

     "OPTION PRICE" shall mean the option price per share as specified by the Plan Administrator or by the terms of the Plan.

     "OPTIONS" shall mean options granted under the Plan to acquire Stock.

     "PARENT CORPORATION" shall mean any corporation in the unbroken chain of corporations ending with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined total voting power of all classes of the stock in the corporation in the link below.

     "PLAN" shall mean this stock option plan for Frontier Adjusters of America, Inc.

     "PLAN ADMINISTRATOR" shall mean (a) either the Board, the Senior Committee, or any other committee, whichever is applicable, with respect to the administration of the Grant Program as it relates to Affiliates and (b) either the Board, the Employee Committee, or any other committee, whichever is applicable, with respect to the administration of the Grant Program as it relates to Non-Affiliates.

     "REGISTRATION DATE" shall have the meaning set forth in Section 1.3(b) hereof.

     "SAR" shall mean stock appreciation rights granted pursuant to Section 2.4 hereof.

     "SENIOR COMMITTEE" shall mean that committee appointed by the Board to administer the Grant Program with respect to the Affiliates and comprised of two or more Disinterested Directors.

     "SERVICE" shall have the meaning set forth in Section 2.2(n) hereof.

     "STOCK" shall mean shares of the Company's common stock, $.001 par value per share, which may be unissued or treasury shares, as the Board may from time to time determine.

     "STOCK AWARDS" shall mean Stock directly granted under the Grant Program.

     "SUBSIDIARY CORPORATION" shall mean any corporation in the unbroken chain of corporations starting with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined voting power of all classes of stock in the corporation below.

     EXECUTED as of the _____ day of ______________, 2000.


                                        FRONTIER ADJUSTERS OF AMERICA, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Its:
                                            ------------------------------------

ATTESTED BY:


------------------------------
Secretary

                                    ANNEX C

                           AMENDED AND FIRST RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       FRONTIER ADJUSTERS OF AMERICA, INC.

     These Amended and Restated Articles of Incorporation correctly set forth, without change, the Amended and Restated Articles adopted by the Board of Directors and Shareholders as of ____________, 2000, and ____________, 2000,
respectively, and supersede the original Articles of Incorporation and all amendments to the original Articles of Incorporation.

     ARTICLE 1. The name of the corporation is NETREX BUSINESS SERVICES, INC., (the "Corporation").

     ARTICLE 2. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Arizona Business Corporation Law, as it may be amended from time to time (the "Business Corporation Act").

     ARTICLE 3. The present character of business that the Corporation conducts in the State of Arizona is insurance adjusting, risk management, and other businesses through wholly-owned subsidiaries, and all manner of activity related thereto.

     ARTICLE 4. The authorized capital stock of the corporation shall be divided into 100,000,000 shares of preferred stock with a par value to be determined by the Board of Directors prior to the issuance of the stock, and 100,000,000 shares of common stock, par value $0.01 per share. Stock shall be issued when paid for in cash, past services, real property or personal property, and shall, when issued, be fully paid for and forever non-assessable. The judgment of the Board of Directors as to the value of any property or service rendered in exchange for stock shall be conclusive in the absence of actual fraud in the transaction.

     Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of shareholders.

     The Board of Directors is authorized to provide from time to time for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

     i. The serial designation and authorized number of shares;

     ii. The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

     iii. The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

     iv. The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

     v. Any sinking fund provisions for redemption or purchase of shares of such series; and

     vi. The terms and conditions, if any, on which shares may be converted into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

     Each series of serial preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, may be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. Each issued and outstanding share of serial preferred stock will entitle the holder thereof only to those votes, if any, which may expressly be fixed as hereinafter provided for the respective series thereof and to voting rights on certain matters, and in certain circumstances, as set forth in this Article.

     Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be cancelled by the Corporation and returned to the status of authorized but unissued preference stock unless otherwise provided herein or in resolutions of the board of directors duly filed with the Arizona Corporation Commission authorizing the issuance of the series.

     All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the board of directors duly filed with the Arizona Corporation Commission authorizing the issuance of the series.

     ARTICLE 5. The name and street address of the statutory agent of the Corporation are Corporation Service Company, 3636 North Central Avenue, Phoenix, Arizona 85012.

     ARTICLE 6. The board of directors consists of 9 members. The number of directors may be increased or decreased from time to time as set forth in the bylaws of the Corporation. The names and addresses of each of the persons who currently serve as the members of the board of directors are:

            Name                                 Address
            ----                                 -------
     John M. Davies            45 East Monterey Way, Phoenix, Arizona 85012
     Jeffrey R. Harcourt       45 East Monterey Way, Phoenix, Arizona 85012
     Troy Huth                 45 East Monterey Way, Phoenix, Arizona 85012
     Jeffrey C. Jordan         45 East Monterey Way, Phoenix, Arizona 85012
     Louis T. Mastos           45 East Monterey Way, Phoenix, Arizona 85012
     William J. Rocke          45 East Monterey Way, Phoenix, Arizona 85012
     Jean E. Ryberg            45 East Monterey Way, Phoenix, Arizona 85012
     Kenneth A. Sexton         45 East Monterey Way, Phoenix, Arizona 85012
     William A. White          45 East Monterey Way, Phoenix, Arizona 85012

     ARTICLE 7. The personal liability of any director of the Corporation to the Corporation or its shareholders for money damages for any action or failure to take any action as a director is hereby eliminated to the fullest extent allowed by law.

     ARTICLE 8. The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by law, any person who incurs liability or expense by reason of such person acting as a director or officer of the Corporation. This indemnification with respect to directors and officers shall be mandatory, subject to the requirements of the Business Corporation Act, in all circumstances in which indemnification is permitted by the Business Corporation Act. In addition, the Corporation may, in its sole discretion, indemnify, and advance expenses to, to the fullest extent allowed by law, any person who incurs liability or expense by reason of such person acting as an employee or agent of the Corporation, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case the Corporation shall indemnify to the fullest extent required by the Business Corporation Act.

     ARTICLE 9. Pursuant to Arizona Revised Statutes Sections 10-2721(A)(2) and 10-2743(A)(2) and pursuant to the approval of the shareholders of this Corporation, this Corporation shall be exempt from the provisions of A.R.S.
Section 10-2721 through 10-2743, concerning control share acquisitions (as defined in A.R.S. Section 10-2701(9) and business combinations (as defined in A.R.S. Section 10-2701(6)). This Article 9 shall not apply to any control share acquisition made on or before the effective date of the Articles of Amendment to this Corporation's Articles of Incorporation to incorporate this Article 9 herein, or to any business combination with an interested shareholder (as defined in A.R.S. Section 10-2701(10)) whose share acquisition date (as defined in A.R.S. Section 10-2701(14)) was on or before the effective date of the Articles of Amendment to this Corporation's Articles of Incorporation to incorporate this Article 9 herein.

     ARTICLE 10. Unless the bylaws of the Corporation provide otherwise and the statutory agent expressly consents thereto in writing, all records required pursuant to the Business Corporation Act to be kept by the Corporation or its agent shall be kept by the Corporation at the known place of business of the Corporation.

     ARTICLE 11. The Corporation shall have the right to pay dividends payable in shares of one class of stock to holders of shares of another class or series of stock of the Corporation, and no shareholder approval or ratification of any such dividend shall be required.

     ARTICLE 12. The street address of the known place of business for the Corporation is 45 East Monterey Way, Phoenix, Arizona 85012.

                                     ANNEX D


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the board of directors and shareholders:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows present fairly, in all material respects, the financial position of United Financial Adjusting Company and its subsidiaries, DBG Technologies, Inc. and JW Software, Inc., at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Cleveland, Ohio

March 19, 2000

                                     ANNEX D


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the board of directors and shareholders:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows present fairly, in all material respects, the financial position of United Financial Adjusting Company and its subsidiaries, DBG Technologies, Inc. and JW Software, Inc., at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Cleveland, Ohio

March 19, 2000

             United Financial Adjusting Company and Subsidiaries
                         Consolidated Balance Sheets


As of  December 31,                                        1999         1998
                                                       -----------  -----------
                                     Assets

Current assets:
  Cash                                                 $   230,724  $     5,932
  Accounts receivable, less allowance for doubtful
   accounts of $53,981 in 1999 and $0 in 1998            2,355,720    2,423,976
  Receivables from customers for claims disbursements           --      529,571
  Receivables from parent and affiliates                12,548,691           --
  Prepaid expenses                                          96,820          150
  Deferred tax asset                                            --       57,037
                                                       -----------  -----------
         Total current assets                           15,231,955    3,016,666

Property and equipment, net                              2,734,098    7,669,667
Goodwill, net of amortization                            4,013,628      905,414
                                                       -----------  -----------

         Total assets                                  $21,979,681  $11,591,747
                                                       ===========  ===========

Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
  Note payable                                         $        --  $ 5,656,530
  Accounts payable - trade                               4,139,481    2,774,565
  Agency deposits for claims disbursements               5,162,581           --
  Deferred revenue                                       2,715,567    1,139,697
  Other liabilities and accruals                           933,853      985,666
  Accrued vacation                                         723,637           --
  Payables to parent and affiliates                        684,000    1,630,124
  Federal income taxes payable                                  --      100,185
  Deferred tax liability                                   229,022           --
                                                       -----------  -----------
         Total current liabilities                      14,588,141   12,286,767

Deferred tax liability                                     492,806       84,652
Deferred revenue                                           764,723      337,564
Minority interest                                           62,997      162,670
                                                       -----------  -----------
Total liabilities                                       15,908,667   12,871,653

Commitments and contingencies

Shareholders'  equity:
  Common stock, $0.01 par value; authorized, 2,000,000
   shares; issued and outstanding, 1,000,000                10,000       10,000
  Paid-in capital                                        8,157,477    1,219,030
  Accumulated deficit                                   (2,096,463)  (2,508,936)
                                                       -----------  -----------
         Total shareholders' equity (deficit)            6,071,014   (1,279,906)
                                                       -----------  -----------

Total liabilities and shareholders'  equity            $21,979,681  $11,591,747
                                                       ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               United Financial Adjusting Company and Subsidiaries
                      Consolidated Statements of Operations



For the year ended December 31,                       1999             1998
                                                  ------------      -----------

Revenue                                           $ 16,976,448      $ 9,361,239

Cost and expenses
 Compensation and employee benefits                  9,972,053        5,077,094
 Office and overhead expenses (1)                    5,245,974        3,865,691
 Depreciation and amortization                         714,099          342,001
 Outside services                                      337,684           42,881
                                                  ------------      -----------
      Total costs and expenses                      16,269,810        9,327,667

Income from operations                                 706,638           33,572

Other income (expense)
 Interest expense                                     (440,975)        (256,766)
 Management fees charged to Frontier                   200,000               --
 Rental income                                         295,344          435,728
                                                  ------------      -----------
      Total other income                                54,369          178,962

Income before taxes and minority interest              761,007          212,534

Income taxes                                           448,207           97,737
                                                  ------------      -----------
Income before minority interest                        312,800          114,797
Minority interest                                       99,673           63,549
                                                  ------------      -----------
Net income                                        $    412,473      $   178,346
                                                  ============      ===========
----------
(1) Charges from Progressive relating to certain general and administrative expenses allocated to the company were $2,442,463 and $2,822,000 in 1999 and 1998, respectively.

               United Financial Adjusting Company and Subsidiaries Consolidated Statements of Changes in Shareholders' Equity (Deficit)



For the year ended December 31,                       1999              1998
                                                  -----------       -----------
Common stock
  Balance, beginning of year                      $    10,000       $    10,000
    Shares issued                                          --                --
    Shares redeemed                                        --                --
                                                  -----------       -----------
  Balance, end of year                            $    10,000       $    10,000
                                                  -----------       -----------

Paid-in capital
  Balance, beginning of year                      $ 1,219,030       $ 1,150,037
    Capital contributions                           6,938,447            68,993
                                                  -----------       -----------
  Balance, end of year                            $ 8,157,477       $ 1,219,030
                                                  -----------       -----------
Accumulated deficit
  Balance, beginning of year                      $(2,508,936)      $(2,687,282)
    Net income                                        412,473           178,346
                                                  -----------       -----------
  Balance, end of year                            $(2,096,463)      $(2,508,936)
                                                  -----------       -----------

Total shareholders' equity (deficit)              $ 6,071,014       $(1,279,906)
                                                  ===========       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               United Financial Adjusting Company and Subsidiaries
                      Consolidated Statements of Cash Flows


For the year ended December 31,                            1999         1998
                                                       -----------   -----------
Cash flows from operating activities
 Net income                                           $   412,473   $   178,346
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation                                            369,710       288,741
  Amortization                                            344,389        53,260
  Deferred taxes                                          694,213        (2,448)
  Minority interest                                       (99,673)      (63,549)
  Changes in assets and liabilities
  (Increase) decrease in:
    Accounts receivable-net                                68,256       968,581
    Prepaid expenses                                      (96,670)           --
  Increase (decrease) in:
    Deferred revenue                                    2,003,029      (136,700)
    Accounts payable                                    1,364,916        83,754
    Other liabilities and accruals                        671,825       439,195
    Income taxes payable / receivable                    (100,185)      100,185
                                                      -----------   -----------
         Net cash provided by operating activities      5,632,283     1,909,365

Cash flows from investing activities
 Purchase of JW Software                                       --    (1,188,459)
 Purchase of property and fixed assets                 (1,277,991)     (136,769)
 Capitalized software                                    (786,620)     (794,481)
                                                      -----------   -----------
         Net cash used in investing activities         (2,064,611)   (2,119,709)

Cash flows from financing activities
 Change in agency deposits for claims disbursements     5,692,152      (529,571)
 Change in receivable/payable parent and affiliates    (9,035,032)      745,847
                                                      -----------   -----------
         Net cash (used in) provided by
          financing activities                         (3,342,880)      216,276
                                                      -----------   -----------
Net increase in cash                                      224,792         5,932

Cash at beginning of the year                               5,932            --
                                                      -----------   -----------
Cash at end of the year                               $   230,724   $     5,932
                                                      ===========   ===========
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest               $   440,975   $   256,766
                                                      ===========   ===========

               UNITED FINANCIAL ADJUSTING COMPANY AND SUBSIDIARIES
        (INCLUDES UNITED FINANCIAL ADJUSTING COMPANY, JW SOFTWARE, INC.,
                          AND DBG TECHNOLOGIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998


NOTE 1: REPORTING AND ACCOUNTING POLICIES

NATURE OF OPERATIONS

Prior to November 5, 1999, United Financial Adjusting Company ("UFAC") was a wholly owned subsidiary of The Progressive Corporation ("Progressive"). Effective November 5, 1999, Progressive contributed all of the common stock of UFAC to Netrex Holdings LLC ("Netrex Holdings"), a Delaware limited liability company in return for 19% of the outstanding stock of Netrex Holdings. Netrex LLC, contributed $810,000 to Netrex Holdings and issued a put and a supplemental put which gave Progressive the right to put its interest in Netrex Holdings to Netrex LLC for $15 million payable on January 2, 2002 or for $50 million payable December 31, 2011. The actual transaction on November 5, 1999 transferred 49% of the interest in Netrex Holdings to Netrex LLC with a delayed transfer of an additional 32%, which will take place on or about October 31, 2000, such that Netrex LLC will hold 81% of the outstanding shares of Netrex Holdings. The 32% automatically passes to Netrex LLC at the earlier of it becoming independent of Progressive's computer systems or October 31, 2000. The value of the put was pushed-down to the subsidiaries of Netrex Holdings. The portion pushed down to, and recorded by, UFAC and certain subsidiaries ("Company") included in these financial statements on November 5, 1999 was $3,452,604 in the aggregate, which will be amortized by the Company over 20 years on a straight-line basis.

Subsequent to such transaction, on March 28, 2000, Netrex LLC distributed 100% of its interest in Netrex Holdings to Netrex Capital Group LLC.

The Company provides services to the financial services and technology markets. Subsidiary Companies include JW Software Inc. ("JW") and DBG Technologies, Inc. ("DBG"):

* UFAC provides claim management and adjusting services, primarily to the vehicle rental market.
* JW develops and implements personal computer and server-based claim management software.
* DBG provides maintenance and support services for JW customers and centralized marketing and sales support for software operations. DBG also develops specialized internet business applications.

The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Vehicle Inspection Services, Inc., a former subsidiary of UFAC, was divested in 1999 and is not a party to the merger. Accordingly, the following subsidiary companies have been excluded from the consolidated financial statements:

*    Frontier Adjusters of America, Inc. and subsidiaries ("Frontier")
*    Progressive Vehicle Inspection Services, Inc. ("VIS")

On October 31, 1998, UFAC purchased 51% of the voting common stock of JW for $1,194,125. UFAC has accounted for the acquisition using the purchase method, and accordingly, the operating results of JW are included in the consolidated results of the Company from the date of acquisition. If the transaction were recorded as if the acquisition had been consummated on January 1, 1998, results of operations for 1998 would have been as follows:

         Net Sales                  $10,739,555
         Net Income                 $   533,732

Original goodwill of $958,673 (of which $781,856 remains at December 31, 1999) is being amortized over 3 years.

BASIS OF CONSOLIDATION AND REPORTING

All of the UFAC subsidiaries are wholly owned or controlled. All intercompany accounts and transactions are eliminated in consolidation. Certain subsidiaries have been carved-out (see Nature of Operations).

CASH AND CASH EQUIVALENTS

Prior to November 5, 1999, the Company received treasury and cash management services from certain Progressive subsidiaries, operating within Progressive's centralized cash management system. Effective November 5, 1999, the Company participates in a transitional services agreement with Progressive Casualty Insurance Company, a wholly owned subsidiary of Progressive, which continues to provide certain treasury and cash management services through October 31, 2000. The Company carries a payable to or receivable from parent and affiliates related to this centralized cash management arrangement, which receivable or payable will be settled in cash on, if not before, October 31, 2000. Cash recorded on the balance sheet represents cash held directly by one of the Company's subsidiaries.

PROPERTY AND EQUIPMENT

Fixed assets are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using accelerated methods for computers and straight line for all other fixed assets. The Company early adopted the accounting treatment required by Statement of Position (SOP) 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED AND OBTAINED FOR INTERNAL USE" and, as a result, capitalized $794,481 of computer software costs incurred during the year ended December 31, 1998 and an additional $786,621 during the year ended December 31, 1999. The company will amortize these computer software costs on a straight-line basis over a 60 month period once fully operational.

Prior to November 1999, Progressive provided many of the fixed assets deployed in the operations of the Company and the Company was charged monthly usage fees. Effective November 1999, the Company acquired substantially all of these fixed assets from Progressive.

A summary of depreciable lives follows:

                 Asset Description                        Depreciable Life
                ------------------                        ----------------
              Building and improvements                     20 - 31 years
              Computer and software                            3 years
              Furniture and fixtures                           5 years

AGENCY DEPOSITS FOR CLAIM DISBURSEMENTS AND RECEIVABLE FROM CUSTOMERS FOR CLAIM DISBURSEMENTS

During 1998, the Company's customers would pre-fund losses under an escrow arrangement. At year-end, the Company funded certain losses that were not pre-funded by the customers; as such, the Company has recorded a receivable for this balance of $529,571 as of December 31, 1998. This receivable was collected during 1999. During 1999, the Company began to require advance cash deposits or Agency Deposits for Claims Disbursements (Agency Deposits) from customers to pay future losses. Such Agency Deposits represent funds received by the Company in its capacity as an agent with responsibility to disburse funds for claims and related settlement expenses on behalf of its customers. No revenue is recognized on agency deposits. Pre-funded Agency Deposits for Claim Disbursements at December 31, 1999 totaled $5,162,581.

INCOME TAXES

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax bases and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

COMMON STOCK

On or about November 5, 1999, the Board of Directors of the Company authorized the re-capitalization of the Company to, among other things, authorize 2,000,000 shares of Common Stock of the Company and to reserve 100,000 shares of Common Stock for the issuance of shares upon the exercise of stock options in the future. The Company amended its Articles of Incorporation, the effect of which was to change the 750 authorized and issued shares of Common Stock, par value of $1.00 per share, into 1,000,000 shares of new Common Stock, par value of $.01 per share and to change the previously authorized and unissued shares of Common Stock, par value $1.00 per share, into 1,000,000 shares of new Common Stock, par value $.01 per share. All prior years have been restated to reflect this capitalization.

REVENUE RECOGNITION

The Company utilizes various revenue recognition policies to properly match revenue with related expenses in accordance with accounting principles generally accepted in the United States:

* UFAC defers revenue and recognizes it over the expected claims adjusting period.
* JW and DBG generally recognize software license revenues when a customer purchase order has been received and accepted, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. Software license revenue does not include revenue from maintenance and support services. Fees related to services are recognized as the services are performed. Customer support revenues are deferred and recognized on a straight-line basis over the period covered by the customer support agreements.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SEGMENT REPORTING

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION.. SFAS No. 131 modifies the disclosure requirements for reportable segments and establishes standards in the way public businesses report information about operating segments in financial statements and interim reports issued to shareholders.. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

RECENT PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" (SFAS 133").. SFAS 133 establishes new accounting for reporting standards for derivative financial instruments and for hedging activities. SFAS 133 requires the Company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on the Company's rights or obligations under the applicable derivative contract. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of adoption of SFAS 133 for one year. The Company will adopt SFAS 133 no later than the first quarter of fiscal year 2001. SFAS 133 is not expected to have a material impact on the Company's consolidated results of operations, financial position or cash flows.

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                    1999                1998
                                                -----------         -----------

       Land                                     $        --         $   706,423
       Buildings and Improvements                        --           7,533,729
       Computers and Software                       619,788             833,004
       Construction in Process                    1,581,102                  --
       Furniture and Fixtures                       698,957              15,747
                                                -----------         -----------
                                                  2,899,847           9,088,903
       Less Accumulated Depreciation               (165,749)         (1,419,236)
                                                -----------         -----------
                                                $ 2,734,098         $ 7,669,667
                                                ===========         ===========

NOTE 3: RELATED PARTY TRANSACTIONS

Progressive provides certain general and administrative services to the Company, including finance, legal, systems, benefits, and facilities. These expenses are allocated to the Company based on revenue, utilization, or other methods which management believes to be reasonable. These allocations were $2,442,463 and $2,822,000 in 1999 and 1998, respectively and are included in the Consolidated Statement of Operations as "office and overhead expenses".

The expenses allocated to the Company for these services are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity and had managed these functions. Subsequent to November 5, 1999, the Company will continue to receive certain of these services through October 31, 2000 pursuant to a transitional services agreement with Progressive. The Company will initially pay $18,500 monthly to Progressive under this agreement, with monthly payments declining as certain services are discontinued.

Prior to November 5, 1999, the Company sold a certain rental property, which was not occupied by the Company, and related improvements to Progressive for $7,737,280 in a non-cash transaction. In exchange for the land and building, Progressive extinguished the related debt and the resulting net proceeds were recorded through the Progressive inter-company account. The net difference of $1,106,810 between the sale price and the net book value of the rental property less the related debt was recorded as contributed capital from Progressive.. Progressive had previously rented this building from the Company.

Prior to November 5, 1999, the Company's obligation for vacation and sick time was allocated from Progressive to the Company and is reflected in the "Payables to Parent and Affiliates" balance as of December 31, 1998. Beginning on November 5, 1999, this obligation was separately accounted for and is reflected in the "Accrued Vacation" balance as of December 31, 1999.

The Company was included in consolidated U.S. federal income tax returns filed by Progressive, except for operations related to JW. The tax expense reflected in the consolidated statement of operations and tax liabilities reflected in the consolidated balance sheet have been prepared on a separate return basis as though the Companies filed stand-alone income tax returns.

Through December 31, 1999, the Company participated in Progressive's two-tiered Retirement Security Program. The first tier was a defined contribution pension plan covering substantially all employees who meet requirements as to age and length of service. Contributions vary from 1% to 5% of annual eligible compensation up to the Social Security wage base, based on years of eligible service. The second tier is a long-term savings plan under which the Company matches amounts contributed to the plan by an employee up to a maximum of 3% of the employee's eligible compensation. Company contributions were included in the above mentioned allocations to the Company from Progressive for this program.

In April 1999, the Company entered into an agreement with Frontier whereby Frontier pays UFAC $25,000 per month for marketing, managerial, technological, financial, and other services and resources. As of December 31, 1999 the Company showed a receivable balance of $75,000.

Progressive settled intercompany loans due from the Company with a non-cash contribution of capital to the Company on November 5, 1999. The amount of the loans contributed totaled $5,358,809, exclusive of the above-mentioned $1,106,810 related to the sale of the rental property.

NOTE 4: STOCK OPTIONS

The Company provides equity incentives to certain key employees by means of incentive stock options and stock appreciation rights which have been provided under various stock option plans.

Effective November 1999, the Company adopted a stock option plan to be known as the 1999 Stock Option Plan ("1999 Plan"). The 1999 Plan has 100,000 shares authorized. The non-qualified stock options granted are for periods up to ten years, with portions becoming vested and exercisable over a four to five year period after the date of grant and remaining exercisable for specific periods thereafter. All options have an exercise price specified by the Plan Administrator that is at least equal to or greater than fair market value at date of grant. Stock option activity under the 1999 Plan follows:

                 Options Outstanding          Number of Shares   Exercise Price
                 -------------------          ----------------   --------------

           Beginning of Year                           --              --

           Granted November 5, 1999                71,800             $20
           Exercised                                   --              --
           Cancelled                                   --              --
                                                   ------
           End of Year                             71,800             $20
                                                   ======

           Exercisable, End of Year                    --
                                                   ------
           Available for Grant, End of Year        28,200
                                                   ======

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees in accounting for its plans. No compensation expense has been recognized for the November 1999 grants in which the fair value per share is equal to the exercise price per share. Had compensation expense been determined based on the fair value at the grant dates for awards under this plan consistent with the method of Statement No. 123, reported net income for 1999 would have decreased by $4,323.

           Net Income
            As reported                          $412,473
            Pro forma                            $408,150

NOTE 5: COMMITMENTS AND CONTINGENCIES

The Company substantially operates from Progressive-owned/leased facilities; rental agreements are short-term in nature with monthly rent payments totaling approximately $77,975. The Company will substantially vacate all Progressive-owned/leased facilities by October 2000, and will be leasing office space from other non-affiliated entities.

From time to time the Company is subject to various claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability arising from such claims and proceedings, if any, in the aggregate is covered by insurance or will not be material to the consolidated balance sheet, results of operations or cash flows.

NOTE 6: SEGMENT REPORTING

The Company's reportable segments are as follows (1) UFAC, which provides claim management and adjusting services, (2) JW, which develops and implements PC and server-based claim management software, and (3) DBG, which develops specialized internet business applications.

Management evaluates the performance of each segment based on profit or loss from operations before income taxes.

Financial information with respect to the reportable segments follows:

1999                                   UFAC            JW           DBG            Elim.      Consolidated
                                   -----------     ----------     ---------     ----------     -----------
External revenue                   $15,090,701     $1,714,843     $ 170,904     $       --     $16,976,448
Inter-segment revenue              $        --     $  279,441     $ 516,856     $ (796,297)    $        --
                                   -----------     ----------     ---------     ----------     -----------
                                   $15,090,701     $1,994,284     $ 687,760     $ (796,297)    $16,976,448
Depreciation and amortization      $   690,353     $   23,746     $      --     $       --     $   714,099
Interest expense                   $   433,985     $    3,833     $   3,157     $       --     $   440,975
Segment net income                 $   715,512     $ (103,742)    $(199,297)    $       --     $   412,473
Expenditures for segment assets    $ 2,030,632     $   33,979     $      --     $       --     $ 2,064,611
Segment assets                     $21,318,363     $  562,069     $  99,249     $       --     $21,979,681

1998
External revenue                   $ 9,204,731     $  156,508     $      --     $       --     $ 9,361,239
Inter-segment revenue              $        --     $       --     $      --     $       --     $        --
                                   -----------     ----------     ---------     ----------     -----------
                                   $ 9,204,731     $  156,508     $      --     $       --     $ 9,361,239
Depreciation and amortization      $   342,001     $       --     $      --     $       --       $ 342,001
Interest expense                   $   256,766     $       --     $      --     $       --       $ 256,766
Segment net income                 $   244,488     $  (66,142)    $      --     $       --       $ 178,346
Expenditures for segment assets    $ 2,119,709     $       --     $      --     $       --     $ 2,119,709
Segment assets                     $11,305,453     $  286,294     $      --     $       --     $11,591,747

NOTE 7: MAJOR CUSTOMERS

Included in 1999 revenue are collections received from three customers, which provided the Company with revenue representing $4,773,448, $2,889,995 and $6,729,998 or 85% of total revenue.

Included in 1998 revenue are collections received from two customers, which provided the Company with revenue representing $4,838,562 and $2,524,351 or 79% of total revenue.

NOTE 8: INCOME TAXES

The components of the provision for income taxes at December 31 are as follows:

                                                      1999              1998
                                                   -----------        --------
        Federal
           Current                                 $        --          87,340
           Deferred                                    390,747          (2,134)
        State
           Current                                          --          12,845
           Deferred                                     57,460            (314)
                                                   -----------        --------
        Income taxes                               $   448,207        $ 97,737
                                                   ===========        ========

A reconciliation of the statutory Federal income tax rate to the Company's effective tax rate follows:

                                                       1999             1998
                                                    ---------        ---------
        Statutory rate                                  34.00%           34.00%
        Increase (decrease) resulting from:
          State income taxes, net                        7.55%            5.90%
          Goodwill                                      17.02%            8.52%
          Other                                          0.13%          -2.43%
                                                    ---------        ---------
        Effective rate                                  58.70%           45.99%
                                                    =========        =========

Net deferred tax assets and liabilities consist of the following components:

                                                       1999             1998
                                                    ---------        ---------
        Deferred tax assets
          Current:
          Allowance for doubtful accounts           $  21,052        $      --
          Other liabilities                           296,723          279,977
                                                    ---------        ---------
                                                      317,775          279,977
        Deferred tax liabilities
          Current:
          Deferred revenue                           (546,797)        (222,940)
                                                    ---------        ---------
          Current deferred tax (liability) asset     (229,022)          57,037
                                                    ---------        ---------

        Deferred tax asset
          Long term:
          Property and equipment                        4,756               --
          Net operating loss benefit                  144,783           40,092
                                                    ---------        ---------
                                                      149,539           40,092
                                                    ---------        ---------
        Deferred tax liabilities
          Long term:
          Property and equipment                      (25,715)        (124,744)
          Computer software                          (616,630)              --
                                                    ---------        ---------
                                                     (642,345)        (124,744)
                                                    ---------        ---------

             Long-term deferred tax liability        (492,806)         (84,652)
                                                    ---------        ---------

        Net deferred tax liability                  $(721,828)       $ (27,615)
                                                    =========        =========

The company has available net operating losses ("NOL") of $1,243,282,  which can
be  used  to  offset  future   taxable   income   generated  by  the  individual
subsidiaries. These NOL's begin to expire in 2018 if not utilized.

NOTE 9: SUBSEQUENT EVENTS

Transaction Between Frontier and the Company

The Company's Board of Directors has authorized management of the Company to merge with Frontier subject to Frontier's shareholders approval. Under the current proposal, the Company's shareholders would receive approximately 11.6 million shares of Frontier stock in exchange for the Company's common stock and its holdings in JW and DBG. If approved, UFAC will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. UFAC's shareholders will receive approximately an additional 23% of the voting rights of the combined company as a result of the merger, which, when added to its prior ownership of Frontier shares will total approximately 82% of Frontier's issued and outstanding share capital and accordingly, UFAC is the accounting acquirer. Accordingly, UFAC's assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities based upon the fair values thereof.

Purchase of JW:

The Company has reached definitive terms to purchase the current 49% minority interest in JW. The purchase price is $1 million and is anticipated to close in April 2000. Subsequent to this transaction, the company will own 100% of JW Software Inc.

               United Financial Adjusting Company and Subsidiaries
                           Consolidated Balance Sheets


                                                           June 30,      December 31,
                                                             2000            1999
                                                         ------------    ------------
                                     Assets

Current assets:
  Cash                                                   $  2,016,959    $    230,724
  Accounts receivable, less allowance for doubtful
    accounts of $57,444 in 2000, $53,981 in 1999            3,062,264       2,355,720
  Receivables from customers for claims disbursements         990,259              --
  Receivables from parent and affiliates                    4,275,657      12,548,691
  Federal income taxes recoverable                            149,662
  Prepaid expenses                                            114,835          96,820
                                                         ------------    ------------
         Total current assets                              10,609,636      15,231,955

Property and equipment, net                                 3,900,081       2,734,098
Goodwill, net of amortization                               5,430,640       4,013,628
Other assets                                                    7,145              --
                                                         ------------    ------------
         Total assets                                    $ 19,947,502    $ 21,979,681
                                                         ============    ============

                      Liabilities and Shareholders' Equity

Current liabilities:
  Note payable                                           $    130,667    $         --
  Accounts payable - trade                                  4,900,346       4,139,481
  Payables to parent and affiliates                           684,000         684,000
  Agency deposits for claims disbursements                    714,345       5,162,581
  Deferred tax liability                                       41,804         229,022
  Deferred revenue                                          2,495,232       2,715,567
  Accrued vacation                                            791,722         723,637
  Other liabilities and accruals                            1,833,220         933,853
                                                         ------------    ------------
         Total current liabilities                         11,591,336      14,588,141

Note payable                                                  261,333              --
Deferred tax liability                                        984,346         492,806
Deferred revenue                                              703,783         764,723
Minority interest                                                  --          62,997
                                                         ------------    ------------
         Total liabilities                                 13,540,798      15,908,667

Commitments and contingencies

Shareholders'  equity:
  Common stock, $0.01 par value; authorized, 2,000,000
    shares; issued and outstanding, 1,000,000                  10,000          10,000
  Paid-in capital                                           8,157,477       8,157,477
    Accumulated deficit                                    (1,760,773)     (2,096,463)
                                                         ------------    ------------
         Total shareholders' equity                         6,406,704       6,071,014
                                                         ------------    ------------

Total liabilities and shareholders' equity               $ 19,947,502    $ 21,979,681
                                                         ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               United Financial Adjusting Company and Subsidiaries
                      Consolidated Statements of Operations



For the six months ended June 30,                      2000            1999
                                                    -----------     -----------
Revenue                                             $11,346,148     $ 6,535,145

Cost and expenses
  Compensation and employee benefits                  7,222,106       3,437,460
  Office and overhead expenses (1)                    2,991,431       2,184,309
  Depreciation and amortization                         760,221         316,513
  Outside services                                       44,242         314,134
                                                    -----------     -----------
     Total costs and expenses                        11,018,000       6,252,416

        Income from operations                          328,148         282,729

Other income (expense)
  Interest income (expense)                             284,352        (203,587)
  Management fees charged to Frontier                   150,000          50,000
  Rental income                                              --         197,297
                                                    -----------     -----------
     Total other income                                 434,352          43,710

Income before taxes and minority interest               762,500         326,439

  Income taxes                                          460,365         189,625
                                                    -----------     -----------
Income before minority interest                         302,135         136,814
  Minority interest                                      33,555          63,636
                                                    -----------     -----------
Net income                                          $   335,690     $   200,450
                                                    ===========     ===========

----------
(1) Charges from Progressive relating to certain general and administrative expenses allocated to the company were $1,560,205 and $1,538,593 in 2000 and 1999, respectively.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  United Financial Adjusting Company and Subsidiaries
                         Consolidated Statements of Cash Flows


For the period ended June 30,                                  2000           1999
                                                            -----------    -----------
Cash flows from operating activities
  Net income                                                $   335,690    $   200,450
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation                                                  406,675        156,732
  Amortization                                                  353,546        159,781
  Deferred taxes                                                304,322        178,725
  Minority interest                                             (33,555)       (63,636)
  Changes in assets and liabilities
    (Increase) decrease in:
      Accounts receivable-net                                  (706,544)    (1,129,264)
      Prepaid expenses                                          (18,015)        (7,120)
      Other assets                                               (7,145)            --
   Increase (decrease) in:
      Deferred revenue                                         (281,275)       387,443
      Accounts payable                                          760,865      1,022,922
      Other liabilities and accruals                            967,452       (155,130)
      Income taxes payable / receivable                        (149,662)       207,454
                                                            -----------    -----------
    Net cash provided by operating activities                 1,932,354        958,357

Cash flows from investing activities
  Purchase of JW Software                                    (1,000,000)            --
  Purchase of Vedder Software                                  (408,000)            --
  Purchase of property and fixed assets                        (435,578)       (31,580)
  Capitalized software                                       (1,137,080)      (324,256)
                                                            -----------    -----------
    Net cash used in investing activities                    (2,980,658)      (355,836)

Cash flows from financing activities
  Change in agency deposits for claims disbursements, net    (5,438,495)    (2,150,038)
  Change in receivable/payable parent and affiliates          8,273,034      1,571,169
                                                            -----------    -----------
    Net cash used in financing activities                     2,834,539       (578,869)
                                                            -----------    -----------
Net increase in cash                                          1,786,235         23,652

Cash at beginning of the period                                 230,724          5,932
                                                            -----------    -----------
Cash at end of the period                                   $ 2,016,959    $    29,584
                                                            ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               UNITED FINANCIAL ADJUSTING COMPANY AND SUBSIDIARIES
        (INCLUDES UNITED FINANCIAL ADJUSTING COMPANY, JW SOFTWARE, INC.,
                           AND DBG TECHNOLOGIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE , 2000 AND 1999

NOTE 1: SEGMENT REPORTING

The Company's reportable segments are as follows (1) UFAC, which provides claim management and adjusting services, (2) JW, which develops and implements PC and server-based claim management software, and (3) DBG, which develops specialized internet business applications.

Management evaluates the performance of each segment based on profit or loss from operations before income taxes.

Financial information with respect to the reportable segments follows:

June 30, 2000                         UFAC           JW              DBG            Elim.        Consolidated
                                  ------------   ------------    ------------    ------------    ------------
External revenue                  $ 10,518,567   $    762,837    $     64,744    $         --    $ 11,346,148
Inter-segment revenue             $         --   $     73,871    $     77,925    $   (151,796)   $         --
                                  ------------   ------------    ------------    ------------    ------------
                                  $ 10,518,567   $    836,708    $    142,669    $   (151,796)   $ 11,346,148
Depreciation and amortization     $    718,688   $     41,533    $         --    $         --    $    760,221
Interest expense                  $         --   $         --    $         --    $         --    $         --
Segment net income                $    551,728   $   (104,377)   $   (111,661)   $         --    $    335,690
Expenditures for segment assets   $  2,524,174   $    456,484    $         --    $         --    $  2,980,658
Segment assets                    $ 17,560,274   $  1,652,308    $     20,575    $         --    $ 19,233,157

June 30, 1999
External revenue                  $  5,328,970   $  1,206,175    $         --    $         --    $  6,535,145
Inter-segment revenue             $         --   $      7,940    $    484,709    $   (492,649)   $         --
                                  ------------   ------------    ------------    ------------    ------------
                                  $  5,328,970   $  1,214,115    $    484,709    $   (492,649)   $  6,535,145
Depreciation and amortization     $    306,960   $      9,553    $         --    $         --    $    316,513
Interest expense                  $    203,416   $        171    $         --    $         --    $    203,587
Segment net income                $     55,027   $    (66,233)   $    211,656    $         --    $    200,450
Expenditures for segment assets   $    355,836   $         --    $         --    $         --    $    355,836
Segment assets                    $ 14,328,922   $    532,472    $     22,713    $         --    $ 14,884,107

NOTE 2: SUBSEQUENT EVENTS

Transaction Between Frontier and the Company

The Company's Board of Directors has authorized management of the Company to merge with Frontier subject to Frontier's shareholders approval. Under the current proposal, the Company's shareholders would receive approximately 11.6 million shares of Frontier stock in exchange for the Company's common stock and its holdings in JW and DBG. If approved, UFAC will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. UFAC's shareholders will receive approximately an additional 23% of the voting rights of the combined company as a result of the merger, which, when added to its prior ownership of Frontier shares will total approximately 82% of Frontier's issued and outstanding share capital and accordingly, UFAC is the accounting acquirer. Accordingly, UFAC's assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities based upon the fair values thereof.

                                     ANNEX E


                       FRONTIER ADJUSTERS OF AMERICA, INC.
                             AUDIT COMMITTEE CHARTER

MISSION STATEMENT

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations and risks.

ORGANIZATION

SIZE OF COMMITTEE

The committee will be comprised of a minimum of three independent directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee will have accounting or related financial management expertise.

MEMBER QUALIFICATIONS

Committee members will possess the following qualifications:

     *    Integrity
     *    Recognition of audit committee's significant role
     *    Dedication of time and energy
     *    Understanding of the business
     * Knowledge of the company's risks and controls and the ability to offer insights
     *    Inquisitiveness and independent judgement
     * Ability to offer new and different perspectives and constructive suggestions

FREQUENCY OF MEETINGS

The committee will meet regularly and carefully plan its timetable, agenda and participants. Meeting dates will correspond with dates of board of directors' meetings.

A written agenda will be prepared and distributed to the committee members in advance. The committee will refer to its charter regularly to ensure that meeting agendas are designed to meet the committee's objectives.

In addition to general meetings, the committee will meet privately with management and with the internal auditors and external auditors at least once during the year.

The board of directors will select a committee chairperson. This person will possess strong leadership skills, objectivity and the ability to promote effective working relationships (among committee members and with others such as management and internal and external auditors).

INTERNAL AUDIT FUNCTION

Due to the size of the company's operation, the internal audit function is an integral role in the company's finance/control organization. As such, the company's Controller acts in the capacity of Director of Internal Audit.

Frontier Adjusters Of America, Inc.                  Audit Committee Charter - 1

ROLES AND RESPONSIBILITIES

INTERNAL CONTROL

* Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;
* Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;
* Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and
* Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING

GENERAL

* Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and
* Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

ANNUAL FINANCIAL STATEMENTS

* Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;
* Pay particular attention to complex and/or unusual transactions such as restructuring changes and derivative disclosures;
* Focus on judgmental areas such as those involving valuation of assets and liabilities;
* Meet with management and the external auditors to review the financial statements and the results of the audit;
* Consider management's handling of proposed audit adjustments identified by the external auditors;
* Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and
* Ensure that the external auditors communicate certain required matters to the committee.

Frontier Adjusters Of America, Inc.                  Audit Committee Charter - 2

INTERIM FINANCIAL STATEMENTS

* Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit/control involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;
* Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee);
* To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:
     * Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;
     * Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;
     *    Generally  accepted  accounting   principles  have  been  consistently
          applied;
     * There are any actual or proposed changes in accounting or financial reporting practices;
     *    There are any significant or unusual events or transactions;
     *    The  company's   financial  and  operating  controls  are  functioning
          effectively;
     * The company has complied with the terms of loan agreements or security indentures; and
     * The interim financial statements contain adequate and appropriate disclosures.
* Ensure that the external auditors communicate certain required matters to the committee.

COMPLIANCE WITH LAWS AND REGULATIONS

* Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;
* Periodically obtain updates from management, general counsel and outside tax accountants regarding compliance;
* Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and
* Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT

* Ensure that a code of conduct is formalized in writing and that all employees are aware of it;
* Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;
*    Review the program for monitoring compliance with the code of conduct; and
* Periodically obtain updates from management and general counsel regarding compliance.

Frontier Adjusters Of America, Inc.                  Audit Committee Charter - 3

INTERNAL AUDIT

* Review the activities and organizational structure of the internal audit/control function;
* Review the qualifications of the internal audit/control function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit/controller; and
*    Review the effectiveness of the internal audit/control function.

EXTERNAL AUDIT

*    Review the external auditors' proposed audit scope and approach;
* Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and
* Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES

* Meet with the external auditors, director of internal audit/controller, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;
* Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis;
* Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements;
* Review the policies and procedures in effect for considering officers' expenses and perquisites;
* If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;
*    Perform other oversight  functions as requested by the full board;  and
*    Review and update the charter; receive approval of changes from the board.

REPORTING RESPONSIBILITIES

* Regularly update the board of directors about committee activities and make appropriate recommendations.

Adapted: May 31, 2000

Frontier Adjusters Of America, Inc.                  Audit Committee Charter - 4

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John M. Davies, Troy M. Huth and Jeffrey C. Jordan as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or any of them, or such substitute, to represent and to vote, as designated below, all of the shares of Common Stock of Frontier Adjusters of America, Inc. ("Frontier") held of record by the undersigned as of the close of business on September 18, 2000, at the annual meeting of shareholders to be held on October 25, 2000, at 10:00 A.M. (Phoenix, Arizona time), and at any adjournment thereof.

1.   THE  TRANSACTION.  To approve  the Merger  Agreement  and the  transactions
     contemplated   thereby,   as  described  in  the  Proxy   Statement   dated
     September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN


2.   ELECTION OF DIRECTORS. FOR all nominees listed below   WITHHOLD AUTHORITY
                              (except as indicated)          to vote for each
                                                           nominee listed below

     If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

     R. Steven Brooks        Peter I. Cavallaro     John M. Davies
     Jeffrey R. Harcourt     Troy M. Huth           Jeffrey C. Jordan
     Matthew P. Lawlor       Stephen V. Murphy      Kenneth A. Sexton

3. TO APPROVE THE ADOPTION OF FRONTIER'S 2000 STOCK PLAN. To approve the adoption of Frontier's 2000 Incentive Stock Plan as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

4. TO APPROVE CHANGE TO THE ARTICLES OF INCORPORATION REGARDING THE LIMITATIONS OF LIABILITY. To approve the proposed changes to the Articles of Incorporation regarding the limitations of liability as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

5. TO APPROVE CHANGE TO THE ARTICLES OF INCORPORATION REGARDING THE INDEMNIFICATION PROVISIONS. To approve the proposed changes to Articles of Incorporation regarding the indemnification provisions as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

6. TO APPROVE CHANGE TO THE ARTICLES OF INCORPORATION REGARDING THE CONFLICT OF INTEREST PROVISIONS. To approve the proposed changes to the Articles of Incorporation regarding the conflict of interest provisions as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

7. TO APPROVE CHANGE TO THE ARTICLES OF INCORPORATION TO UPDATE THE DESCRIPTION OF THE PURPOSE AND THE CHARACTER OF THE BUSINESS OF FRONTIER. To approve the proposed changes to Articles of Incorporation to update the description of the purpose and the character of the business of Frontier as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

8. TO APPROVE CHANGE TO THE ARTICLES OF INCORPORATION TO CHANGE FRONTIER'S NAME. To approve the proposed changes to Articles of Incorporation to change Frontier's name as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

9.   TO APPROVE  CHANGE TO THE ARTICLES OF  INCORPORATION  REGARDING  THE SERIAL
     PREFERRED STOCK. To approve the proposed changes to Articles of Incorporation regarding the Serial Preferred Stock as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

10. TO APPROVE CHANGE TO THE ARTICLES OF INCORPORATION REGARDING THE MAINTENANCE OF CERTAIN CORPORATE RECORDS AT THE KNOWN PLACE OF BUSINESS OF FRONTIER. To approve the proposed changes to Articles of Incorporation regarding the maintenance of certain corporate records at the known place of business of Frontier as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

11. TO APPROVE CHANGE TO THE AMENDED AND FIRST RESTATED ARTICLES OF INCORPORATION. To approve the proposed changes to Amended and First Restated Articles of Incorporation as described in the Proxy Statement dated September 25, 2000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

12. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS AUDITORS. To ratify the appointment of PricewaterhouseCoopers, LLP as the auditors of Frontier for the fiscal year ended June 30, 2001.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, FOR Proposal 6, FOR Proposal 7, FOR Proposal 8 and , Proposal 9, FOR Proposal 10, FOR Proposal 11 and FOR Proposal 12.

Receipt of Notice of Annual Meeting of Shareholders and related Proxy Statement dated September 25, 2000, is hereby acknowledged.


Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated:
                                    --------------------------------------------

                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE

                              Signature:
                                        ----------------------------------------

                              Signature if held jointly:
                                                        ------------------------